$38,200,000

LOAN AND SECURITY AGREEMENT

Dated as of May 17, 2002

Between

COLLINS INDUSTRIES, INC.
COLLINS BUS CORPORATION
WHEELED COACH INDUSTRIES, INC.
CAPACITY OF TEXAS, INC.
MOBILE-TECH CORPORATION
WORLD TRANS, INC.

BRUTZER CORPORATION

MID BUS, INC.

MOBILE PRODUCTS, INC.
(the Borrowers)

and

THE FINANCIAL INSTITUTIONS PARTY

HERETO FROM TIME TO TIME

(the Lenders)

and

FLEET CAPITAL CORPORATION
(the Agent)

TABLE OF CONTENTS/

Page

ARTICLE 1. DEFINITIONS

SECTION 1.1 Definitions *

SECTION 1.2 General. *

ARTICLE 2. REVOLVING CREDIT FACILITY

SECTION 2.1 Revolving Credit Loans *

SECTION 2.2 Manner of Borrowing Revolving Credit Loans *

SECTION 2.3 Repayment of Revolving Credit Loans *

SECTION 2.4 Revolving Credit Note *

SECTION 2.5 Extension of Revolving Credit Facility *

ARTICLE 2A

SECTION 2A.1 Agreement to Issue *

SECTION 2A.2 Amounts *

SECTION 2A.3 Conditions *

SECTION 2A.4 Issuance of Letter of Credit Guarantees *

SECTION 2A.5 Duties of FCC *

SECTION 2A.6 Payment of Reimbursement Obligations *

SECTION 2A.7 Participations *

SECTION 2A.8 Indemnification, Exoneration *

ARTICLE 3. TERM LOAN FACILITIES

SECTION 3.1 Term Loan Facilities. *

SECTION 3.2 Manner of Borrowing Term Loans *

SECTION 3.3 Repayment of Term Loans. *

SECTION 3.4 Prepayment of Term Loans. *

SECTION 3.5 Term Notes *

ARTICLE 4. GENERAL LOAN PROVISIONS; JOINT AND SEVERAL LIABILITY

SECTION 4.1 Interest. *

SECTION 4.2 Certain Fees. *

SECTION 4.3 Manner of Payment. *

SECTION 4.4 General *

SECTION 4.5 Loan Accounts; Statements of Account. *

SECTION 4.6 Termination of Agreement *

SECTION 4.7 Making of Loans. *

SECTION 4.8 Settlement Among Lenders. *

SECTION 4.9 [Reserved]. *

SECTION 4.10 [Reserved]. *

SECTION 4.11 Borrowers' Representative *

SECTION 4.12 Joint and Several Liability. *

SECTION 4.13 Secured Obligations Absolute *

SECTION 4.14 Waiver of Suretyship Defenses *

SECTION 4.15 Subrogation *

SECTION 4.16 Right of Contribution Among Borrowers *

SECTION 4.17 Payments Not at End of Interest Period; Failure to Borrow *

SECTION 4.18 Assumptions Concerning Funding of LIBOR Loans *

SECTION 4.19 Notice of Conversion or Continuation *

SECTION 4.20 Conversion or Continuation *

SECTION 4.21 Duration of Interest Periods; Maximum Number of LIBOR Loans; Minimum Increments. *

SECTION 4.22 Changed Circumstances. *

ARTICLE 5. CONDITIONS PRECEDENT

SECTION 5.1 Conditions Precedent to Effective Date *

SECTION 5.2 All Loans; Letters of Credit *

ARTICLE 6. REPRESENTATIONS AND WARRANTIES OF BORROWERS

SECTION 6.1 Representations and Warranties *

SECTION 6.2 Survival of Representations and Warranties, Etc *

ARTICLE 7. SECURITY INTEREST

SECTION 7.1 Security Interest. *

SECTION 7.2 Continued Priority of Security Interest. *

ARTICLE 8. COLLATERAL COVENANTS

SECTION 8.1 Collection of Accounts. *

SECTION 8.2 Verification and Notification *

SECTION 8.3 Disputes, Returns and Adjustments. *

SECTION 8.4 Invoices. *

SECTION 8.5 Delivery of Instruments *

SECTION 8.6 Sales of Inventory *

SECTION 8.7 Ownership and Defense of Title. *

SECTION 8.8 Insurance. *

SECTION 8.9 Location of Offices, Collateral and State of Organization. *

SECTION 8.10 Records Relating to Collateral. *

SECTION 8.11 Inspection *

SECTION 8.12 Information and Reports. *

SECTION 8.13 Power of Attorney *

SECTION 8.14 Assignment of Claims Act *

SECTION 8.15 Equipment *

ARTICLE 9. AFFIRMATIVE COVENANTS

SECTION 9.1 Preservation of Corporate Existence and Similar Matters *

SECTION 9.2 Compliance with Applicable Law *

SECTION 9.3 Maintenance of Property *

SECTION 9.4 Conduct of Business *

SECTION 9.5 Insurance *

SECTION 9.6 Payment of Taxes and Claims *

SECTION 9.7 Accounting Methods and Financial Records *

SECTION 9.8 Use of Proceeds. *

SECTION 9.9 Hazardous Waste and Substances; Environmental Requirements. *

SECTION 9.10 Execution of Subsidiary Guaranties *

ARTICLE 10. INFORMATION

SECTION 10.1 Financial Statements; Projections. *

SECTION 10.2 Accountants' Certificate *

SECTION 10.3 Officer's Certificate *

SECTION 10.4 Copies of Other Reports. *

SECTION 10.5 Notice of Litigation and Other Matters *

SECTION 10.6 ERISA *

SECTION 10.7 Accuracy of Information *

SECTION 10.8 Revisions or Updates to Schedules *

ARTICLE 11. NEGATIVE COVENANTS

SECTION 11.1 Financial Ratios *

SECTION 11.2 Indebtedness for Money Borrowed *

SECTION 11.3 Guaranties *

SECTION 11.4 Investments *

SECTION 11.5 Acquisitions *

SECTION 11.6 Capital Expenditures *

SECTION 11.7 Restricted Payments; Purchases, Etc *

SECTION 11.8 Merger, Consolidation and Sale of Assets *

SECTION 11.9 Transactions with Affiliates *

SECTION 11.10 Liens *

SECTION 11.11 Capitalized Lease Obligations *

SECTION 11.12 Operating Leases *

SECTION 11.13 Real Estate Leases *

SECTION 11.14 Plans *

SECTION 11.15 Sales and Leasebacks *

ARTICLE 12. DEFAULT

SECTION 12.1 Events of Default *

SECTION 12.2 Remedies. *

SECTION 12.3 Application of Proceeds *

SECTION 12.4 Power of Attorney *

SECTION 12.5 Miscellaneous Provisions Concerning Remedies. *

SECTION 12.6 Trademark License *

ARTICLE 13. ASSIGNMENTS

SECTION 13.1 Successors and Assigns; Participations. *

SECTION 13.2 Representation of Lenders *

ARTICLE 14. AGENT

SECTION 14.1 Appointment of Agent *

SECTION 14.2 Delegation of Duties *

SECTION 14.3 Exculpatory Provisions *

SECTION 14.4 Reliance by Agent *

SECTION 14.5 Notice of Default *

SECTION 14.6 Non-Reliance on Agent and Other Lenders *

SECTION 14.7 Indemnification *

SECTION 14.8 Agent in Its Individual Capacity *

SECTION 14.9 Successor Agent *

SECTION 14.10 Notices from Agent to Lenders *

ARTICLE 15. MISCELLANEOUS

SECTION 15.1 Notices. *

SECTION 15.2 Expenses *

SECTION 15.3 Stamp and Other Taxes *

SECTION 15.4 Setoff *

SECTION 15.5 Litigation *

SECTION 15.6 Waiver of Rights *

SECTION 15.7 Consent to Advertising and Publicity *

SECTION 15.8 Reversal of Payments *

SECTION 15.9 Injunctive Relief *

SECTION 15.10 Accounting Matters *

SECTION 15.11 Amendments. *

SECTION 15.12 Assignment *

SECTION 15.13 Performance of Borrowers' Duties. *

SECTION 15.14 Indemnification *

SECTION 15.15 All Powers Coupled with Interest *

SECTION 15.16 Survival *

SECTION 15.17 Titles and Captions *

SECTION 15.18 Severability of Provisions *

SECTION 15.19 Governing Law *

SECTION 15.20 Counterparts *

SECTION 15.21 Reproduction of Documents *

SECTION 15.22 Term of Agreement *

SECTION 15.23 Increased Capital *

SECTION 15.24 Pro-Rata Participation. *

SECTION 15.25 Final Agreement *

LOAN AND SECURITY AGREEMENT

Dated as of May 17, 2002

COLLINS INDUSTRIES, INC., a Missouri corporation ("Collins"), COLLINS BUS CORPORATION, a Kansas corporation ("Bus"), WHEELED COACH INDUSTRIES, INC., a Florida corporation ("WCI"), CAPACITY OF TEXAS, INC., a Texas corporation ("Capacity"), MOBILE-TECH CORPORATION, a Kansas corporation ("Mobile"), BRUTZER CORPORATION, an Ohio corporation ("Brutzer"), MID BUS, INC., an Ohio corporation ("Mid Bus"), MOBILE PRODUCTS, INC., a Kansas corporation ("Mobile Products"), and WORLD TRANS, INC., a Kansas corporation ("World Trans", and together with Collins, Bus, WCI, Capacity, Mobile, Brutzer, Mid Bus and Mobile Products, the "Borrowers" and each, a "Borrower"), the financial institutions party to this Agreement from time to time (the "Lenders"), and FLEET CAPITAL CORPORATION, a Rhode Island corporation ("FCC"), as administrative agent for the Lenders (the "Agent"), agree as follows:

Preliminary Statement

The Borrowers, a consolidated group of companies under Collins as the common parent, have requested that the Lenders provide to them revolving and term loans the proceeds of which will be used in part to refinance existing Indebtedness and in part to provide ongoing working capital and other financing needs of their respective businesses, and the Lenders have agreed, upon the terms and subject to the conditions hereinafter set forth, to provide such financing.

The Borrowers acknowledge and agree that they are a part of an integrated, interdependent group of companies that on a regular basis make intercompany loans to one another and that the Lenders are relying upon the joint and several obligations of the Borrowers in providing the financing accommodations described herein and would not have provided such accommodations without such joint and several undertakings of all of the Borrowers.

Statement of Agreement

  DEFINITIONS

      Definitions. For the purposes of this Agreement, unless otherwise defined herein, terms defined in the IRB Documents shall have the meanings herein as therein ascribed to them and:

      "Acceptable Chassis Manufacturer" means any Person that manufactures motor vehicle chassis listed on Schedule 1.1, and otherwise acceptable to the Required Lenders in all respects.

      "Accounts" means and includes, as to any Person, all of such Person's then-owned or existing and future acquired or arising rights to the payment of money or other forms of consideration of any kind (whether classified under the Uniform Commercial Code as accounts, chattel paper, general intangibles, payment intangibles, instruments or otherwise) including, but not limited to, accounts receivable, letters of credit, letter-of-credit rights, chattel paper, tax refunds, insurance proceeds, contract rights, notes, drafts, instruments, documents, acceptances, and all other debts, obligations and liabilities in whatever form from any Person, all guarantees, security and Liens and other supporting obligations securing payment thereof, all goods, whether now owned or hereafter acquired, and whether sold, delivered, undelivered, in transit or returned, which may be represented by, or the sale or lease of which may have given rise to, any such right to payment or other debt, obligation or liability, and all cash and non-cash proceeds of any of the foregoing.

                "Account Debtor" means a Person who is obligated on an Account or a General Intangible.

                "Acquire" or "Acquisition," as applied to any Business Unit or Investment, means the acquiring or acquisition of such Business Unit or Investment by purchase, exchange, issuance of stock or other securities, or by merger, reorganization or any other method.

                "Affiliate" means, with respect to a Person, (a) any partner, officer, shareholder (if holding more than ten percent (10%) of the outstanding shares of capital stock of such Person), director, employee or managing agent of such Person, (b) any other Person (other than a Subsidiary) that, (i) directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such given Person, (ii) directly or indirectly beneficially owns or holds ten percent (10%) or more of any class of voting stock or partnership or other voting interest of such Person or any Subsidiary of such Person, or (iii) ten percent (10%) or more of the voting stock or partnership or other voting interest of which is directly or indirectly beneficially owned or held by such Person or a Subsidiary of such Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities or partnership or other voting interest, by contract or otherwise.

                "Agent" means FCC and any successor agent appointed pursuant to Section 14.9 hereof.

                "Agent's Office" means the office of the Agent specified in or determined in accordance with the provisions of Section 15.1.

                "Agreement" means and includes this Loan and Security Agreement, including all Schedules, Exhibits and other attachments hereto, and all amendments, modifications and supplements hereto and thereto.

                "Agreement Date" means the date as of which this Agreement is dated.

                "Anniversary" means the date one year from the Effective Date which falls on the same day of the same month as the Effective Date and the same day of each year thereafter.

                "Applicable Interest Margin" means 0.00% as to Base Rate Loans and 1.75% as to LIBOR Loans.

                "Applicable Law" means all applicable provisions of constitutions, statutes, rules, regulations and orders of all governmental bodies and of all orders and decrees of all courts and arbitrators, including, without limitation, Environmental Laws.

                "Applicable Percentage" means, as applied to

                [restart]Eligible Accounts - 85%,
                Eligible Finished Goods Inventory - (i) 95% as to all Eligible Finished Goods Inventory described in clause (a) of the definition thereof, and (ii) 50% as to all Eligible Finished Goods Inventory described in clause (b) of the definition thereof,
                Eligible Chassis Inventory - 95%,
                Eligible Ford Finished Goods Inventory - 95%,
                Eligible Raw Materials Inventory - 50%, and
                Eligible Used Vehicle Inventory - 50%,

                or in each case such lesser percentage as the Agent may in the exercise of its reasonable credit judgment determine from time to time.

                "Asset Disposition" means the disposition of any asset of a Borrower or any of its Subsidiaries, other than sales of Inventory in the ordinary course of business.

                "Assignment and Acceptance" means an assignment and acceptance in the form attached hereto as Exhibit D assigning all or a portion of a Lender's interests, rights and obligations under this Agreement pursuant to Section 13.1.

                "Availability" means, at the time of determination, (a) the lesser of (i) the Borrowing Base at such time and (ii) the Revolving Credit Facility at such time, minus (b) the sum of Revolving Credit Loans outstanding and the Letter of Credit Reserve at such time.

                "Bank" means Fleet National Bank, a national banking association.

                "Base Rate" means at any time a fluctuating interest rate per annum equal to the greater of (i) the rate of interest announced or quoted by Bank from time to time as its prime rate for commercial loans, whether or not such rate is the lowest rate charged by Bank to its most preferred borrowers, and, if such prime rate for commercial loans is discontinued by Bank as a standard, a comparable reference rate designated by Bank as a substitute therefor shall be the Base Rate, and (ii) the Federal Funds Effective Rate plus 1/2 of 1% per annum.

                "Base Rate Loan" means a Base Rate Revolving Credit Loan or Base Rate Term Loan.

                "Base Rate Revolving Credit Loan" means a Revolving Credit Loan which bears interest determined with reference to the Base Rate.

                "Base Rate Term Loan" means a Term Loan which bears interest determined with reference to the Base Rate.

                "Benefit Plan" means an "employee pension benefit plan" as defined in Section 3(2) of ERISA (other than a Multiemployer Plan) in respect of which any Borrower or any Related Company is, or within the immediately preceding six years was, an "employer" as defined in Section 3(5) of ERISA, including such plans as may be established after the Agreement Date.

                "Borrower" means each of Collins, Bus, Brutzer, Mid Bus, WCI, Capacity, Mobile, Mobile Products and World Trans.

                "Borrowers' Representative" means the Person appointed pursuant to Section 4.11.

                "Borrowing Base" means, at any time, an amount equal to:

                [restart]the Applicable Percentage of the face value of Eligible Accounts due and owing to the Borrowers at such time, plus the lesser of (i) the Applicable Percentage of the Cost of Eligible Finished Goods Inventory, plus, from the Effective Date to and including December 31, 2002, the lesser of the Applicable Percentage of the Cost of Eligible Ford Finished Goods Inventory (exclusive of chassis incorporated in such Eligible Ford Finished Goods Inventory) and the Ford Finished Goods Inventory Sublimit and (ii) the Finished Goods Sublimit, plus the lesser of (i) the Applicable Percentage of the Cost of Eligible Chassis Inventory and (ii) the Chassis Sublimit, plus the lesser of (i) the Applicable Percentage of the Cost of Eligible Raw Materials Inventory and (ii) the Raw Materials Sublimit, plus the lesser of (i) the Applicable Percentage of the Cost of Eligible Used Vehicle Inventory and (ii) the Used Vehicle Sublimit, plus

                (f) from and including the Effective Date to and including December 31, 2002, the lesser of (i) the Applicable Percentage of the Cost of Eligible Ford Finished Goods Inventory (exclusive of the chassis incorporated into such Eligible Ford Finished Goods Inventory) and (ii) the Ford Finished Goods Sublimit, minus

                (g) the Rent Reserve, minus

                (h) such other reserves as the Agent in its reasonable credit judgment may establish from time to time, including, without limitation, reserves for the net obligations, in excess of $600,000, of the Borrowers in respect of Interest Rate Protection Agreements to which the Agent, a Lender or any Affiliate of the Agent or any Lender is a counterparty (the amount of any such obligations to be equal at any time to the termination value of the Interest Rate Protection Agreements giving rise to such obligations that would be payable by the Borrowers (or any of them) at such time), warranty claims, customer deposits (if not offset against accounts receivable), credit memos over 90 days old, and parts and supplies.

                "Borrowing Base Certificate" means a certificate in the form attached hereto as Exhibit C.

                "Brutzer" means Brutzer Corporation, an Ohio corporation, a Wholly-Owned Subsidiary of Collins, and its successors and assigns.

                "Bus" means Collins Bus Corporation, a Kansas corporation, a Wholly-Owned Subsidiary of Collins, and its successors and assigns.

                "Business Day" means, any day other than a Saturday, Sunday or legal holiday on which banks in Atlanta, Georgia or Hartford, Connecticut are not open for the conduct of a substantial part of their commercial banking business and, when used with respect to LIBOR Loans, means any such day on which dealings are also carried on in the applicable interbank Eurodollar market.

                "Business Unit" means the assets constituting the business or a division or operating unit thereof of any Person.

                "Capacity" means Capacity of Texas, Inc., a Texas corporation, a Wholly-Owned Subsidiary of Collins, and its successors and assigns.

                "Capital Expenditures" means, with respect to any Person, all expenditures made and liabilities incurred for the acquisition of assets (other than Inventory or assets which constitute a Business Unit) which are not, in accordance with GAAP, treated as expense items for such Person in the year made or incurred or as a prepaid expense applicable to a future year or years.

                "Capitalized Lease" means a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

                "Capitalized Lease Obligation" means Indebtedness represented by obligations under a Capitalized Lease other than an IRB Lease, and the amount of such Indebtedness shall be the capitalized amount of such obligations determined in accordance with GAAP.

                "Cash Equivalents" means

                [restart]marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof;
                commercial paper maturing no more than one year from the date issued and, at the time of acquisition thereof, having a rating of at least A-1 from Standard & Poor's Corporation or at least P-1 from Moody's Investors Service, Inc.; and
                certificates of deposit or bankers' acceptances issued in Dollar denominations and maturing within one year from the date of issuance thereof issued by any commercial bank organized under the laws of the United States of America or any State thereof or the District of Columbia having combined capital and surplus of not less than $100,000,000 and, unless issued by the Agent or a Lender, not subject to set-off or offset rights in favor of such bank arising from any banking relationship with such bank.

                "Chassis Sublimit" means the sum of $12,000,000.

                "Clearing Bank" means Bank and any other banking institution with which a Controlled Account has been established pursuant to a Control Agreement.

                "Collateral" means and includes all IRB Collateral and all of each Borrower's right, title and interest in and to each of the following, wherever located and whether now or hereafter existing or now owned or hereafter acquired or arising:

                [restart]all Accounts,
                all Inventory,
                all Equipment,
                all General Intangibles,
                all Deposit Accounts (excluding, however, the Deposit Accounts described on Schedule 1.1A - Excluded Deposit Accounts), all Investment Property,
                all Investment Accounts,
                all Real Estate covered by any Mortgage,
                all goods and other property, whether or not delivered,
                the sale or lease of which gives or purports to give rise to any Account, including, but not limited to, all merchandise returned or rejected by or repossessed from customers, or securing any Account,

                including, without limitation, all rights as an unpaid vendor or lienor (including, without limitation, stoppage in transit, replevin and reclamation) with respect to such goods and other property, all supporting obligations, including all mortgages, deeds to secure debt and deeds of trust on real or personal property, guaranties, leases, security agreements, and other agreements and property which secure or relate to any Account or other Collateral, or are acquired for the purpose of securing and enforcing any item thereof, all documents of title, policies and certificates of insurance, securities, chattel paper and other documents and instruments evidencing or pertaining to any and all items of Collateral, all files, correspondence, computer programs, tapes, discs and related data processing software which contain information identifying or pertaining to any of the Accounts or any Account Debtor, or showing the amounts thereof or payments thereon or otherwise necessary or helpful in the realization thereon or the collection thereof, all cash deposited with the Agent or any Lender or any Affiliate of the Agent or any Lender or which the Agent, for the benefit of the Lenders, or any Lender or such Affiliate is entitled to retain or otherwise possess as collateral pursuant to the provisions of this Agreement or any of the Security Documents or any agreement relating to any Letters of Credit, and any and all products and proceeds of the foregoing (including, but not limited to, any claim to any item referred to in this definition, and any claim against any third party for loss of, damage to or destruction of any or all of, the Collateral or for proceeds payable under, or unearned premiums with respect to, policies of insurance) in whatever form, including, but not limited to, cash, negotiable instruments and other instruments for the payment of money, chattel paper, security agreements and other documents.

                "Collins" means Collins Industries, Inc., a Missouri corporation.

                "Commitment" means, as to each Lender at any time, the Revolving Credit Commitment of such Lender.

                "Commitment Percentage" means, as to any Lender, the percentage of the Total Commitment obtained by dividing such Lender's Commitment by the Total Commitment.

                "Consolidated Subsidiaries" means, as to Collins, Bus, Brutzer, Mid Bus, WCI, Capacity, Mobile, Mobile Products, World Trans, Collins Financial Services, Inc., a Kansas corporation, Collins International, Inc., a U.S. Virgin Islands corporation, and any other Subsidiaries of Collins whose accounts are at the time in question, in accordance with GAAP and pursuant to the written consent of the Required Lenders, which consent may be withheld in their absolute discretion and conditioned upon, inter alia, the execution and delivery of guaranties, security agreements, mortgages and other documents required by the Required Lenders in their absolute discretion, consolidated with those of Collins.

                "Contaminant" means any waste, pollutant, hazardous substance, toxic substance, hazardous waste, special waste, petroleum or petroleum-derived substance or waste, or any constituent of any such substance or waste.

                "Contra" means at the time of determination, as to any Account, the aggregate amount of all offsets, deductions, counterclaims, disputes, or other contingencies with respect to such Account and any other amount owing by a Borrower to the Account Debtor.

                "Control Agreement" means an agreement among a Borrower, the Agent and a Clearing Bank, in form and substance satisfactory to the Agent, confirming the Security Interest in the Controlled Account maintained at the Clearing Bank and governing the collection and transfer of payments which represent the proceeds of Accounts or of any other Collateral.

                "Controlled Account" means a Deposit Account of a Borrower maintained by it with a Clearing Bank pursuant to a Control Agreement.

                "Copyrights" means and includes, as to any Person, all of such Person's then-owned or existing and future acquired or arising right, title and interest in and to

                [restart]all copyrights, rights and interests in copyrights, works protectable by copyright, copyright registrations and copyright applications;
                all renewals of any of the foregoing;
                all income, royalties, damages and payments now or hereafter due and/or payable under any of the foregoing, including, without limitation, damages or payments for past or future infringements of any of the foregoing;
                the right to sue for past, present and future infringements of any of the foregoing; and
                all rights corresponding to any of the foregoing throughout the world.

                "Cost," when used in connection with Eligible Inventory, means the lesser of (i) cost computed on a first-in-first-out basis as determined in accordance with GAAP, and (ii) fair market value at the time of determination.

                "Current Maturities" means, when used in connection with Long-Term Liabilities, or Capitalized Lease Obligations as of any date of determination, the principal amount of such Liabilities coming due on such date or during the twelve-month period following such date in accordance with the terms of any instrument or agreement evidencing such Liabilities or relating thereto.

                "Default" means any of the events specified in Section 12.1 which with the passage of time or giving of notice or both would constitute an Event of Default.

                "Default Interest Margin" means 4.0%.

                "Deposit Accounts" means and includes, as to any Person, any demand, time, savings, passbook, money market or like depository account and all certificates of deposit, maintained with a bank, savings and loan association, credit union or like organization (other than an account evidenced by a certificate of deposit that is an instrument under the UCC), in each case for such Person, wherever located and whether now existing or owned or hereafter arising or acquired.

                "Disbursement Account" means one or more accounts maintained by and in the name of one or more Borrowers (or any of them) with a Disbursing Bank for the purposes of disbursing Revolving Credit Loan proceeds and amounts deposited thereto.

                "Disbursing Bank" means any commercial bank with which a Disbursement Account is maintained after the Effective Date.

                "Dollar" and "$" means freely transferable United States dollars.

                "Effective Date" means the later of:

                [restart]the Agreement Date, and
                the first date on which all of the conditions to the initial Loans set forth in Article 5 shall have been fulfilled.

                "Effective Interest Rate" means each rate of interest per annum on the Revolving Credit Loans in effect from time to time pursuant to the provisions of Sections 4.1(a) and (b).

                "Eligible Account" means an Account of a Borrower that consists of the unpaid portion of a Rebate Account or the obligation stated on the invoice issued to an Account Debtor with respect to Inventory sold and shipped to or services performed for such Account Debtor in the ordinary course of business, net of any credits or rebates owed by such Borrower to the Account Debtor, and that the Agent, in the exercise of its reasonable credit judgment, determines to meet all of the following requirements:

                [restart]such Account is owned by a Borrower and represents a complete bona fide transaction which requires no further act under any circumstances on the part of any Borrower to make such Account payable by the Account Debtor, the due date for such Account shall not be more than 30 days after the date of the shipment of the goods the sale of which gave rise to such Account (or the date of performance of services for Accounts arising from the performance of services), no more than 90 days have elapsed from the date of the original invoice, unless the Account Debtor is New York City, in which case no more than 150 days have elapsed from the date of the original invoice, the goods the sale of which gave rise to such Account were shipped or delivered to the Account Debtor on an absolute sale basis and not on a bill and hold sale basis, a consignment sale basis, a guaranteed sale basis, a sale or return basis, or on the basis of any other similar understanding and no material part of such goods has been returned or rejected, such Account is not evidenced by chattel paper or an instrument of any kind unless such chattel paper or instrument has been collaterally assigned to the Agent, for the benefit of itself as Agent and the Lenders, pursuant to an assignment in form and substance satisfactory to the Agent and is in the possession of the Agent, the Account Debtor with respect to such Account is not insolvent or the subject of any bankruptcy or insolvency proceedings of any kind or of any other proceeding or action, threatened or pending, which might, in the Agent's sole judgment, have a Materially Adverse Effect on such Account Debtor, such Account is not owing by an Account Debtor having 50% or more in face value of its then-existing accounts owing to the Borrowers remaining unpaid more than 90 days (or in the case of New York City, 150 days) after the date of the original invoice, such Account is not owing by an Account Debtor whose then-existing Accounts owing to the Borrowers exceed in face amount 20% of the Borrowers' total Eligible Accounts (provided that only Accounts in excess of such percentage shall be deemed ineligible), if such Account arises from the performance of services, such services have been fully rendered and do not relate to any warranty claim or obligation, if the Account Debtor with respect to such Account is located outside the United States, Canada or Puerto Rico, the goods which gave rise to such Account were shipped after receipt by the applicable Borrower from the Account Debtor of an irrevocable letter of credit that has been confirmed by a financial institution acceptable to the Agent in its reasonable judgment, is in form and substance acceptable to the Agent, payable at least in the full face amount of the face value of the Account in Dollars at a place of payment located within the United States and has been duly assigned to the Agent, for the benefit of the Lenders, such Account is a valid, legally enforceable obligation of the Account Debtor with respect thereto, such Account is subject to the Security Interest, which is perfected as to such Account, and is subject to no other Lien whatsoever other than a Permitted Lien, such Account is evidenced by an invoice or other documentation in form acceptable to the Agent, the Account is not subject to the Assignment of Claims Act of 1940, as amended from time to time, or any Applicable Law now or hereafter existing similar in effect thereto, or to any other prohibition (under Applicable Law, by contract or otherwise) against its assignment or requiring notice of or consent to such assignment, unless all such required notices have been given, all such required consents have been received and all other procedures have been complied with such that the Account shall have been duly and validly assigned to the Agent, for the benefit of the Lenders, the goods giving rise to such Account were not, at the time of the sale thereof, subject to any Lien, except the Security Interest and Permitted Liens, no Borrower is in breach of any express or implied representation or warranty with respect to the goods the sale of which gave rise to such Account nor in breach of any representation or warranty, covenant or other agreement contained in the Loan Documents with respect to such Account, such Account does not arise out of any transaction with any Subsidiary, Affiliate, creditor, tenant or lessor of the relevant Borrower, the relevant Borrower is not the beneficiary of any letter of credit (unless such letter of credit has been assigned to the Agent), nor has any bond or other undertaking by a guarantor or surety been obtained, supporting such Account and the Account Debtor's obligations in respect thereof, such Account does not arise out of finance or similar charges by a Borrower or other fees for the time value of money, the Account Debtor with respect to such Account is not located in New Jersey or any other State denying creditors access to its courts in the absence of qualification to transact business in such State or the filing of a Notice of Business Activities Report or other similar filing, unless the relevant Borrower has either qualified as a foreign corporation authorized to transact business in such State or has filed a Notice of Business Activities Report or similar filing with the applicable State agency for the then-current year, if such Account arises out of the performance of the Ford Motor Contract, (i) December 31, 2002 shall not have elapsed, and (ii) the face amount of such Account, when added to the face amount of all other Eligible Accounts arising out of the performance of the Ford Motor Contract, does not exceed $2,600,000, such Account is not subject to a Contra the face amount of which, when added to the aggregate face amount of all other Contras relating to Eligible Accounts at such time, exceeds $100,000, provided that such Account shall be ineligible only to the extent that the aggregate face amount of all such Contras exceeds $100,000; and
                neither the Account Debtor with respect to such Account, nor such Account, is determined by the Agent, in the exercise of its reasonable credit judgment, discretion to be ineligible for any other reason.

                "Eligible Assignee" means (i) a commercial bank organized under the laws of the United States, or any State thereof, having total assets in excess of $1,000,000,000 or any commercial finance or asset based lending Affiliate of any such commercial bank; (ii) a savings and loan association or savings bank organized under the laws of the United States, or any State thereof, having a net worth of at least $250,000,000 calculated in accordance with GAAP; and (iii) any Lender listed on the signature page of this Agreement; provided in each case that the representation contained in Section 13.1(c)(i) hereof shall be applicable with respect to such institution or Lender.

                "Eligible Chassis Inventory" means, as of the date of determination, Inventory that constitutes Eligible Inventory and consists of new, unused motor vehicle chassis (i) manufactured by Capacity or purchased by a Borrower from a dealer for an Acceptable Chassis Manufacturer (1) within twelve (12) months of such date of determination, or (2) if such manufacture or purchase occurs prior to such 12-month period, for which such Borrower has obtained a valid and binding purchase order or contract to purchase acceptable to the Agent, (ii) as to which the manufacturer's certificate or statement of origin is held by, or is in transit to, the Trustee for the benefit of the Agent and the Lenders under the Trust Agreement, and (iii) in the case of purchased chassis, as to which the purchase price has been paid in full by such Borrower.

                "Eligible Finished Goods Inventory" means, as of the date of determination, Inventory that constitutes Eligible Inventory and (a) in the case of motor vehicles, any such motor vehicle the manufacture of which has been completed within six (6) months of such date of determination and which is held for sale by a Borrower in the ordinary course of business without further manufacturing or processing, and (b) in the case of other finished goods, such goods as are held by a Borrower for sale in the ordinary course of business without further manufacturing or processing.

                "Eligible Ford Finished Goods Inventory" means, as of the date of determination, Inventory manufactured pursuant to the terms of the Ford Motor Contract that (i) would constitute Eligible Finished Goods Inventory of the type described in clause (a) of the definition thereof but for the fact that the chassis incorporated into such Inventory is owned by Ford Motor Company, and (ii) is subject to an enforceable mechanic's Lien securing an obligation of Ford Motor Company at least equal to the Cost of such Inventory in favor of WCI (or another Borrower), which Lien has not been waived.

                "Eligible Inventory" means Inventory which the Agent, in the exercise of its reasonable credit judgment, determines to meet all of the following requirements:

                [restart]such Inventory is owned by a Borrower, is stored at a location listed on Schedule 6.1(u), is subject to the Security Interest, which is perfected as to such Inventory, and is subject to no other Lien whatsoever other than a Permitted Lien, such Inventory does not consist of work-in-process,
                such Inventory is in good condition and meets all standards imposed by any governmental agency, or department or division thereof, having regulatory authority over such goods, their use or sale, such Inventory is currently either usable or salable, at prices approximating at least Cost, in the normal course of such Borrower's business and is not slow moving or stale, such Inventory is not obsolete or returned or repossessed or used goods taken in trade to the extent that such Inventory is not Eligible Used Vehicle Inventory, such Inventory is located within the United States at one of the locations set forth in the most recent Schedule of Inventory, such Inventory is in the possession and control of a Borrower and not any third party, if such Inventory is located in a warehouse or other facility leased by a Borrower, the lessor has delivered to the Agent, on behalf of the Lenders, a waiver and consent in form and substance satisfactory to the Agent or such warehouse or other facility is reflected in the Rent Reserve, and such Inventory is not determined by the Agent, on behalf of the Lenders, in the exercise of its reasonable credit judgment, to be ineligible for any other reason.

                "Eligible Raw Materials Inventory" means Inventory that constitutes Eligible Inventory and consists of all raw materials used or consumed in the business of any Borrower, other than motor vehicle chassis, less the Dollar value thereof attributed by any Borrower to obsolescence.

                "Eligible Used Vehicle Inventory" means Inventory that constitutes Eligible Inventory and consists of motor vehicles in good, saleable condition as used vehicles in the ordinary course of a Borrower's business which a Borrower has taken in trade in connection with the sale of other vehicles manufactured by it and as to which all certificates of title and other title documents are held by the Trustee under the Trust Agreement for the benefit of the Agent and the Lenders.

                "Environmental Laws" means all federal, state, local and foreign laws now or hereafter in effect relating to pollution or protection of the environment, including laws relating to emissions, discharges, Releases or threatened Releases of pollutants, Contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment (including, without limitation, ambient air, surface water, ground water, or land), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, removal, transport, or handling of pollutants, Contaminants, chemicals, or industrial, toxic or hazardous substances or wastes, and any and all regulations, notices or demand letters issued, entered, promulgated or approved thereunder; such laws and regulations include but are not limited to the Resource Conservation and Recovery Act, 42 U.S.C. Sec. 6901 et seq., as amended; the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Sec. 9601 et seq., as amended; the Toxic Substances Control Act, 15 U.S.C. Sec. 2601 et seq., as amended; the Clean Air Act, 46 U.S.C. Sec. 7401 et seq., as amended; and state and federal lien and environmental cleanup programs.

                "Environmental Lien" means a Lien in favor of any governmental entity for (a) any liability under Environmental Laws or (b) damages arising from, or costs incurred by such governmental entity in response to, a Release or threatened Release of Contaminant into the environment.

                "Equipment" means and includes, as to any Person, all of such Person's then-owned or existing and future acquired or arising machinery, apparatus, equipment, motor vehicles, tractors, trailers, rolling stock, fittings, fixtures and other tangible personal property (other than Inventory) of every kind and description used in such Person's business operations or owned by such Person or in which such Person has an interest, and all parts, accessories and special tools and all increases and accessions thereto and substitutions and replacements therefor.

                "ERISA" means the Employee Retirement Income Security Act of 1974, as in effect from time to time.

                "Event of Default" means any of the events specified in Section 12.1, provided that any requirement for notice or lapse of time or any other condition has been satisfied.

                "FCC" means Fleet Capital Corporation, a Rhode Island corporation.

                "Federal Funds Effective Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve system arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of Atlanta, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Bank from three federal funds brokers of recognized standing selected by Bank.

                "Financed Capex" means Capital Expenditures (i) funded with the proceeds of Debt (excluding Loans) or (ii) represented by Capitalized Lease Obligations.

                "Financial Officer" means the chief financial officer of Collins.

                "Financing Statements" means any and all Uniform Commercial Code financing statements, in form and substance satisfactory to the Agent, including any which are executed and delivered by a Borrower or a Guarantor to the Agent the filing of which by the Agent is authorized by the debtor named therein, naming the Agent, for the benefit of the Lenders, as secured party and such Borrower or Guarantor as debtor, in connection with this Agreement and the Loan Documents.

                "Finished Goods Sublimit" means the sum of $9,000,000.

                "Fiscal Year" means the accounting year of the Borrowers beginning November 1 of each year and ending on October 31 of the following year.

                "Fixed Charge Coverage Ratio" means, for any period, the ratio of (i) the sum of consolidated Net Income of Collins and its Consolidated Subsidiaries for such period plus (without duplication) consolidated depreciation expense plus consolidated amortization plus consolidated interest expense plus consolidated Non-Cash Charges of Collins and its Consolidated Subsidiaries for such period, to the extent the same were deducted in computing such consolidated Net Income, less the sum of consolidated Capital Expenditures (exclusive of Financed Capex), Restricted Payments and Restricted Purchases of Collins and its Consolidated Subsidiaries, in each case made during such period, to (ii) the sum of consolidated Current Maturities of Long-Term Liabilities and Capitalized Lease Obligations of Collins and its Consolidated Subsidiaries as of the last day of such period plus consolidated interest expense of Collins and its Consolidated Subsidiaries for such period; provided, that for any accounting period of less than twelve consecutive months, consolidated Current Maturities of Long-Term Liabilities and Capitalized Lease Obligations of Collins and its Consolidated Subsidiaries as of the date of determination shall be multiplied by a fraction, the numerator of which is the number of months included in such accounting period and the denominator of which is twelve.

                "Ford Finished Goods Sublimit" means $1,600,000.

                "Ford Motor Contract" means Ford Motor Company Purchase Order PO01 203096 dated January 16, 2002 and executed on behalf of Ford Motor Company, a copy of which has been delivered to the Agent prior to the Effective Date, requesting the manufacture by WCI of 183 "Type I" ambulance units and 98 "Type II" ambulance units to be delivered to Israel for the account of Ford Motor Company, all upon the terms and conditions more particularly set forth therein, including the Ford Motor Company global terms and conditions incorporated therein by reference.

                "GAAP" means generally accepted accounting principles consistently applied and maintained throughout the period indicated and, when used with reference to the Borrowers or any Subsidiary, consistent with the prior financial practice of the Borrowers, as reflected on the financial statements referred to in Section 6.1(n); provided, however, that, in the event that changes shall be mandated by the Financial Accounting Standards Board or any similar accounting authority of comparable standing, or shall be recommended by the Borrowers' independent public accountants, such changes shall be included in GAAP as applicable to the Borrowers only from and after such date as the Borrowers, the Required Lenders and the Agent shall have amended this Agreement to the extent necessary to reflect any such changes in the financial covenants set forth in Article 11.

                "General Intangibles" means and includes, as to any Person, all of such Person's then-owned or existing and future acquired or arising general intangibles, choses in action and causes of action, commercial tort claims and all other intangible personal property of such Person of every kind and nature (other than Accounts), including, without limitation, any rights under contracts not yet earned by performance and not evidenced by an instrument or chattel paper, all Proprietary Rights, corporate or other business records, inventions, designs, blueprints, plans, specifications, goodwill, computer software, customer lists, registrations, licenses, franchises, tax refund claims, reversions or any rights thereto and any other amounts payable to such Person from any Plan or other employee benefit plan, rights and claims against carriers and shippers, rights to indemnification, business interruption insurance and proceeds thereof, property, casualty or any similar type of insurance and any proceeds thereof, proceeds of insurance covering the lives of key employees on which such Person is beneficiary and any letter of credit, guarantee, claims, security interest or other security held by or granted to such Person to secure payment by an Account Debtor of any of the Accounts.

                "Government Acts" shall have the meaning set forth in Section 2A.8(a).

                "Governmental Approvals" means all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and reports to, all governmental bodies, whether federal, state, local or foreign national or provincial and all agencies thereof.

                "Guarantor" means one of Collins International, Inc., a U.S. Virgin Islands corporation, and Collins Financial Services, Inc., a Kansas corporation, and each Person becoming a party as a Guarantor to the Guaranty Agreement after the Effective Date, and "Guarantors" means more than one of the foregoing.

                "Guarantor Collateral" means property of the Guarantors in which a Lien is granted in favor of the Agent for the benefit of the Lenders under the Guarantor Security Agreement.

                "Guarantor Security Agreement" means the Security Agreements, in form and substance satisfactory to the Agent and the Lenders, executed and delivered on or about the Effective Date by each of the Guarantors pursuant to which each Guarantor grants a continuing Lien and security interest in all of its property as collateral security for its obligations under the Guaranty Agreement.

                "Guaranty," "Guaranteed" or to "Guarantee" as applied to any obligation of another Person shall mean and include

                [restart]a guaranty (other than by endorsement of negotiable instruments for collection in the ordinary course of business), directly or indirectly, in any manner, of any part or all of such obligation of such other Person, and an agreement, direct or indirect, contingent or otherwise, and whether or not constituting a guaranty, the practical effect of which is to assure the payment or performance (or payment of damages in the event of nonperformance) of any part or all of such obligation of such other Person whether by the purchase of securities or obligations,
                the purchase, sale or lease (as lessee or lessor) of property or the purchase or sale of services primarily for the purpose of enabling the obligor with respect to such obligation to make any payment or performance (or payment of damages in the event of nonperformance) of or on account of any part or all of such obligation, or to assure the owner of such obligation against loss, the supplying of funds to or in any other manner investing in the obligor with respect to such obligation, repayment of amounts drawn down by beneficiaries of letters of credit, or the supplying of funds to or investing in a Person on account of all or any part of such Person's obligation under a Guaranty of any obligation or indemnifying or holding harmless, in any way, such Person against any part or all of such obligation.

                "Guaranty Agreement" means the Guaranty Agreements, in form and substance satisfactory to the Agent and the Lenders, executed and delivered on or about the Effective Date by each of the Guarantors pursuant to which each Guarantor guaranties the Secured Obligations.

                "Indebtedness" of any Person means, without duplication, all Liabilities of such Person, and to the extent not otherwise included in Liabilities, the following:

                [restart]all obligations for Money Borrowed or for the deferred purchase price of property or services, all obligations (including, during the noncancellable term of any lease in the nature of a title retention agreement, all future payment obligations under such lease discounted to their present value in accordance with GAAP) secured by any Lien to which any property or asset owned or held by such Person is subject, whether or not the obligation secured thereby shall have been assumed by such Person, all obligations of other Persons which such Person has Guaranteed, including, but not limited to, all obligations of such Person consisting of recourse liability with respect to accounts receivable sold or otherwise disposed of by such Person, all obligations of such Person in respect of Interest Rate Protection Agreements, and in the case of the Borrowers (without duplication) all obligations under the Revolving Credit Loans and the Term Loans.

                "Installment Payment Date" means the first day of each January, April, July and October commencing on July 1, 2002 and continuing thereafter until the Term Loans have been irrevocably paid in full.

                "Interest Payment Date" means the first day of each calendar month commencing on June 1, 2002 and continuing thereafter until the Secured Obligations have been irrevocably paid in full.

                "Interest Period" means, with respect to each LIBOR Loan, the period commencing on the date of the making or continuation of or conversion to such LIBOR Loan and ending one, two, three or six months thereafter, as the Borrower may elect in the applicable Notice of Borrowing or Notice of Conversion or Continuation; provided, that:

                any Interest Period that would otherwise end on a day that is not a Business Day shall, subject to the provisions of clause (iii) below, be extended to the next succeeding Business Day, unless such Business Day falls in the next calendar month, in which case such Interest Period shall end on the immediately preceding Business Day;
                any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month included in such Interest Period) shall, subject to clause (iii) below, end on the last Business Day of a calendar month;
                any Interest Period that would otherwise end after the last day of the then effective term of this Agreement shall end on such last day;
                no Interest Period applicable to a LIBOR Term Loan may end after the next installment of principal is due unless the aggregate principal amount of Base Rate Term Loans and LIBOR Loans having Interest Periods ending prior to such payment date is at least equal to the amount of principal repayment due hereunder on such payment date; and
                notwithstanding clause (iii) above, no Interest Period shall have a duration of less than one month and if any applicable Interest Period would be for a shorter period, such Interest Period shall not be available hereunder.

                "Interest Rate Protection Agreement" shall mean an interest rate swap, cap or collar agreement or similar arrangement between any Person and a financial institution providing for the transfer or mitigation of interest risks either generally or under specific contingencies.

                "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended from time to time.

                "Inventory" means and includes, as to any Person, all of such Person's then-owned or existing and future acquired or arising inventory, as such term is defined in the Uniform Commercial Code, and shall include, without limitation,

                [restart]all goods intended for sale or lease by a Person, or for display or demonstration, including, without limitation, all motor vehicles, wheel chair and other lifts and related accessories and other products intended for sale by such Person to its customers, all work in process,
                all raw materials and other materials and supplies of every nature and description used or which might be used in connection with the manufacture, packing, shipping, advertising, selling, leasing or furnishing of such goods or otherwise used or consumed in such Person's business, including, without limitation, motor vehicle chassis, and all documents evidencing and general intangibles relating to any of the foregoing.

                "Investment" means, with respect to any Person:

                [restart]the acquisition or ownership by such Person of any share of capital stock, evidence of Indebtedness or other security issued by any other Person, any loan, advance or extension of credit to, or contribution to the capital of, any other Person, excluding advances to employees in the ordinary course of business for business expenses, any Guaranty of the obligations of any other Person,
                any other investment (other than the Acquisition of a Business Unit) in any other Person, and any commitment or option to make any of the investments listed in clauses (a) through (d) above if, in the case of an option, the consideration therefor exceeds $100.

                "Investment Accounts" means and includes, for any Person, (i) any investment account maintained by or on behalf of such Person with the Agent or any Lender or any Affiliate of the Agent or any Lender, (ii) any agreement governing such account, (iii) all cash proceeds and Investment Property now or hereafter held by the Agent or any Lender or any Affiliate of the Agent or any Lender on behalf of such Person in connection with such investment account and (iv) all documents evidencing and general intangibles related to the foregoing, wherever located and whether now or hereafter existing or hereafter arising or acquired.

                "Investment Property" means and includes, for any Person, all certificated and uncertificated securities (excluding the equity securities of any Subsidiary of Collins), all security entitlements, all securities accounts, all commodity contracts and all commodity accounts of such Person, wherever located and whether now or hereafter existing or owned or hereafter acquired or arising.

                "IRB Collateral" means Collateral Securities, Pledged Bonds, the Trust Estate, the Sinking Fund Collateral, the Cash Collateral Account and any and all other real or personal property at any time securing the IRB Letter of Credit Obligations.

                "IRB Documents" means, collectively, (i) at any time prior to the IRB Letter of Credit Substitution Date, the Reimbursement Agreement between Collins and Bank of America, N.A. dated as of April 1, 1999 and the Related Documents (as that term is defined in the Reimbursement Agreement) and (ii) at any time on or after the IRB Letter of Credit Substitution Date, a reimbursement agreement, in form and substance satisfactory to the Agent, entered into between Collins, the Lender and Bank relating to the IRB Letter of Credit described in clause (i) of the definition thereof and the Related Documents (as that term is defined in such reimbursement agreement).

                "IRB Lease" means any lease of an IRB Project.

                "IRB Letter of Credit" means one or more letters of credit issued by Bank in an aggregate face amount not in excess of $4,200,000, in its discretion and pursuant to documentation satisfactory in form and substance to it, for the account of one or more Borrowers and Guaranteed by FCC, (i) to directly support industrial revenue bonds issued to finance an IRB Project or (ii) to provide credit support for a letter of credit issued by Bank of America, N.A. for this purpose.

                "IRB Letter of Credit Obligations" means, at any time, the sum of (a) the reimbursement or repayment obligations of the Borrowers to Bank or (but without duplication) FCC with respect to drawings under all IRB Letters of Credit at such time, plus, (b) the aggregate of the maximum amount that is available for drawing at the time under all IRB Letters of Credit, plus (c) all other obligations of the Borrowers arising under the IRB Documents.

                "IRB Letter of Credit Substitution Date" means the date on which the IRB Letter of Credit described in clause (i) of the definition thereof is first issued by Bank.

                "IRB Project" means one or more facilities or improvements to facilities of one or more Borrowers financed with part or all of the proceeds of one or more issues of industrial revenue bonds.

                "IRB Obligations" means the Indebtedness or other obligations of one or more Borrowers with respect to the construction and financing of the IRB Projects, including, without limitation, Indebtedness under related industrial revenue bonds, in amounts approved by the Required Lenders in their discretion.

                "IRB Transaction" means the transaction contemplated by the IRB Documents.

                "IRS" means the Internal Revenue Service.

                "Issuing Bank" means Bank.

                "Lender" means at any time any financial institution party to this Agreement in such capacity at such time, including any such Person becoming a party hereto pursuant to the provisions of Article 13, and its successors and assigns, and "Lenders" means at any time all of the financial institutions party to this Agreement in such capacity at such time, including any such Persons becoming parties hereto pursuant to the provisions of Article 13, and their successors and assigns.

                "Letter of Credit" means any standby or documentary Letter of Credit issued by an Issuing Bank for the account of a Borrower and Guaranteed by FCC pursuant to the provisions of Article 2A, excluding, however, any IRB Letter of Credit.

                "Letter of Credit Amount" means, at any time with respect to any Letter of Credit Guarantee, the aggregate maximum amount at any time available for drawing under the Guaranteed Letter of Credit at such time (assuming all conditions to drawing are satisfied).

                "Letter of Credit Availability" means, as of the date of determination, the aggregate amount of Letter of Credit Obligations available to be incurred hereunder at the time of determination in accordance with Section 2A.2, which shall be an amount equal to the lesser of (i) the Letter of Credit Facility minus the Letter of Credit Obligations and (ii) Availability, in each case on such date.

                "Letter of Credit Documents" means the documents, in form and substance satisfactory to the Issuing Bank, required by the Issuing Bank to be executed by one or more Borrowers in connection with the issuance of a Letter of Credit, including, without limitation, a letter of credit application and Reimbursement Agreement.

                "Letter of Credit Facility" means a subfacility of the Revolving Credit Facility providing for the issuance of Letters of Credit and Letter of Credit Guarantees as described in Article 2A in an aggregate amount at any one time outstanding not to exceed $2,500,000.

                "Letter of Credit Guarantee" means any Guarantee pursuant to which FCC or any of its Affiliates Guarantees to the Issuing Bank, the payment or performance by a Borrower of its Reimbursement Obligations under any Letter of Credit, including by FCC's (or such Affiliate's) joining in the reimbursement agreement for such Letter of Credit as a co-applicant or otherwise as acceptable to the Issuing Bank.

                "Letter of Credit Obligations" means, at any time, the sum of (a) the Reimbursement Obligations of the Borrowers at such time, plus (b) the aggregate Letter of Credit Amount of Letters of Credit outstanding at such time, plus (c) the aggregate Letter of Credit Amount of Letters of Credit the issuance of which has been authorized by the Agent and the Issuing Bank pursuant to the provisions of Article 2A but that have not yet been issued, in each case as determined by the Agent.

                "Letter of Credit Reserve" means, at any time as to any Borrower, the aggregate Letter of Credit Obligations at such time, other than Letter of Credit Obligations that are fully secured by cash collateral.

                "Leverage Ratio" means, at any time, the ratio of consolidated Liabilities of Collins and its Consolidated Subsidiaries at such time minus consolidated Subordinated Indebtedness at such time to Tangible Net Worth at such time plus consolidated Subordinated Indebtedness at such time.

                "Liabilities" of any Person means all items (except for items of capital stock, additional paid-in capital or retained earnings, or of general contingency or deferred tax reserves) which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person as at the date as of which Liabilities are to be determined.

                "LIBOR" means for any LIBOR Loan, the rate per annum (rounded upward, if necessary to the nearest 1/100 of one percent) as determined on the basis of the offered rates for deposits in Dollars, for a period comparable to the Interest Period for such LIBOR Loan which appears on the Telerate page 3750 as of 11:00 a.m. (London time) on the day that is three Business Days preceding the first day of the Interest Period for such LIBOR Loan divided by an amount equal to one minus the Reserve Percentage; provided, however, if the rate described above does not appear on the Telerate System on any applicable interest determination date, LIBOR shall be the rate (rounded upwards as described above, if necessary) for deposits in Dollars for a period substantially equal to the Interest Period for such LIBOR Loan appearing on the Reuters Page "LIBO" (or such other page as may replace the LIBO Page on that service for the purpose of displaying such rates), as of 11:00 a.m. (London time), on the day that is three Business Days prior to the beginning of such Interest Period divided by an amount equal to one minus the Reserve Percentage. If both the Telerate and Reuters systems are unavailable, then the rate for that date will be determined on the basis of the offered rates for deposits in Dollars for a period comparable to the Interest Period for such LIBOR Loan which are offered by four major banks in the London interbank market at approximately 11:00 a.m. (London time), on the day that is three Business Days preceding the first day of the Interest Period for such LIBOR Loan, as selected by the Agent. The principal London office of each of the major London Banks so selected will be requested to provide a quotation of its Dollar deposit offered rate. If at least two such quotations are provided, the rate for that date will be the arithmetic mean of the quotations divided by an amount equal to one minus the Reserve Percentage. If fewer than two quotations are provided as requested, the rate for that date will be determined on the basis of the rates quoted for loans in Dollars to leading European banks for a period comparable to the Interest Period for such LIBOR Loan offered by major banks in New York City at approximately 11:00 a.m. (New York City time), on the day that is two Business Days preceding the first day of the Interest Period for such LIBOR Loan divided by an amount equal to one minus the Reserve Percentage. In the event that Lender is unable to obtain any such quotation as provided above, it will be determined that LIBOR for such LIBOR Loan cannot be determined.

                "LIBOR Loan" means a LIBOR Revolving Credit Loan or a LIBOR Term Loan.

                "LIBOR Revolving Credit Loan" means a Revolving Credit Loan which bears interest determined with reference to LIBOR.

                "LIBOR Term Loan" means a Term Loan which bears interest determined with reference to LIBOR.

                "Lien" as applied to the property of any Person means:

                [restart]any mortgage, deed to secure debt, deed of trust, lien, pledge, charge, lease constituting a Capitalized Lease Obligation, conditional sale or other title retention agreement, or other security interest, security title or encumbrance of any kind in respect of any property of such Person, or upon the income or profits therefrom, any arrangement, express or implied, under which any property of such Person is transferred, sequestered or otherwise identified for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to the payment of the general, unsecured creditors of such Person, any Indebtedness which is unpaid more than 30 days after the same shall have become due and payable and which if unpaid might by law (including, but not limited to, bankruptcy and insolvency laws), or otherwise, be given any priority whatsoever over the claims of general unsecured creditors of such Person, and the filing of, or any agreement to give, any financing statement under the Uniform Commercial Code or its equivalent in any jurisdiction, excluding informational financing statements relating to property leased by a Borrower.

                "Limited Chassis Liens" means Purchase Money Liens in favor of a party who has executed an intercreditor agreement with the Agent on terms and conditions satisfactory to the Agent in its reasonable discretion, which Liens are limited to chassis and the proceeds thereof.

                "Loan" means any Revolving Credit Loan or a Term Loan, as well as all such loans collectively, as the context requires.

                "Loan Account" and "Loan Accounts" shall have the meanings ascribed thereto in Section 4.5.

                "Loan Documents" means collectively this Agreement, the Notes, the Security Documents, IRB Documents and each other instrument, agreement or document executed by a Borrower, a Guarantor or any Affiliate or Subsidiary of a Borrower or a Guarantor in connection with this Agreement, whether prior to, on or after the Effective Date, and each other instrument, agreement or document referred to herein or contemplated hereby.

                "Lockbox" means each U.S. Post Office Box specified in a Lockbox Agreement.

                "Lockbox Agreement" means each agreement between a Borrower and a Clearing Bank concerning the establishment of a Lockbox for the collection of Accounts.

                "Long-Term Liabilities" means, with respect to any Person, the aggregate amount of all Liabilities of such Person other than Current Liabilities.

                "Make-Whole Amount" shall have the meaning set forth in Section 4.7(b).

                "Margin Stock" means margin stock as defined in Section 221.1(h) of Regulation U, as the same may be amended or supplemented from time to time.

                "Materially Adverse Effect" means, with respect to any Person, a materially adverse effect upon such Person's business, assets, liabilities, condition (financial or otherwise), results of operations or business prospects, and in addition with respect to any Borrower, means a materially adverse effect upon the Borrowers' ability to perform their obligations hereunder or under any other Loan Document to which any Borrower is a party or upon the enforceability of such obligations against such Borrowers taken as a whole.

                "Mid Bus" means Mid Bus, Inc., an Ohio corporation, a Wholly-Owned Subsidiary of Collins, and its successors and assigns.

                "Mobile" means Mobile-Tech Corporation, a Kansas corporation, a Wholly-Owned Subsidiary of Collins, and its successors and assigns.

                "Mobile Products" means Mobile Products, Inc., a Kansas corporation, a Wholly-Owned Subsidiary of Collins, and its successors and assigns.

                "Money Borrowed" means, as applied to Indebtedness,

                [restart]Indebtedness for money borrowed,
                Indebtedness, whether or not in any such case the same was for money borrowed, represented by notes payable and drafts accepted that represent extensions of credit, constituting obligations evidenced by bonds, debentures, notes or similar instruments, or upon which interest charges are customarily paid or that was issued or assumed as full or partial payment for property (other than trade credit that is incurred in the ordinary course of business),
                Indebtedness that constitutes a Capitalized Lease Obligation, and
                Indebtedness that is such by virtue of clause (c) of the definition thereof, but only to the extent that the obligations Guaranteed are obligations that would constitute Indebtedness for Money Borrowed.

                "Mortgages" means and includes any and all of the mortgages, deeds of trust, deeds to secure debt, assignments and other instruments executed and delivered by one or more Borrowers to or for the benefit of the Agent by which the Agent on behalf of the Lenders acquires a Lien on certain of the Borrowers' Real Estate or a collateral assignment of any Borrower's interest under leases of Real Estate.

                "Multiemployer Plan" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA to which a Borrower or a Related Company is required to contribute or has contributed within the immediately preceding six (6) years.

                "Net Amount" means, with respect to any Investments made by any Person, the gross amount of all such Investments minus the aggregate amount of all cash received and the fair value, at the time of receipt by such Person, of all property received as payments of principal or premiums, returns of capital, liquidating dividends or distributions, proceeds of sale or other dispositions with respect to such Investments.

                "Net Income" means, as applied to any Person, the net income (or net loss) of such Person for the period in question after giving effect to deduction of or provision for all operating expenses, all taxes and reserves (including reserves for deferred taxes) and all other proper deductions, all determined in accordance with GAAP, provided that there shall be excluded:

                [restart]the net income (or net loss) of any Person accrued prior to the date it becomes a Subsidiary of, or is merged into or consolidated with, the Person whose Net Income is being determined or a Subsidiary of such Person, the net income (or net loss) of any Person in which the Person whose Net Income is being determined or any Subsidiary of such Person has an ownership interest, except, in the case of net income, to the extent that any such income has actually been received by such Person or such Subsidiary in the form of cash dividends or similar distributions, any restoration of any contingency reserve, except to the extent that provision for such reserve was made out of income during such period, any net gains or losses on the sale or other disposition, not in the ordinary course of business, of Investments, Business Units and other capital assets, provided that there shall also be excluded any related charges for taxes thereon, any net gain arising from the collection of the proceeds of any insurance policy, any write-up of any asset, and
                any other extraordinary item.

                "Net Outstandings" of any Lender means, at any time, the sum of (a) all amounts paid by such Lender (other than pursuant to Section 14.7) to the Agent in respect of Revolving Credit Loans or otherwise under this Agreement, minus (b) all amounts paid by the Agent to such Lender which are received by the Agent and which, pursuant to this Agreement, are paid over to such Lender for application in reduction of the outstanding principal balance of the Revolving Credit Loans.

                "Net Worth" means, with respect to any Person, such Person's total shareholders' equity (including capital stock, additional paid-in capital and retained earnings, after deducting treasury stock) which would appear as such on a balance sheet of such Person prepared in accordance with GAAP.

                "Non-Cash Charges" means all non-cash expenses, losses and deductions other than depreciation and amortization deducted by Collins and its Consolidated Subsidiaries in determining their consolidated Net Income. For the purposes of this definition, (i) accruals for realized or unrealized bad debts shall not be considered to be Non-Cash Charges and (ii) no expense, accrual or charge shall be a Non-Cash Charge if it may result in the expenditure of cash in a present or future period.

                "Non-Ratable Loan" means a Revolving Credit Loan made by FCC in accordance with the provisions of Section 4.8(c).

                "Note" means any of the Revolving Credit Notes or Term Notes, and "Notes" means more than one such Note.

                "Notice of Borrowing" has the meaning specified in Section 2.2(a)(i)(A).

                "Notice of Conversion or Continuation" has the meaning specified in Section 4.19.

                "Operating Lease" means any lease (other than a lease constituting a Capitalized Lease) of real or personal property.

                "PBGC" means the Pension Benefit Guaranty Corporation and any successor agency.

                "Patent Security Agreement" means each Patent Security Agreement, dated on or about the Effective Date, made by a Borrower to the Agent for the benefit of the Lenders, as the same may be amended, modified or supplemented from time to time.

                "Patents" means and includes, as to any Person, all of such Person's then-owned or existing and future acquired or arising right, title and interest in and to

                [restart]any and all patents and patent applications,
                inventions and improvements described and claimed therein, reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof, income, royalties, damages, claims and payments now or hereafter due and/or payable under and with respect thereto, including, without limitation, damages and payments for past and future infringements thereof, rights to sue for past, present and future infringements thereof, and all rights corresponding to any of the foregoing throughout the world.

                "Pending Loan" shall have the meaning set forth in Section 4.22(b).

                "Permitted Investments" means Investments of a Borrower in

                [restart]Cash Equivalents,
                sales of Inventory on credit in the ordinary course of business, shares of capital stock, evidence of Indebtedness or other security acquired by the Borrowers (or any of them) in consideration for or as evidence of past-due or restructured Accounts in an aggregate face amount of such Accounts at any time not to exceed $1,000,000, loans to officers, directors, shareholders, Subsidiaries and Affiliates not to exceed $50,000 in aggregate outstanding principal amount at any time as to all Borrowers, provided that any loan or advance made by a Borrower to any other Borrower shall be permitted without limitation to the amount thereof,
                Guaranties permitted pursuant to Section 11.3,
                those items described on Schedule 1.1B - Permitted Investments, other Borrowers,
                leases of finished goods Inventory to customers entered into in the ordinary course of business, provided that the Security Interest is duly perfected therein, and shares of capital stock of publicly-traded competitors of the Borrowers in an amount not to exceed $50,000 in the aggregate.

                "Permitted Liens" means:

                [restart]Liens securing taxes, assessments and other governmental charges or levies (excluding any Lien imposed pursuant to any of the provisions of ERISA) or the claims of materialmen, mechanics, carriers, warehousemen or landlords for labor, materials, supplies or rentals incurred in the ordinary course of business, but (i) in all cases only if payment shall not at the time be required to be made in accordance with Section 9.6, and (ii) in the case of warehousemen or landlords, only if such Liens are junior to the Security Interest in any of the Collateral or the relevant premises are reflected in the Rent Reserve,
                Minor survey exceptions or minor encumbrances, easements or reservations, or rights of others for rights-of-way, utilities and other similar purposes, or zoning or other restrictions as to the use of real properties which are necessary for the conduct of the activities of the applicable Borrower or which customarily exist on properties of corporations engaged in similar activities and similarly situated and which do not in any event materially impair their use in the operation of the business of the applicable Borrower,
                Liens securing Permitted Purchase Money Indebtedness,
                Judgment Liens to the extent that the underlying judgment does not constitute an Event of Default under Section 12.1(i),
                Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, bids, leases, government contracts, performance, surety and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of Indebtedness for Money Borrowed),
                Any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part of any Lien referred to in the foregoing paragraphs (a) through (e) inclusive, provided, however, that the principal amount of Indebtedness secured thereby shall not exceed the principal amount of Indebtedness so secured at the time of such extension, renewal or replacement, and that such extension, renewal or replacement shall be limited to the property which was subject to the Lien so extended, renewed or replaced,
                Liens shown on Schedule 1.1C - Permitted Liens, and
                Liens of the Agent, for the benefit of the Lenders, arising under this Agreement and the other Loan Documents.

                "Permitted Purchase Money Indebtedness" means Purchase Money Indebtedness (i) secured only by Purchase Money Liens and Capitalized Lease Obligations, incurred by a Borrower after the Agreement Date, up to an aggregate amount outstanding at any time equal to $250,000, (ii) secured only by Limited Chassis Liens or (iii) consisting of IRB Obligations.

                "Person" means an individual, corporation, partnership, association, trust or unincorporated organization, or a government or any agency or political subdivision thereof.

                "Plan" means, as to any Person, any employee benefit plan as defined in Section 3(3) of ERISA in respect of which such Person or any Related Company is, or within the immediately preceding six years was, an "employer" as defined in Section 3(5) of ERISA.

                "Proprietary Rights" means and includes, as to any Person, all of such Person's then-owned or existing and future arising or acquired: Patents, Copyrights, Trademarks, applications therefor and licenses in respect thereof including, without limitation, those Proprietary Rights of the Borrowers set forth on Schedule 6.1(bb) hereto, and all other rights under any of the foregoing, all extensions, renewals, reissues, divisions, continuations, and continuations-in-part of any of the foregoing, and all rights to sue for past, present and future infringement of any of the foregoing.

                "Purchase Money Indebtedness" means Indebtedness created or assumed to finance the payment of all or any part of the purchase price (not in excess of the fair market value thereof) of any tangible asset (other than Inventory) and incurred at the time of or within 10 days prior to or after the acquisition of such tangible asset.

                "Purchase Money Lien" means any Lien securing Purchase Money Indebtedness, but only if such Lien shall at all times be confined solely to the tangible asset (other than Inventory) the purchase price of which was financed through the incurrence of the Purchase Money Indebtedness secured by such Lien.

                "Quarterly Compliance Certificate" means a certificate in substantially the form of Exhibit F to the effect set forth in Section 10.3.

                "Raw Materials Sublimit" means the sum of $7,500,000.

                "Real Estate" means all of each Borrower's now or hereafter owned or leased estates in real property, including, without limitation, all fees, leaseholds and future interests, together with all of such Borrower's now or hereafter owned or leased interests in the improvements and emblements thereon, the fixtures attached thereto and the easements appurtenant thereto, including, without limitation the real property described on Schedule 6.1(w).

                "Rebate Accounts" means Accounts owing to a Borrower from a dealer for an Acceptable Chassis Manufacturer representing such Borrower's proportionate share of rebates payable to such dealer by any such Acceptable Chassis Manufacturer by reason of the sale of motor vehicle chassis to such Borrower.

                "Register" shall have the meaning set forth in Section 13.1(d).

                "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System (or any successor), as the same may be amended or supplemented from time to time.

                "Reimbursement Agreement" means, with respect to a Letter of Credit, such form of application therefor and form of reimbursement agreement therefor (whether in a single document or several documents) as the Issuing Bank may employ in the ordinary course of business for its own account, in such form as may be acceptable to FCC in its reasonable judgment and with such modifications thereto as may be agreed upon by the Issuing Bank, FCC and the applicable Borrower, provided that such application and agreement and any modifications thereto are not inconsistent with the terms of this Agreement.

                "Reimbursement Obligations" means the reimbursement or repayment obligations of a Borrower to FCC pursuant to Article 2A or (but without duplication) to the Issuing Bank pursuant to a Reimbursement Agreement with respect to amounts that have been drawn under Letters of Credit Guaranteed by FCC.

                "Related Company" means, as to any Person, any (i) corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Internal Revenue Code) as such Person; (ii) partnership or other trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the Internal Revenue Code) with such Person; or (iii) member of the same affiliated service group (within the meaning of Section 414(m) of the Internal Revenue Code) as such Person, any corporation described in clause (i) above or any partnership, trade or business described in clause (ii) above.

                "Release" means release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment or into or out of any property, including the movement of Contaminants through or in the air, soil, surface water or groundwater.

                "Remedial Action" means actions required to (i) clean up, remove, treat or in any other way address Contaminants in the indoor or outdoor environment; (ii) prevent the Release or threat of Release or minimize the further Release of Contaminants so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment; or (iii) perform pre-remedial studies and investigations and post-remedial monitoring and care.

                "Rent Reserve" means an amount approximately equal to three times the aggregate monthly rental payable by the Borrowers on all leased Real Estate in respect of which landlord's or warehouseman's waivers, in form and substance acceptable to the Agent, are not in effect or such greater amount as the Agent may, in its reasonable credit judgment, determine to be appropriate after notice to the Borrowers.

                "Reserve Percentage" means that percentage (expressed as a decimal) which is in effect from time to time under Regulation D of the Board of Governors of the Federal Reserve System, as such regulation may be amended from time to time, or any successor regulation, as the maximum reserve requirement (including, without limitation, any basic, supplemental, emergency, special, or marginal reserves) applicable with respect to Eurocurrency liabilities as that term is defined in Regulation D (or against any other category of liabilities that includes deposits by reference to which the interest rate of LIBOR Loans is determined), whether or not any Lender has any Eurocurrency liabilities subject to such reserve requirement at that time. LIBOR Loans shall be deemed to constitute Eurocurrency liabilities and as such shall be deemed subject to reserve requirements without benefits of credits for proration, exceptions or offsets that may be available from time to time to any Lender.

                "Reportable Event" has the meaning set forth in Section 4043(b) of ERISA, but shall not include a Reportable Event as to which the provision for 30 days' notice to the PBGC is waived under applicable regulations.

                "Required Lenders" means, at any time, any combination of Lenders whose Commitment Percentages at such time aggregate in excess of 51%.

                "Restricted Payment" means (a) any dividend, distribution or payment on or with respect to (i) any shares of a Borrower's capital stock (other than dividends payable solely in shares of its capital stock) or (ii) any partnership interest in a Borrower, excluding, however, any such dividend, distribution or payment to a Borrower or any Subsidiary of a Borrower, (b) any redemption or prepayment or other retirement by a Borrower, prior to the stated maturity thereof or prior to the due date of any regularly scheduled installment or amortization payment with respect thereto, of any Indebtedness for Money Borrowed (other than the Secured Obligations) or of any Indebtedness that is junior and subordinate to the Secured Obligations, (c) the payment by a Borrower of the principal amount of or interest on any Indebtedness (other than trade debt) owing to a shareholder, partner or equity holder of a Borrower or to any Affiliate of any such shareholder, partner or equity holder, which Affiliate is not a Borrower, and (d) the payment of any management, consulting or similar fee by a Borrower to any of its Affiliates other than a Borrower.

                "Restricted Purchase" means any payment on account of the purchase, redemption or other acquisition or retirement by a Person of any (a) shares of such Person's capital stock (except shares acquired on the conversion thereof into other shares of capital stock of such Person) or (b) a partnership interest in such Person, if such Person is a partnership.

                "Revolving Credit Commitment" means, as to FCC, initially $25,000,000 and, as to each Lender from and after an assignment by FCC, the amount set forth for such Lender in the Register maintained by the Agent pursuant to Section 13.1(d), representing such Lender's aggregate obligation, upon and subject to the terms and conditions of this Agreement, to make Revolving Credit Loans to each of the Borrowers.

                "Revolving Credit Facility" means, at any time, the principal amount of $25,000,000.

                "Revolving Credit Loan" means Loans made to a Borrower pursuant to Sections 2.1 and 2.2.

                "Revolving Credit Note" means each Revolving Credit Note made by the Borrowers, jointly and severally, payable to the order of a Lender evidencing the obligation of the Borrowers to pay the aggregate unpaid principal amount of the Revolving Credit Loan made to them by such Lender (and any promissory note or notes that may be issued from time to time in substitution, renewal, extension, replacement or exchange therefor, whether payable to such Lender or to a different Lender in connection with a Person becoming a Lender after the Effective Date or otherwise) substantially in the form of Exhibit A hereto, with all blanks properly completed, either as originally executed or as the same may from time to time be supplemented, modified, amended, renewed, extended or refinanced.

                "Schedule of Accounts" means a schedule delivered by the Borrowers to the Agent pursuant to the provisions of Section 8.12(a).

                "Schedule of Inventory" means a schedule delivered by the Borrowers to the Agent pursuant to the provisions of Section 8.12(b).

                "Secured Obligations" means, in each case whether now in existence or hereafter arising,

                [restart]the principal of, and interest and premium, if any, on, the Loans, all Reimbursement Obligations and other obligations of the Borrowers (or any of them) relating to Letters of Credit, all IRB Letter of Credit Obligations,
                all obligations to the Agent, a Lender or any Affiliate of the Agent or any Lender under or relating to Interest Rate Protection Agreements, all obligations of the Borrowers to Bank in connection with the maintenance of accounts, funds transfer, account analysis, cash management fees and related items, and all indebtedness, liabilities, obligations, covenants and duties of the Borrowers, or any of them, to the Agent or to the Lenders of every kind, nature and description arising under or in respect of this Agreement, the Notes or any of the other Loan Documents, whether direct or indirect, absolute or contingent, due or not due, contractual or tortious, liquidated or unliquidated, and whether or not evidenced by any note, and whether or not for the payment of money, including without limitation, fees required to be paid pursuant to Article 4 and expenses required to be paid or reimbursed pursuant to Sections 15.2 and 15.14.

                "Security Documents" means each of the following:

                [restart]the Financing Statements,
                the Mortgages,
                the Trust Agreement,
                the Trademark Security Agreement,
                the Patent Security Agreement,
                the Guaranty Agreement,
                the Guarantor Security Agreement, and
                this Agreement and each other writing executed and delivered by a Borrower or any other Person securing the Secured Obligations.

                "Security Interest" means the Liens of the Agent, for the benefit of itself as Agent and the Lenders, on and in the Collateral and the Guarantor Collateral effected hereby or by any of the Security Documents or pursuant to the terms hereof or thereof.

                "Settlement Date" means each Business Day after the Effective Date selected by the Agent in its sole discretion subject to and in accordance with the provisions of Section 4.8(c) as of which a Settlement Report is delivered by the Agent and on which settlement is to be made among the Lenders in accordance with the provisions of Section 4.8.

                "Settlement Report" means each report, substantially in the form attached hereto as Exhibit E, prepared by the Agent and delivered to each Lender and setting forth, among other things, as of the Settlement Date indicated thereon and as of the next preceding Settlement Date, the aggregate principal balance of all Revolving Credit Loans outstanding, each Lender's Commitment Percentage thereof, each Lender's Net Outstandings and all Non-Ratable Loans made, and all payments of principal, interest and fees received by the Agent from the Borrowers during the period beginning on such next preceding Settlement Date and ending on such Settlement Date.

                "Subordinated Indebtedness" means any Indebtedness for Money Borrowed, which is subordinated to the Secured Obligations on terms and conditions acceptable to the Required Lenders in their sole discretion.

                "Subsidiary"

                [restart]when used to determine the relationship of a Person to another Person, means a Person of which an aggregate of 50% or more of the stock of any class or classes or 50% or more of other ownership interests is owned of record or beneficially by such other Person, or by one or more Subsidiaries of such other Person, or by such other Person and one or more Subsidiaries of such Person, if the holders of such stock, or other ownership interests, (A) are ordinarily, in the absence of contingencies, entitled to vote for the election of a majority of the directors (or other individuals performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of such a contingency, or (B) are entitled, as such holders, to vote for the election of a majority of the directors (or individuals performing similar functions) of such Person, whether or not the right so to vote exists by reason of the happening of a contingency, or in the case of such other ownership interests, if such ownership interests constitute a majority voting interest, and when used without other designation, means a Subsidiary of a Borrower.

                "Tangible Net Worth" means, at any time, as applied to the Borrowers, the consolidated Net Worth of Collins and its Consolidated Subsidiaries at the time in question, after excluding therefrom all Accounts due from officers, directors, shareholders and Affiliates of the Borrowers and the amount of all intangible items reflected therein, including, without limitation, all unamortized debt discount and expense, unamortized research and development expense, unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, non-compete agreements and similar covenants, unamortized excess cost of investment in non-Consolidated Subsidiaries over equity at dates of acquisition and all similar items which should properly be treated as intangibles in accordance with GAAP.

                "Termination Date" means May 17, 2005, such earlier date as all Secured Obligations shall have been irrevocably paid in full and the Revolving Credit Facility shall have been terminated, or such later date as to which the same may be extended pursuant to the provisions of Section 2.5.

                "Termination Event" means

                [restart]a Reportable Event, or
                the filing of a notice of intent to terminate a Plan or the treatment of a Plan amendment as a termination under Section 4041 of ERISA, or the institution of proceedings to terminate a Plan by the PBGC under Section 4042 of ERISA, or the appointment of a trustee to administer any Plan."Term Loan" means either Term Loan A or Term Loan B, and refers to both LIBOR Term Loans and Base Rate Term Loans and "Term Loans" means all such Loans.

                "Term Loan A" means the aggregate Loans made to the Borrowers pursuant to Section 3.1(a).

                "Term Loan A Facility" means a principal amount equal to $7,000,000.

                "Term Loan B" means the aggregate of the Term Loan B Advances made to the Borrowers pursuant to Section 3.1(b).

                "Term Loan B Advance" means any advance of Term Loan B pursuant to the provisions of Section 3.1(b).

                "Term Loan B Advance Date" means the date on which a Term Loan B Advance is made pursuant to the provisions of Sections 3.1 and 3.2.

                "Term Loan B Availability" means the excess, if any, at the time of determination of the Term Loan B Facility over the outstanding unpaid principal balance of Term Loan B.

                "Term Loan B Facility" means, at any time, a principal amount equal to $2,000,000.

                "Term Note" means any of the Term Notes A or the Term Notes B and "Term Notes means more than one such Note.

                "Term Note A" means any of the promissory notes made by the Borrowers, jointly and severally, payable to the order of a Lender evidencing the obligations of such Borrowers to pay the aggregate unpaid amount of the Term Loan A made by such Lender to the Borrowers (and any promissory note or notes that may be issued from time to time in substitution, renewal, extension, replacement or exchange therefor whether payable to the same or different Lender, whether issued in connection with a Person becoming a Lender after the Effective Date or otherwise), substantially in the form of Exhibit B-1 hereto, with all blanks properly completed, either as originally executed or as the same may be from time to time be supplemented, modified, amended, renewed, extended or refinanced, and "Term Notes A" means more than one such Term Note A.

                "Term Note B" means any of the promissory notes made by the Borrowers, jointly and severally, payable to the order of a Lender evidencing the obligations of such Borrowers to pay the aggregate unpaid amount of the Term Loan A made by such Lender to the Borrowers (and any promissory note or notes that may be issued from time to time in substitution, renewal, extension, replacement or exchange therefor whether payable to the same or different Lender, whether issued in connection with a Person becoming a Lender after the Effective Date or otherwise), substantially in the form of Exhibit B-2 hereto, with all blanks properly completed, either as originally executed or as the same may be from time to time be supplemented, modified, amended, renewed, extended or refinanced, and "Term Notes B" means more than one such Term Note B.

                "Total Commitment" means at any time the sum of the Revolving Credit Commitments of all Lenders at such time.

                "Trademark Security Agreement" means each Trademark Security Agreement, dated on or about the Effective Date, made by a Borrower to the Agent for the benefit of the Lenders.

                "Trademarks" means and includes, as to any Person, all of such Person's then-owned or existing and future acquired or arising right, title and interest in and to

                [restart]trademarks (including service marks), trade names and trade styles and the registrations and applications for registration thereof and the goodwill of the business symbolized by the trademarks, licenses of the foregoing, whether as licensee or licensor, renewals thereof,
                income, royalties, damages and payments now or hereafter due and/or payable with respect thereto, including, without limitation, damages, claims and payments for past and future infringements thereof, rights to sue for past, present and future infringements thereof, including the right to settle suits involving claims and demands for royalties owing, and all rights corresponding to any of the foregoing throughout the world.

                "Trust Agreement" means, collectively, the Trust Agreements, dated on or about the Effective Date, among a Borrower, the Agent and the named trustee, in form and substance satisfactory to the Agent, providing for the holding by such trustee on behalf of the Lenders of title documents relating to Eligible Chassis Inventory and Eligible Finished Goods Inventory and periodic reporting relating thereto.

                "Trustee" means the person serving as Trustee under the Trust Agreement from time to time.

                "Unfunded Vested Accrued Benefits" means with respect to any Plan at any time, the amount (if any) by which

                [restart]the present value of all vested nonforfeitable benefits under such Plan exceeds the fair market value of all Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plan.

      "Uniform Commercial Code" means the Uniform Commercial Code as in effect from time to time in the State of Georgia.

      "Used Vehicle Sublimit" means the sum of $1,000,000.

      "Valuable Transfer" as to any Borrower, means and shall have been deemed to have occurred if proceeds of any Loan, Letter of Credit or other extension of credit are used, directly or indirectly, to (i) make a loan, advance or capital contribution to such Borrower, (ii) acquire from such Borrower debt securities or other obligations of such Borrower, (iii) acquire property, any interest in which is transferred to such Borrower (but only to the extent of the economic benefit to such Borrower of the interest so transferred), (iv) purchase equity securities of such Borrower, or (v) otherwise confer, directly or indirectly, an economic benefit on such Borrower (but only to the extent of such benefit).

      "World Trans" means World Trans, Inc., a Kansas corporation, a Wholly-Owned Subsidiary of Collins, and its successors and assigns.

      "WCI" means Wheeled Coach Industries, Inc., a Florida corporation, a Wholly-Owned Subsidiary of Collins, and its successors and assigns.

      "Wholly-Owned Subsidiary" when used to determine the relationship of a Subsidiary to a Person means a Subsidiary all of the issued and outstanding shares (other than directors' qualifying shares) of the capital stock of which shall at the time be owned by such Person or one or more of such Person's Wholly-Owned Subsidiaries or by such Person and one or more of such Person's Wholly-Owned Subsidiaries.

      General.
        All terms of an accounting nature not specifically defined herein shall have the meaning ascribed thereto by GAAP.
        The terms accounts, chattel paper, contract rights, documents, equipment, instruments, general intangibles, inventory, goods, letter-of-credit rights, supporting obligation, deposit account and proceeds, as and when used in this Agreement or the Security Documents, shall have the meanings given those terms in the Uniform Commercial Code.
        Unless otherwise specified, a reference in this Agreement to a particular article, section or subsection is a reference to that article, section or subsection of this Agreement, and the words "hereof," "herein," "hereunder" and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision, section or subsection of this Agreement.
        Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter.
        Words denoting individuals include corporations and vice versa.
        References to any legislation or statute or code, or to any provisions of any legislation or statute or code, shall include any modification or reenactment of, or any legislative, statutory or code provision substituted for, such legislation, statute or code or provision thereof.
        References to any document or agreement (including this Agreement) shall include references to such document or agreement as amended, novated, supplemented, modified or replaced from time to time, so long as and to the extent that such amendment, novation, supplement, modification or replacement is either not prohibited by the terms of this Agreement or is consented to by the Required Lenders and the Agent.
        Except as specifically restricted, references to any Person include its successors or permitted substitutes and assigns.
        All references herein to a time of day are, unless otherwise specified, references to such time of day in Atlanta, Georgia.

  REVOLVING CREDIT FACILITY

      Revolving Credit Loans. Upon the terms and subject to the conditions of, and in reliance upon the representations and warranties made under, this Agreement, each Lender agrees, severally, but not jointly, to make Revolving Credit Loans to the Borrowers from time to time from the Effective Date to but not including the Termination Date, as requested or deemed requested by the Borrowers' Representative in accordance with the terms of Section 2.2, in amounts equal to such Lender's Commitment Percentage of each Revolving Credit Loan requested or deemed requested hereunder by the Borrowers up to an aggregate principal amount at any one time outstanding equal to such Lender's Commitment Percentage of the lesser of (i) the Revolving Credit Facility and (ii) the Borrowing Base, minus in the case of each (i) and (ii) the Letter of Credit Reserve; provided, however, that the aggregate principal amount of all outstanding Revolving Credit Loans by all Lenders (after giving effect to the Loans requested) shall not at any time exceed the lesser of (iii) the Revolving Credit Facility and (iv) the Borrowing Base, minus in the case of each (iii) and (iv) the Letter of Credit Reserve. It is expressly understood and agreed that the Lenders may and at present intend to use the foregoing limits applicable to the Borrowers as a maximum ceiling on Revolving Credit Loans to such Borrowers; provided, however, that should the Revolving Credit Loans exceed the ceiling so determined or any other limitation set forth in this Agreement, such Revolving Credit Loans shall nevertheless constitute Secured Obligations and, as such, shall be entitled to all benefits thereof and security therefor. The principal amount of any Revolving Credit Loan which is repaid may be reborrowed by the Borrowers, subject to the terms and conditions of this Agreement, in accordance with the terms of this Section 2.1. The Agent's and each Lender's books and records reflecting the date and the amount of each Revolving Credit Loan and each repayment of principal thereof shall constitute prima facie evidence of the accuracy of the information contained therein, subject to the provisions of Section 4.5.
      Manner of Borrowing Revolving Credit Loans. Borrowings under the Revolving Credit Facility shall be made as follows:
        Requests for Borrowing. A request for a borrowing shall be made, or shall be deemed to be made, in any of the following manners:
          Base Rate Revolving Credit Loans. A request for a Borrowing of Base Rate Loans under the Revolving Credit Facility shall be made, or shall be deemed to be made, in the following manner:
            the Borrowers, through the Borrowers' Representative, shall give the Agent at least two Business Days' prior written notice of the Effective Date, which notice shall be irrevocable, and, as to subsequent Base Rate Revolving Credit Loans, the Borrowers may, through the Borrowers' Representative, give the Agent notice of their intention to borrow by giving telephonic notice (each a "Notice of Borrowing"), which notice shall be irrevocable, before 11:30 a.m. on the proposed borrowing date, specifying the proposed amount of the requested Base Rate Revolving Credit Loan to each Borrower and the proposed borrowing date, whenever a check or other item is presented to a Disbursing Bank for payment against a Disbursement Account (if such an account has been established) in an amount greater than the then-available balance in such account, such Disbursing Bank shall, and is hereby irrevocably authorized by the Borrowers to, give the Agent notice thereof, which notice shall be deemed to be a request for one or more Base Rate Revolving Credit Loans to one or more Borrowers on the date of such notice in an aggregate amount equal to the excess of such check or other item over such available balance, unless payment is otherwise made by the Borrowers, the becoming due of any amount required to be paid under this Agreement or any of the Notes (including, without limitation, the Term Notes) as interest or principal shall be deemed to be a request for one or more Base Rate Revolving Credit Loans from one or more Borrowers on the due date in an aggregate amount equal to the amount required to pay such interest or principal, unless payment is otherwise made by the Borrowers, the becoming due of any other Secured Obligation shall be deemed to be a request for one or more Base Rate Revolving Credit Loans to one or more Borrowers on the due date in an aggregate amount equal to the amount then so due, and such request shall be irrevocable, and the receipt by the Agent of notification from FCC to the effect that a payment has been made under (1) a Letter of Credit Guarantee or (2) any Guarantee pursuant to which FCC or any of its Affiliates Guarantees to the Issuing Bank, the payment or performance by a Borrower of its reimbursement obligations under any IRB Letter of Credit, and that the Borrowers have failed to reimburse FCC therefor in accordance with the terms of Article 2A or any reimbursement agreement, as the case may be, shall be deemed to be a request for one or more Base Rate Revolving Credit Loans to one or more Borrowers on the date such notification is received in an aggregate amount equal to the amount so unreimbursed;

          provided, that if any notice referred to in clause (A) above is received after the applicable specified time, the proposed borrowing will be postponed automatically to the next Business Day.

          LIBOR Revolving Credit Loans. The Borrowers may request LIBOR Loans under the Revolving Credit Facility by notifying the Agent (which notice shall be irrevocable) not later than 11:30 a.m. on the date two Business Days before the day on which the requested LIBOR Revolving Credit Loans are to be made, specifying the effective date and amount of such LIBOR Revolving Credit Loans requested and the duration of the applicable Interest Period.
          Notification of Lenders. Unless the Agent has elected periodic settlements pursuant to Section 4.8, the Agent shall promptly notify the Lenders of any Notice of Borrowing given or deemed given pursuant to this Section 2.2(a). Not later than 1:30 p.m. on the proposed borrowing date, each Lender will make available to the Agent, for the account of the Borrowers, at the Agent's Office in funds immediately available to the Agent, in an amount equal to such Lender's Commitment Percentage of the Revolving Credit Loans to be made on such borrowing date.
        Disbursement of Loans. The Borrowers hereby irrevocably authorize the Agent to disburse the proceeds of each borrowing requested, or deemed to be requested, pursuant to this Section 2.2 as follows:
          the proceeds of each borrowing requested under Sections 2.2(a)(i)(A) or 2.2(a)(ii) shall be disbursed by the Agent in Dollars in immediately available funds, (A) in the case of any borrowing on the Effective Date, in accordance with the terms of the letter from the Borrowers to the Agent referred to in Section 5.1(d)(22) and (B) in the case of each subsequent borrowing, by wire transfer to the account of the Borrower designated in the applicable Notice of Borrowing,

      (ii) the proceeds of each borrowing deemed requested under Section 2.2(a)(i)(B) shall be disbursed by the Agent directly to the Disbursing Bank,

      (iii) the proceeds of each borrowing deemed requested under Section 2.2(a)(i)(C) or (D) shall be disbursed by the Agent by way of direct payment of the relevant principal, interest or other Secured Obligation, as the case may be, and

      (iv) the proceeds of each borrowing deemed requested under Section 2.2(a)(i)(E) shall be disbursed by the Agent directly to FCC on behalf of the applicable Borrower.

      Repayment of Revolving Credit Loans. The Revolving Credit Loans will be repaid as follows:
        The outstanding principal amount of all the Revolving Credit Loans is due and payable, and shall be repaid by the Borrowers in full, on or before the Termination Date;
        If at any time the aggregate outstanding unpaid principal amount of the Revolving Credit Loans exceeds the lesser of the Revolving Credit Facility and the Borrowing Base minus in each case the Letter of Credit Reserve in effect at such time, the Borrowers shall repay the Revolving Credit Loans in an amount sufficient to reduce the aggregate unpaid principal amount of such Revolving Credit Loans by an amount equal to such excess, together with accrued and unpaid interest on the amount so repaid to the date of repayment;
        The Borrowers hereby instruct the Agent to repay the Revolving Credit Loans outstanding on any day in an amount equal to the amount received by the Agent on such day pursuant to Section 8.1(b), such amounts to be applied as the Agent shall determine in its discretion. Each such payment by one Borrower of Revolving Credit Loans made for the benefit of another Borrower shall be accounted for by the Borrowers among themselves as intercompany loans, but shall in no way affect the joint and several liability of the Borrowers hereunder for the payment and performance of the Secured Obligations; and
        Each LIBOR Revolving Credit Loan is due and payable on the last day of the Interest Period applicable thereto, except to the extent converted or continued in accordance with Sections 4.19 and 4.20 or Section 4.21(b), and the Borrowers shall be deemed to have requested a Base Rate Loan to repay such amount.

      Repayments pursuant to Section 2.3(b) or (c) shall be applied first to the Base Rate Revolving Credit Loans, and then to LIBOR Revolving Credit Loans.

      Revolving Credit Note. Each Lender's Revolving Credit Loans to the Borrowers and the obligation of the Borrowers to repay such Revolving Credit Loans shall also be evidenced by a Revolving Credit Note payable to the order of such Lender. Each Revolving Credit Note shall be dated the Effective Date (or such later date on which such Lender becomes a "Lender" hereunder) and be duly and validly executed and delivered by the applicable Borrower.
      Extension of Revolving Credit Facility. Upon the request of the Borrowers, the Lenders may, in their sole discretion, effective as of the third and any subsequent Anniversary, agree to extend the Revolving Credit Facility for an additional period of one year. Each such extension shall be effected by the delivery to the Borrowers of a written notice to that effect by the Lenders, not less than 30 days prior to the third Anniversary or such subsequent Anniversary.

      ARTICLE 2A

      LETTER OF CREDIT GUARANTEES

      SECTION 2A.1 Agreement to Issue. Upon the terms and subject to the conditions of, and in reliance upon the representations and warranties made under, this Agreement, FCC agrees to issue or cause the issuance of, including by issuance of Letter of Credit Guarantees, for the account of Borrowers or one or more Borrowers, Letters of Credit in accordance with this Article 2A, from time to time during the period commencing on the Effective Date and ending on the Termination Date.

      SECTION 2A.2 Amounts. FCC shall not have any obligation to issue or cause the issuance of any Letter of Credit at any time:

        if, after giving effect to the issuance of the requested Letter of Credit, (i) the aggregate Letter of Credit Obligations of the Borrowers would exceed the Letter of Credit Facility or (ii) the aggregate principal amount of Revolving Credit Loans outstanding plus the aggregate Letter of Credit Obligations, would exceed the lesser of (A) the Revolving Credit Facility and (B) the Borrowing Base; or
        which has a term longer than one calendar year or an expiration date after the Termination Date.

        SECTION 2A.3 Conditions. The obligation of FCC to issue any Letter of Credit Guarantee is subject to the satisfaction of (a) the applicable conditions precedent contained in Article 5 and (b) the following additional conditions precedent in a manner satisfactory to the Agent and FCC:

          one or more of the Borrowers shall have delivered to FCC and the Agent at such times and in such manner as FCC or the Agent may prescribe, a Reimbursement Agreement and such other documents as may be required pursuant to the terms thereof, and the form of the proposed Letter of Credit, all of which shall be satisfactory in form and substance, as completed, to the Issuing Bank, FCC and the Agent in their respective reasonable credit judgment; and
          as of the date of issuance, no law, rule or regulation, or order of any court, arbitrator or governmental authority having jurisdiction or authority over FCC shall purport by its terms to enjoin or restrain FCC or commercial financing entities, generally, from issuing guarantees, including guarantees of letter of credit obligations, of the type and in the amount of the proposed Letter of Credit Guarantee or the proposed Letter of Credit Guarantee specifically.

        SECTION 2A.4 Issuance of Letter of Credit Guarantees.

        [restart]Request for Issuance. The Borrower's Representative shall give the Issuing Bank, FCC and the Agent written notice of one or more of Borrower's request for the issuance of a Letter of Credit no later than six Business Days prior to the proposed date of issuance. Such notice shall be irrevocable and shall be accompanied by a completed Reimbursement Agreement specifying at least the name of each Borrower which will appear as an account party on the face of such Letter of Credit, the original face amount of the Letter of Credit requested, the effective date (which date shall be a Business Day) of issuance of such requested Letter of Credit, whether the Letter of Credit may be drawn in a single or in multiple draws (which draws shall be made by sight draft only), the date on which such requested Letter of Credit is to expire (which date shall be a Business Day on or prior to the Termination Date), the purpose for which the Letter of Credit is to be issued and the beneficiary of the Letter of Credit. The Borrower's Representative shall attach to such notice the form of the Letter of Credit requested to be issued.
        Responsibilities of the Agent; Issuance. The Agent shall determine, as of the Business Day immediately preceding the requested effective date of issuance of a Letter of Credit set forth in the notice from the Borrower's Representative pursuant to Section 2A, the amount of Letter of Credit Availability. If (i) the form of requested Letter of Credit delivered by the Borrowers to the Agent is acceptable to FCC, the Issuing Bank and the Agent in their sole, reasonable discretion, and (ii) the amount of the Letter of Credit Guarantee necessary to procure the issuance by the Issuing Bank of such Letter of Credit is less than or equal to the Letter of Credit Availability, then FCC will join in the application for such Letter of Credit or otherwise cause the Issuing Bank to issue the requested Letter of Credit.
        Notice of Issuance. Promptly after the issuance of any Letter of Credit supported by a Letter of Credit Guarantee, FCC or the Issuing Bank shall give the Agent written or facsimile notice, or telephonic notice confirmed promptly thereafter in writing, of the issuance of such Letter of Credit, and the Agent shall give each Lender a periodic written report, not less frequently than monthly, of each such Letter of Credit outstanding as of the date thereof, the amount available to be drawn thereunder and the expiration date thereof.
        No Extension or Amendment. FCC shall not cause any Letter of Credit to be extended or amended unless the requirements of this Section 2A are met as though a new Letter of Credit were being requested and issued.

        SECTION 2A.5 Duties of FCC. The rights and obligations of the Issuing Bank in connection with any Letter of Credit shall be governed by the Reimbursement Agreement for such Letter of Credit and in no event shall the Agent or any Lender have any liability or obligation to any Borrower for any failure or refusal or delay by the Issuing Bank to issue, or error in issuing, any Letter of Credit. Any action taken or omitted to be taken by FCC under or in connection with any Letter of Credit Guarantee, if taken or omitted in the absence of gross negligence or willful misconduct, shall not result in any liability of FCC to any Lender or relieve any Lender of its obligations hereunder to FCC. In determining whether to pay under any Letter of Credit Guarantee, FCC shall have no obligation to confirm that the Issuing Bank acted properly in honoring any drawing under the related Letter of Credit and shall be entitled to rely on the Issuing Bank's demand for payment as sufficient evidence of the Issuing Bank's entitlement thereto.

        SECTION 2A.6 Payment of Reimbursement Obligations.

        [restart]Payment to Issuing Bank, FCC. Notwithstanding any provisions to the contrary in any Reimbursement Agreement, the Borrowers agree, jointly and severally, for the benefit of FCC and the other Lenders, to reimburse the Issuing Bank for any drawings (whether partial or full) under each Letter of Credit on demand and agree to pay to the Issuing Bank the amount of all other Reimbursement Obligations and other amounts payable to the Issuing Bank under or in connection with such Letter of Credit in accordance with the Reimbursement Agreement. If FCC shall pay any amount under any Letter of Credit Guarantee, the Borrowers shall, jointly and severally, unless the Borrowers shall have already paid the amount in respect of which payment was made under such Letter of Credit Guarantee to the Issuing Bank in accordance with a Reimbursement Agreement, pay to FCC on the first Business Day following such payment, an amount equal to the amount of the payment made by FCC under such Letter of Credit Guarantee, together with interest on such amount for the period from FCC's payment under the applicable Letter of Credit Guarantee, until repayment in full of such amount, at the interest rate then applicable to Base Rate Revolving Credit Loans. So long as FCC remains unpaid, it shall be subrogated to all rights and remedies of (i) the Issuing Bank under the related Reimbursement Agreement and (ii) any beneficiary of such Letter of Credit whose claims against the account party on such Letter of Credit have been satisfied with proceeds of drawing under such Letter of Credit.
        Recovery or Avoidance of Payments. In the event any payment by or on behalf of the Borrowers with respect to any Letter of Credit (or any Reimbursement Obligation relating thereto) or any Letter of Credit Guarantee received by FCC, the Issuing Bank or by the Agent and distributed by the Agent to the Lenders on account of their respective participations therein, is thereafter set aside, avoided or recovered from FCC, the Issuing Bank or the Agent in connection with any receivership, liquidation or bankruptcy proceeding, the Lenders shall, upon demand by the Agent, pay to the Agent, for the account of the Agent, FCC or the Issuing Bank, as the case may be, their respective Commitment Percentages of such amount set aside, avoided or recovered together with interest at the rate required to be paid by the Agent, FCC or the Issuing Bank upon the amount required to be repaid by it.

        SECTION 2A.7 Participations.

        [restart]Purchase of Participations. Immediately upon the Effective Date as to Letters of Credit outstanding on the Effective Date and immediately upon issuance by the Issuing Bank of any other Letter of Credit, each Lender shall be deemed to have irrevocably and unconditionally purchased and received without recourse or warranty, an undivided interest and participation in the Letter of Credit Obligations thereunder, equal to such Lender's Commitment Percentage thereof (including, without limitation, all obligations of the Borrowers with respect thereto, other than amounts owing to FCC or for the account of the Issuing Bank under Section 4.2(b), and any security therefor or guaranty or other supporting obligation pertaining thereto).
        Sharing of Letter of Credit Payments. In the event that FCC makes a payment under any Letter of Credit Guarantee and shall not have been repaid such amount pursuant to Section 2A, then the Borrowers shall be deemed to have requested a Base Rate Revolving Credit Loan in the amount of such payment and, notwithstanding the occurrence or continuance of a Default or Event of Default at the time of such payment, each Lender shall be absolutely obligated to make its ratable portion of such Loan available to the Administrative Agent for disbursement as provided by Section 2.2(b) or to purchase a participation in the payment made by FCC under any such Letter of Credit Guarantee.
        Sharing of Reimbursement Obligation Payments. Whenever FCC receives a payment from or on behalf of the Borrowers or the Issuing Bank on account of a Reimbursement Obligation as to which the Agent has previously received for the account of FCC payment from a Lender pursuant to this Section 2A, FCC shall promptly pay to the Agent, for the benefit of such Lender, such Lender's Commitment Percentage of the amount of such payment from the Borrowers or the Issuing Bank in Dollars. Each such payment shall be made by FCC on the Business Day on which FCC receives immediately available funds from the Borrowers or the Issuing Bank pursuant to the immediately preceding sentence, if received prior to 11:00 a.m. on such Business Day, and otherwise on the next succeeding Business Day.
        Documentation. Upon the request of any Lender, the Agent shall furnish to such Lender copies of any Letter of Credit, Reimbursement Agreement, Letter of Credit Guarantee or application for any Letter of Credit and such other documentation as to Letters of Credit as may reasonably be requested by such Lender.
        Obligations Irrevocable. The obligations of each Lender to make payments to the Agent with respect to any Letter of Credit or Letter of Credit Guarantee in respect thereof and its participation therein pursuant to the provisions of this Section 2A or otherwise and the obligations of the Borrowers to make payments to FCC, the Issuing Bank or to the Agent, for the account of Lenders, shall be irrevocable, shall not be subject to any qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement (assuming, in the case of the obligations of the Lenders to make such payments, that the Letter of Credit has been issued in accordance with Section 2A), including, without limitation, any of the following circumstances:
          Any lack of validity or enforceability of this Agreement or any of the other Loan Documents;
          The existence of any claim, set-off, defense or other right which the Borrowers (or any of them) may have at any time against a beneficiary named in a Letter of Credit or any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), any Lender, FCC, the Issuing Bank or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transactions between the Borrowers or any other Person and the beneficiary named in any Letter of Credit);
          Any draft, certificate or any other document presented under the Letter of Credit upon which payment has been made in good faith and according to its terms proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;
          The surrender or impairment of any Collateral or any other security for the Secured Obligations or the performance or observance of any of the terms of any of the Loan Documents;
          The occurrence of any Default or Event of Default; or
          FCC's, the Issuing Bank's or the Agent's failure to deliver the notice provided for in Section 2A.

        SECTION 2A.8 Indemnification, Exoneration.

        [restart]Indemnification. In addition to amounts payable as elsewhere provided in this Article 2A, the Borrowers, jointly and severally, agree to protect, indemnify, pay and save harmless the Lenders, FCC, the Issuing Bank and the Agent from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees) which any Lender, FCC, the Issuing Bank or the Agent may incur or be subject to as a consequence, directly or indirectly, of the issuance of any Letter of Credit, other than as a result of its gross negligence or willful misconduct or failure to comply with Applicable Law, as determined by a court of competent jurisdiction, or the failure of the Issuing Bank to honor a drawing under any Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto governmental authority (all such acts or omissions being hereinafter referred to collectively as "Government Acts").
        Assumption of Risk by the Borrowers. As among the Borrowers, the Lenders, FCC, the Issuing Bank and the Agent, the Borrowers assume all risks of the acts and omissions of, or misuse of any of the Letters of Credit by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, subject to the provisions of the applications for the issuance of Letters of Credit, the Lenders, FCC, the Issuing Bank and the Agent shall not be responsible for:
          the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any Person in connection with the application for and issuance of and presentation of drafts with respect to any of the Letters of Credit, even if it should prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged;
          the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason;
          errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher;
          errors in interpretation of technical terms;
          any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit or of the proceeds thereof;
          the misapplication by the beneficiary of any Letter of Credit of the proceeds of any drawing under such Letter of Credit; or
          any consequences arising from causes beyond the control of the Lenders, FCC, the Issuing Bank or the Agent, including, without limitation, any Government Acts.

        None of the foregoing shall affect, impair or prevent the vesting of any of the Agent's rights or powers under this Section 2A.8.

        Exoneration. In furtherance and extension, and not in limitation, of the specific provisions set forth above, any action taken or omitted by the Agent, FCC, the Issuing Bank or any Lender under or in connection with any of the Letters of Credit or any related certificates, if taken or omitted in good faith and in conformance with Applicable Law, shall not result in any liability of any Lender, FCC, the Issuing Bank or the Agent to the Borrowers or relieve any Borrower of any of its obligations hereunder to any such Person.

  ARTICLE 2B.

  IRB LETTER OF CREDIT

  Upon satisfaction of the applicable conditions set forth in Section 5.1, and in reliance upon the representations and warranties made under this Agreement, FCC agrees to cause the issuance of the IRB Letter of Credit described in clause (ii) of the definition thereof on the Effective Date.

  TERM LOAN FACILITIES

      Term Loan Facilities.

        Term Loan A. Upon the terms and subject to the conditions of, and in reliance upon the representations and warranties made under, this Agreement, FCC agrees to make the Term Loan A to the Borrowers on the Effective Date in a principal amount equal to the Term Loan A Facility.
        Term Loan B. Upon the terms and subject to the conditions of, and in reliance upon the representations and warranties made under, this Agreement, each Lender agrees severally, but not jointly, from the Effective Date to but excluding the Termination Date, to make the Term Loan B to the Borrowers from time to time in incremental Term Loan B Advances in an aggregate principal amount at any one time outstanding equal to such Lender's Commitment Percentage of the Term Loan B Availability. The principal amount of any Term Loan B Advance which is repaid may be reborrowed by the Borrowers, subject to the terms and conditions of this Agreement and in accordance with Article 3.
      Manner of Borrowing Term Loans. The Borrowers, through the Borrowers' Representative, shall, if all or any part of the Term Loan A is to be made as a LIBOR Term Loan, give the Agent at least two (2) Business Days' prior written notice of the occurrence of the Effective Date. The Borrowers, through the Borrowers' Representative, shall give the Agent at least three (3) Business Days notice of each proposed borrowing of a Term Loan B Advance. Each notice requesting a Term Loan B Advance shall set forth (i) the aggregate principal amount of the requested Term Loan B Advance, which shall not be less than $250,000 and which shall not exceed in the aggregate the Term Loan B Availability, (ii) the Borrower or Borrowers on whose behalf the advance is being requested and the amount requested by each and the date on which the requested advance is to be made, (iii) the cost (exclusive of "soft costs") or orderly liquidation value of the specifically identified new or used Equipment, respectively, for which the proceeds are to be used to acquire or to reimburse a Borrower for payments made for the acquisition thereof, as to which no prior Term Loan B Advance has been requested or made, (iv) a certification that the amount requested does not exceed 80% of the "hard cost" of any such new Equipment or the orderly liquidation value (as established to the satisfaction of the Agent in its reasonable judgment) of any used such Equipment, and (v) the purchase invoices relating to such Equipment. Upon receipt of such notice from the Borrowers' Representative, the Agent shall promptly notify each Lender thereof. Each Lender will make the amount equal to its Commitment Percentage of the aggregate principal amount of the respective Term Loans available to the Agent, for the account of the Borrowers, at the office of the Agent, prior to 12:00 noon on the borrowing date in funds immediately available to the Agent. On the borrowing date, upon satisfaction of the applicable conditions set forth in Sections 5.1 and 5.2 and completion of any actions required by the provisions of Section 7.2, the Agent will disburse the Term Loans, in same day funds in accordance with the terms of a disbursement letter from the Borrowers' Representative to the Agent.
      Repayment of Term Loans.
        Loan A. The principal amount of each Term Loan A is due and payable, and shall be repaid in full by the Borrowers, in consecutive installments on successive Installment Payment Dates as follows: eleven (11) installments each in an amount equal to $250,000 and a final installment on the Termination Date in the amount of the then-unpaid balance of such Term Loan A.
        Term Loan B. On July 1, 2002 and on each July 1 and December 31 of each year thereafter the aggregate amount of Term Loan B Advances outstanding as to which no repayment schedule has been established shall be due and payable, and shall be repaid in full by the Borrowers, in consecutive installments on successive Installment Payment Dates as follows: each installment shall be in an amount determined by dividing the principal amount of all Term Loan B Advances subject to such determination by 20, except that the final installment shall be payable on the Termination Date in the amount of the then-unpaid balance of such Term Loan B Advances. Any amounts of the Term Loan B repaid from time to time may be reborrowed in accordance with the provisions of Section 3.2.
      Prepayment of Term Loans.
        Voluntary Prepayment. Provided that Availability immediately prior to and after giving effect to any such voluntary prepayment is not less than $500,000, the Borrowers shall have the right at any time and from time to time, upon at least five days' prior written notice by the Borrowers' Representative to the Agent, to prepay, without premium or penalty, the Term Loans. Each partial prepayment of a Term Loan shall be in a principal amount equal to $50,000 or any integral multiple thereof. On the prepayment date, the Borrowers shall pay interest on the amount prepaid, accrued to the prepayment date. Any notice of prepayment given by the Borrowers' Representative hereunder shall be irrevocable, and the amount to be prepaid (including accrued interest) shall be due and payable on the date designated in the notice.
        [Reserved].
        Prepayment on Asset Disposition. Any and all amounts received by a Borrower as cash proceeds (after deducting related expenses and taxes) from the sale (subject to such restrictions and consents as may be required in the Loan Documents) of any Real Estate or Equipment, to the extent such proceeds exceed (i) $100,000 in the case of any single parcel or item of Real Estate or Equipment, or (ii) $250,000 in the aggregate for all Real Estate and Equipment as to any Borrower sold during any twelve-month period, shall be paid by all Borrowers to the Agent for application to the Secured Obligations and shall be applied first to the outstanding principal of the Term Loan B to the extent thereof, second to the outstanding principal of the Term Loan A to the extent thereof and third to the outstanding Revolving Credit Loans to the extent thereof, with any excess to be deposited with the Agent to be held as cash collateral for the Secured Obligations and applied by the Agent from time to time to outstanding Revolving Credit Loans promptly upon the making of such Revolving Credit Loans or, after the Termination Date, to any of the Secured Obligations in such manner as the Agent shall determine in its sole discretion. All prepayments of the Term Loan A and the Term Loan B shall be applied to the principal installments payable thereon in inverse order of maturity (or, in the case of the Term Loan B, to the aggregate principal amount outstanding if there are not any scheduled installments yet specified).
        [Reserved]
        Prepayment on Termination. The Borrowers shall be obligated to prepay the Term Loans in full together with accrued and unpaid interest thereon upon any termination of this Agreement pursuant to Section 4.6 or otherwise or upon any acceleration of the Term Loans pursuant to Article 12.
        Application of Prepayments. Each prepayment under this Section 3.4 shall first be applied ratably to the scheduled principal installments of Term Loan B in the inverse order of their maturities until paid in full, and then ratably to the scheduled principal installments of each Term Loan A in the inverse order of their maturities until paid in full. Any amounts prepaid under this Section 3.4 with respect to Term Loan A may not be reborrowed.
      Term Notes. Each Term Loan A made by each Lender and the obligation of the Borrowers to repay such Loan shall be evidenced by this Agreement and by a Term Note A made by the Borrowers, jointly and severally, payable to the order of such Lender. Each Term Loan B made by each Lender and the obligation of the Borrowers to repay such Loan shall be evidenced by this Agreement and by a Term Note B made by the Borrowers, jointly and severally, payable to the order of such Lender. Each Term Note A and B shall be dated the Effective Date and be duly and validly executed and delivered by the Borrowers.

  GENERAL LOAN PROVISIONS; JOINT AND SEVERAL LIABILITY

      Interest.
        Subject to the provisions of Section 4.1(c), the Borrowers, jointly and severally, will pay interest on the unpaid principal amount of the Base Rate Loans made to any one of them, for each day from the day such Loan was made until such Loan is due (whether upon demand, at maturity, by reason of acceleration or otherwise) at a rate per annum equal to the sum of (i) the Applicable Interest Margin and (ii) the Base Rate, payable monthly in arrears as it accrues on each Interest Payment Date.
        Subject to the provisions of Section 4.1(c), the Borrowers, jointly and severally, will pay interest on the unpaid principal amount of each LIBOR Loan for the applicable Interest Period at a rate per annum equal to the sum of (i) the Applicable Interest Margin and (ii) LIBOR, payable in arrears as it accrues on each Interest Payment Date.
        If the Borrowers fail to pay when due (whether upon demand, at maturity, by reason of acceleration or otherwise) all or any portion of the principal amount of any Loan or if there shall occur an Event of Default, each such unpaid amount shall no longer bear interest in accordance with the terms of Section 4.1(a) or (b), but shall bear interest for each day from the date of such failure to pay or Event of Default, as the case may be, until such failure to pay or Event of Default shall have been cured or waived, at a rate per annum equal to the sum of (i) the Default Interest Margin and (ii) the Base Rate, payable on demand. The interest rate provided for in the preceding sentence shall, to the extent permitted by Applicable Law, apply to and accrue on the amount of any judgment entered with respect to any Secured Obligation and shall continue to accrue at such rate during any proceeding described in Section 12.1(f) or (g).
        The Borrowers will, to the extent permitted by Applicable Law, pay interest on the unpaid principal amount of any Secured Obligation that is due and payable other than the Loans in accordance with Sections 4.1(b) or (c), as applicable, as if such Secured Obligation were a Base Rate Revolving Credit Loan.
        The interest rates provided for in Sections 4.1(a), (b), (c) and (d) shall be computed on the basis of a year of 360 days and the actual number of days elapsed. Each interest rate determined with reference to the Base Rate shall be adjusted automatically as of the opening of business on the effective date of each change in the Base Rate.
        It is not intended by the Lenders, and nothing contained in this Agreement or the Notes shall be deemed, to establish or require the payment of a rate of interest in excess of the maximum rate permitted by Applicable Law (the "Maximum Rate"). If, in any month, the Effective Interest Rate, absent such limitation, would have exceeded the Maximum Rate, then the Effective Interest Rate for that month shall be the Maximum Rate, and, if in future months, the Effective Interest Rate would otherwise be less than the Maximum Rate, then the Effective Interest Rate shall remain at the Maximum Rate until such time as the amount of interest paid hereunder equals the amount of interest which would have been paid if the same had not been limited by the Maximum Rate. In the event, upon payment in full of the Secured Obligations, the total amount of interest paid or accrued under the terms of this Agreement is less than the total amount of interest which would have been paid or accrued if the Effective Interest Rate had at all times been in effect, then the Borrowers shall, to the extent permitted by Applicable Law, pay to the Lenders an amount equal to the excess, if any, of (i) the lesser of (A) the amount of interest which would have been charged if the Maximum Rate had, at all times, been in effect and (B) the amount of interest which would have accrued had the Effective Interest Rate, at all times, been in effect and (ii) the amount of interest actually paid or accrued under this Agreement. In the event the Lenders receive, collect or apply as interest any sum in excess of the Maximum Rate, such excess amount shall be applied to the reduction of the principal balance of the Secured Obligations, and if no such principal is then outstanding, such excess or part thereof remaining, shall be paid to the Borrowers.
      Certain Fees.
        Origination Fee. On the Effective Date, as additional consideration for the extensions of credit provided for hereunder, the Borrowers shall pay to the Agent, for the sole benefit of FCC, an origination fee in accordance with the provisions of a separate agreement between the Borrowers and the Agent.
        Letter of Credit Fees. The Borrowers, jointly and severally, agree to pay to the Agent, through its Treasury and International Services Group, (i) for the ratable benefit of the Lenders, letter of credit fees, and (ii) for the account of the Issuing Bank, the fees and charges of the Issuing Bank, in each case as described in and in accordance with the provisions of a separate agreement between the Borrowers and the Agent.
      Manner of Payment.
        Except as otherwise expressly provided in Section 8.1(b), each payment (including prepayments) by the Borrowers (or any of them) on account of the principal of or interest on the Loans or of any other amounts payable to the Lenders under this Agreement or any Note shall be made not later than 12:00 noon on the date specified for payment under this Agreement to the Agent, for the account of the Lenders, at the Agent's Office, in Dollars, in immediately available funds and shall be made without any setoff, counterclaim or deduction whatsoever. Any payment received after such time but before 5:00 p.m. on such day shall be deemed a payment on such date for the purposes of Section 12.1, but for all other purposes shall be deemed to have been made on the next succeeding Business Day.
        Each Borrower hereby irrevocably authorizes each Lender and each Affiliate of such Lender and each participant herein to charge any account of such Borrower maintained with such Lender or such Affiliate or participant with such amounts as may be necessary from time to time to pay any Secured Obligations (whether or not owed to such Lender, Affiliate or participant) which are not paid when due.
      General. If any payment under this Agreement or any Note shall be specified to be made upon a day which is not a Business Day, it shall be made on the next succeeding day which is a Business Day and such extension of time shall in such case be included in computing the amount of such payment or interest, if any, in connection with such payment.
      Loan Accounts; Statements of Account.
        Each Lender shall open and maintain on its books a loan account in the Borrowers' name (each, a "Loan Account" and collectively, the "Loan Accounts"). Each such Loan Account shall show as debits thereto each Loan made under this Agreement by such Lender to the Borrowers and as credits thereto all payments received by such Lender and applied to principal of such Loan, so that the balance of the Loan Account at all times reflects the principal amount due such Lender from the Borrowers.
        The Agent shall maintain on its books a control account for the Borrowers in which shall be recorded (i) the amount of each disbursement made hereunder, (ii) the amount of any principal or interest due or to become due from the Borrowers hereunder, and (iii) the amount of any sum received by the Agent hereunder from the Borrowers and each Lender's ratable share therein.
        The entries made in the accounts pursuant to subsections (a) and (b) above shall be prima facie evidence, in the absence of manifest error, of the existence and amounts of the obligations of the Borrowers therein recorded and in case of discrepancy between such accounts, in the absence of manifest error, the accounts maintained pursuant to subsection (b) above shall be controlling.
        The Agent will account separately to the Borrowers monthly with a statement of Loans, charges and payments made to and by the Borrowers pursuant to this Agreement, and such accounts rendered by the Agent shall be deemed final, binding and conclusive, save for manifest error, unless the Agent is notified by the Borrowers in writing to the contrary within 30 days of the date the account to the Borrowers was so rendered. Such notice by the Borrowers shall be deemed an objection to only those items specifically objected to therein. Failure of the Agent to render such account shall in no way affect the rights of the Agent or of the Lenders hereunder.
      Termination of Agreement. The Borrowers shall have the right, at any time, to terminate this Agreement upon not less than 30 Business Days' prior written notice of their intention to terminate this Agreement, which notice shall specify the effective date of such termination. Upon receipt of such notice, the Agent shall promptly notify each Lender thereof. On the date specified in such notice, such termination shall be effected, provided, that the Borrowers shall, on or prior to such date, pay to the Agent, for the account of the Lenders, in same day funds, an amount equal to all Secured Obligations then outstanding, including, without limitation, all (i) accrued interest thereon, (ii) all accrued fees provided for hereunder, and (iii) any amounts payable to the Lenders and the Agent pursuant to Sections 4.10, 15.2, 15.3 and 15.14 and in addition thereto, shall deliver to the Agent, in respect of each outstanding Letter of Credit, collateral consisting of cash or Cash Equivalents or other security satisfactory to the Issuing Bank in its sole discretion in an amount equal to the related Letter of Credit Obligations to be held by the Issuing Bank as collateral security for the payment of and to be applied to the payment of any amounts which may thereafter become due with respect to any Letter of Credit. Additionally, if requested by any Lender, the Borrowers shall provide the Agent and the Lenders with an indemnification agreement in form and substance satisfactory to the Agent and the Lenders with respect to returned and dishonored items and such other matters as the Agent or any Lender shall reasonably request. Following a notice of termination as provided for in this Section 4.6 and upon payment in full of the amounts specified in this Section 4.6, this Agreement shall be terminated and the Agent, the Lenders and the Borrowers shall have no further obligations to any other party hereto except for the obligations to the Agent and the Lenders pursuant to Section 15.14 hereof.
      Making of Loans.
        Nature of Obligations of Lenders to Make Loans. The obligations of the Lenders under this Agreement to make Revolving Credit Loans and Term Loans are several and are not joint or joint and several.
        Assumption by Agent. Subject to the provisions of Section 4.8 and notwithstanding the occurrence or continuance of a Default or Event of Default or other failure of any condition to the making of Revolving Credit Loans hereunder subsequent to the Effective Date, unless the Agent shall have received notice from a Lender in accordance with the provisions of Section 4.7(c) prior to a proposed borrowing date that such Lender will not make available to the Agent such Lender's portion of such Revolving Credit Loan, the Agent may assume that such Lender will make such Loan available to the Agent in accordance with Section 2.2(a), and the Agent may, in reliance upon such assumption, make available to the Borrowers on such date a corresponding amount. If and to the extent such Lender shall not make its Loan available to the Agent, such Lender, on the one hand, and the Borrowers, jointly and severally, on the other, severally agree to repay to the Agent forthwith on demand such corresponding amount (the "Make-Whole Amount"), together with interest thereon for each day from the date such amount is made available to the Borrowers until the date such amount is repaid to the Agent at the Effective Interest Rate or, if lower, subject to Section 4.1(e), the Maximum Rate; provided, however, that if on the Interest Payment Date next following the date on which any Lender pays interest to the Agent at the Effective Rate or the Maximum Rate on a Make-Whole Amount as aforesaid, the Borrowers default in making the interest payment due on such Interest Payment Date, then the Agent shall reimburse such Lender for the excess, if any, of the amount of interest so paid by such Lender on the Make-Whole Amount and the amount of interest that such Lender would have paid had the Lender been required to pay interest on the Make-Whole Amount at the Federal Funds Effective Rate. If such Lender shall repay to the Agent such corresponding amount, the amount so repaid shall constitute such Lender's Loan made on such borrowing date for purposes of this Agreement. The failure of any Lender to make its Loan available shall not (without regard to whether a Borrower shall have returned the amount thereof to the Agent in accordance with this Section 4.7) relieve it or any other Lender of its obligation, if any, hereunder to make its Loan available on such borrowing date, but no Lender shall be responsible for the failure of any other Lender to make its Loan available on the borrowing date.
        Delegation of Authority to Agent. Without limiting the generality of Section 14.1, each Lender expressly authorizes the Agent to determine on behalf of such Lender (i) any reduction or increase of the Applicable Percentage, so long as such Applicable Percentage does not at any time exceed the rate set forth in the definition thereof, (ii) the creation or elimination of any reserves against the Revolving Credit Facility and the Borrowing Base, and (iii) whether or not Inventory or Accounts shall be deemed to constitute Eligible Inventory or Eligible Accounts. Such authorization may be withdrawn by the Required Lenders by giving the Agent written notice of such withdrawal signed by the Required Lenders; provided, however, that unless otherwise agreed by the Agent, such withdrawal of authorization shall not become effective until the thirtieth Business Day after receipt of such notice by the Agent. Thereafter, the Required Lenders shall jointly instruct the Agent in writing regarding such matters with such frequency as the Required Lenders shall jointly determine. Unless and until the Agent shall have received written notice, which shall have become effective, from the Required Lenders as to the existence of a Default, an Event of Default or some other circumstance which would relieve the Lenders of their respective obligations to make Loans hereunder, which notice shall be in writing and shall be signed by the Required Lenders and shall expressly state that the Required Lenders do not intend to make available to the Agent Revolving Credit Loans made after the effective date of such notice, the Agent shall be entitled to continue to make the assumptions described in Section 4.7(b). The notice described in the preceding sentence shall become effective on the third Business Day after receipt of such notice by the Agent, unless otherwise agreed by the Agent; during the period between receipt of such notice, and effectiveness thereof, the Agent shall be entitled to make the assumptions described in Section 4.7(b) as to any Loan as to which it has not received written notice to the contrary prior to 11:00 a.m. on the Business Day next preceding the day on which the Loan is to be made. The Agent shall not be required to make any Loan for the account of any Lender as to which it shall have received notice of such Lender's intention not to make its Loan available to the Agent. Any withdrawal of authorization under this Section 4.7(c) shall not affect the validity of any Loans or other determinations made or actions taken or omitted prior to the effectiveness thereof.
      Settlement Among Lenders.
        Term Loans. The Agent shall pay to each Lender on each Interest Payment Date or Installment Payment Date, as the case may be, its ratable share, based upon the principal amount of the applicable Term Loans owing to such Lender, of all payments received by the Agent hereunder in immediately available funds in respect of the principal of, or interest on, the Term Loans, net of any amounts payable by such Lender to the Agent, by wire transfer of same day funds.
        Revolving Credit Loans. It is agreed that each Lender's Net Outstandings are intended by the Lenders to be equal at all times to such Lender's Commitment Percentage of the aggregate principal amount of all Revolving Credit Loans outstanding. Notwithstanding such agreement, the several and not joint obligation of each Lender to fund Revolving Credit Loans made in accordance with the terms of this Agreement ratably in accordance with such Lender's Commitment Percentage and each Lender's right to receive its ratable share of principal payments on Revolving Credit Loans made by it in accordance with its Commitment Percentage, the Lenders agree that in order to facilitate the administration of this Agreement and the Loan Documents that settlement among them may take place on a periodic basis in accordance with the provisions of this Section 4.8.
        Settlement Procedures as to Revolving Credit Loans. To the extent and in the manner hereinafter provided in this Section 4.8, settlement among the Lenders as to Revolving Credit Loans may occur periodically on Settlement Dates determined from time to time by the Agent, which may occur before or after the occurrence or during the continuance of a Default or Event of Default and whether or not all of the conditions set forth in Section 5.2 have been met. On each Settlement Date, payments shall be made by or to FCC and the other Lenders in the manner provided in this Section 4.8 in accordance with the Settlement Report delivered by the Agent pursuant to the provisions of this Section 4.8 in respect of such Settlement Date so that as of each Settlement Date, and after giving effect to the transactions to take place on such Settlement Date, each Lender's Net Outstandings shall equal such Lender's Commitment Percentage of the Revolving Credit Loans outstanding.
          Selection of Settlement Dates. If the Agent elects, in its discretion, but subject to the consent of FCC, to settle accounts among the Lenders with respect to principal amounts of Revolving Credit Loans less frequently than each Business Day, then the Agent shall designate periodic Settlement Dates which may occur on any Business Day after the Effective Date; provided, however, that the Agent shall designate as a Settlement Date any Business Day which is an Interest Payment Date; and provided further, that a Settlement Date shall occur at least once during each seven-day period. The Agent shall designate a Settlement Date by delivering to each Lender a Settlement Report not later than 12:00 noon on the proposed Settlement Date, which Settlement Report will be in the form of Exhibit E hereto and shall be computed with respect to the period beginning on the next preceding Settlement Date and ending on such designated Settlement Date.
          Non-Ratable Loans and Payments. Between Settlement Dates, the Agent shall request and FCC may (but shall not be obligated to) advance to the Borrowers out of FCC's own funds, the entire principal amount of any Revolving Credit Loan requested or deemed requested pursuant to Section 2.2(a) (any such Revolving Credit Loan being referred to as a "Non-Ratable Loan"). The making of each Non-Ratable Loan by FCC shall be deemed to be a purchase by FCC of a 100% participation in each other Lender's Commitment Percentage of the amount of such Non-Ratable Loan. All payments of principal, interest and any other amount with respect to such Non-Ratable Loan shall be payable to and received by the Agent for the account of FCC. Upon demand by FCC, with notice thereof to the Agent, each other Lender shall pay to FCC, as the repurchase of such participation, an amount equal to 100% of such Lender's Commitment Percentage of the principal amount of such Non-Ratable Loan. Any payments received by the Agent between Settlement Dates which in accordance with the terms of this Agreement are to be applied to the reduction of the outstanding principal balance of Revolving Credit Loans, shall be paid over to and retained by FCC for such application, and such payment to and retention by FCC shall be deemed, to the extent of each other Lender's Commitment Percentage of such payment, to be a purchase by each such other Lender of a participation in the Revolving Credit Loans (including the repurchase of participations in Non-Ratable Loans) held by FCC. Upon demand by another Lender, with notice thereof to the Agent, FCC shall pay to the Agent, for the account of such other Lender, as a repurchase of such participation, an amount equal to such other Lender's Commitment Percentage of any such amounts (after application thereof to the repurchase of any participations of FCC in such other Lender's Commitment Percentage of any Non-Ratable Loans) paid only to FCC by the Agent.
          Net Decrease in Outstandings. If on any Settlement Date the increase, if any, in the Dollar amount of any Lender's Net Outstandings which is required to comply with the first sentence of Section 4.8(b) is less than such Lender's Commitment Percentage of amounts received by the Agent but paid only to FCC since the next preceding Settlement Date, such Lender and the Agent, in their respective records, shall apply such Lender's Commitment Percentage of such amounts to the increase in such Lender's Net Outstandings, and FCC shall pay to the Agent, for the account of such Lender, the excess allocable to such Lender.
          Net Increase in Outstandings. If on any Settlement Date the increase, if any, in the Dollar amount of any Lender's Net Outstandings which is required to comply with the first sentence of Section 4.8(b) exceeds such Lender's Commitment Percentage of amounts received by the Agent but paid only to FCC since the next preceding Settlement Date, such Lender and the Agent, in their respective records, shall apply such Lender's Commitment Percentage of such amounts to the increase in such Lender's Net Outstandings, and such Lender shall pay to the Agent, for the account of FCC, any excess.
          No Change in Outstandings. If a Settlement Report indicates that no Revolving Credit Loans have been made during the period since the next preceding Settlement Date, then such Lender's Commitment Percentage of any amounts received by the Agent but paid only to FCC shall be paid by FCC to the Agent, for the account of such Lender. If a Settlement Report indicates that the increase in the Dollar amount of a Lender's Net Outstandings which is required to comply with the first sentence of Section 4.8(b) is exactly equal to such Lender's Commitment Percentage of amounts received by the Agent but paid only to FCC since the next preceding Settlement Date, such Lender and the Agent, in their respective records, shall apply such Lender's Commitment Percentage of such amounts to the increase in such Lender's Net Outstandings.
          Return of Payments. If any amounts received by FCC in respect of the Secured Obligations are later required to be returned or repaid by FCC to the Borrowers or any other obligor or their respective representatives or successors in interest, whether by court order, settlement or otherwise, in excess of the FCC's Commitment Percentage of all such amounts required to be returned by all Lenders, each other Lender shall, upon demand by FCC with notice to the Agent, pay to the Agent for the account of FCC, an amount equal to the excess of such Lender's Commitment Percentage of all such amounts required to be returned by all Lenders over the amount, if any, returned directly by such Lender.
          Payments to Agent, Lenders. (A) Payment by any Lender to the Agent shall be made not later than 1:00 p.m. on the Business Day such payment is due, provided that if such payment is due on demand by another Lender, such demand is made on the paying Lender not later than 10:00 a.m. on such Business Day. Payment by the Agent to any Lender shall be made by wire transfer, promptly following the Agent's receipt of funds for the account of such Lender and in the type of funds received by the Agent, provided that if the Agent receives such funds at or prior to 1:00 p.m., the Agent shall pay such funds to such Lender by 2:00 p.m. on such Business Day. If a demand for payment is made after the applicable time set forth above, the payment due shall be made by 2:00 p.m. on the first Business Day following the date of such demand.
            If a Lender shall, at any time, fail to make any payment to the Agent required hereunder, the Agent may, but shall not be required to, retain payments that would otherwise be made to such Lender hereunder and apply such payments to such Lender's defaulted obligations hereunder, at such time, and in such order, as the Agent may elect in its sole discretion.
            With respect to the payment of any funds under this Section 4.8(c), whether from the Agent to a Lender or from a Lender to the Agent, the party failing to make full payment when due pursuant to the terms hereof shall, upon demand by the other party, pay such amount together with interest on such amount at the Federal Funds Effective Rate.
        Settlement of Other Secured Obligations. All other amounts received by the Agent on account of, or applied by the Agent to the payment of, any Secured Obligation owed to the Lenders (including, without limitation, fees payable to the Lenders pursuant to Section 4.2 and proceeds from the sale of, or other realization upon, all or any part of the Collateral or any other security for the Secured Obligations following an Event of Default) that are received by the Agent on or prior to 1:00 p.m. on a Business Day will be paid by the Agent to each Lender on the same Business Day, and any such amounts that are received by the Agent after 1:00 p.m. will be paid by the Agent to each Lender on the following Business Day. Unless otherwise stated herein, the Agent shall distribute fees payable to the Lenders pursuant to Sections 4.2(c) and (d) ratably to the Lenders based on each Lender's Commitment Percentage and shall distribute proceeds from the sale of, or other realization upon, all or any part of the Collateral following an Event of Default ratably to the Lenders based on the amount of the Secured Obligations then owing to each Lender.
      [Reserved].
      [Reserved].
      Borrowers' Representative. The Borrowers are and shall be jointly and severally liable for all Secured Obligations. Each of the Borrowers hereby appoints Collins as, and Collins shall act under this Agreement as, the representative of all Borrowers for all purposes, including, without being limited to, requesting borrowings and receiving account statements and other notices and communications to the Borrowers (or any of them) from the Agent or any Lender. The Agent and the Lenders may rely, and shall be fully protected in relying, on any request for borrowing, disbursement instruction, report, information or any other notice or communication made or given by Collins, whether in its own name, on behalf of any other Borrower or on behalf of "the Borrowers," and neither the Agent nor any Lender shall have any obligation to make any inquiry or request any confirmation from or on behalf of any other Borrower as to the binding effect on it of any such request, instruction, report, information, notice or communication, nor shall the joint and several character of the Borrowers' liability for the Secured Obligations be affected.
      Joint and Several Liability.
        Joint and Several Liability. The Secured Obligations shall constitute one joint and several direct and general obligation of all of the Borrowers secured by the Security Interest and the Lien of the Mortgages and the other Security Documents and by all other Liens now, or at any time or times hereafter, granted by the Borrowers, or any of them, to the Agent for the benefit of the Lenders. Notwithstanding anything to the contrary contained herein or in any other Loan Document and notwithstanding the fact that each Borrower has not physically executed as co-maker each Note, each of the Borrowers shall be, and hereby undertake and agree to be, jointly and severally, with each other Borrower, directly and unconditionally liable to the Agent and the Lenders for all Secured Obligations and shall have the obligations of co-makers with respect to the Revolving Credit Loans, the Revolving Credit Notes, the Term Loans, the Term Notes and the other Secured Obligations, it being agreed that each Loan to each Borrower inures to the benefit of all Borrowers, and that the Agent and the Lenders are relying on the joint and several liability of the Borrowers as co-makers in extending the Revolving Credit Loans and the Term Loans hereunder and would not extend the Revolving Credit Loans or the Term Loans to any Borrower without the undertakings of all of the Borrowers set forth in this Section 4.12. Each Borrower hereby unconditionally and irrevocably agrees that upon the becoming due (whether at stated maturity, by acceleration or otherwise) of any principal of, or interest on, any Revolving Credit Loan or Term Loan or other Secured Obligation payable to the Agent or any Lender, it will forthwith pay the same, without notice or demand. Additionally, each Borrower expressly acknowledges, authorizes and agrees to the provisions of Sections 2.2 and 2.3 relating to Loans and repayments giving rise to intercompany receivables and payables.
        No Reduction in Secured Obligations. No payment or payments made by any of the Borrowers or any other Person or received or collected by the Agent or any Lender from any of the Borrowers or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Secured Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Borrower under this Agreement, each of which shall remain liable for the Secured Obligations until the Secured Obligations are paid in full and the Revolving Credit Facility is terminated.
      Secured Obligations Absolute. To the extent permitted by Applicable Law, each Borrower agrees that the Secured Obligations will be paid strictly in accordance with the terms of the Loan Documents. All Secured Obligations shall be conclusively presumed to have been created in reliance hereon. The liabilities under this Agreement shall be absolute and unconditional irrespective of:
          any lack of validity or enforceability of any Loan Documents or any other agreement or instrument relating thereto;
          any change in the time, manner or place of payments of, or in any other term of, all or any part of the Secured Obligations, or any other amendment or waiver thereof or any consent to departure therefrom, including, but not limited to, any increase in the Secured Obligations resulting from the extension of additional credit to any Borrower or otherwise;
          any taking, exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Secured Obligations;
          any change, restructuring or termination of the corporate or organizational structure or existence of any Borrower; or
          any other circumstance which might otherwise constitute a defense available to, or a discharge of, any Borrower or a Guarantor.

      This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Secured Obligations is rescinded or must otherwise be returned by the Agent or any Lender upon the insolvency, bankruptcy or reorganization of any Borrower or otherwise, all as though such payment had not been made.

      Waiver of Suretyship Defenses. Each Borrower agrees that the joint and several liability of the Borrowers provided for in Section 4.12 shall not be impaired or affected by any modification, supplement, extension or amendment or any contract or agreement to which any Borrower may hereafter agree (other than an agreement signed by the Agent and the Lenders specifically releasing such liability), nor by any delay, extension of time, renewal, compromise or other indulgence granted by the Agent or the Lenders with respect to any of the Secured Obligations, nor by any other agreements or arrangements whatever with any Borrower or with anyone else, each Borrower hereby waiving all notice of such delay, extension, release, substitution, renewal, compromise or other indulgence, and hereby consenting to be bound thereby as fully and effectually as if it had expressly agreed thereto in advance. The liability of each Borrower is direct and unconditional as to all of the Secured Obligations, and may be enforced without requiring the Agent or any Lender first to resort to any other right, remedy or security against any other Borrower or Guarantor. Each Borrower hereby expressly waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Secured Obligations, the Revolving Credit Notes, the Term Notes, this Agreement or any other Loan Document and any requirement that the Agent or any Lender protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against any Borrower or any other Person or any Collateral or Guarantor Collateral, including any rights any Borrower may otherwise have under O.C.G.A. Sec. 10-7-23 and Sec.10-7-24.
      Subrogation. Except as provided in Section 4.16, any claims or other rights that a Borrower may now have or hereafter acquire against any other Borrower that arise from the existence, payment, performance or enforcement of the Secured Obligations or any Loan Document, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Agent or the Lenders against any other Borrower or any Collateral that the Agent for the benefit of the Lenders or any Lender now have or hereafter acquire, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from any other Borrower, directly or indirectly, in cash or other property or by setoff or in any other manner, payment or security on account of such claim, remedy or right, shall be and is hereby declared to be junior and subordinate to any and all rights which the Agent or any Lender may have pursuant hereto or to any of the other Loan Documents or otherwise. Except as provided in Section 4.16, no Borrower shall enforce any such right of subrogation, reimbursement, contribution, indemnity or similar right until all Secured Obligations shall have been irrevocably paid or provided for in full. If any amount shall be paid to or collected by any Borrower in violation of the preceding sentence at any time prior to the later of the payment in full of the Secured Obligations and the termination of the Revolving Credit Facility, such amount shall be deemed to have been received by such Borrower for the benefit of, and held in trust for the benefit of, the Agent and the Lenders, and shall forthwith be paid to the Agent for the account of the Lenders to be credited and applied to the Secured Obligations, whether matured or unmatured, in accordance with the terms of this Agreement, or to be held as Collateral for any Secured Obligations or other amounts payable under this Agreement thereafter arising. Each Borrower acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Agreement and that the waivers set forth in this Section 4.15 are knowingly made in contemplation of such benefits.
      Right of Contribution Among Borrowers. Each Borrower hereby agrees that to the extent that any other Borrower shall have paid more than the aggregate amount of all Valuable Transfers to it hereunder, it shall be entitled to seek and receive contribution from and against any other Borrower which has paid less than the aggregate amount of all Valuable Transfers to it hereunder. The provisions of this Section 4.16 shall not limit the obligations and liabilities of any Borrower to the Agent and the Lenders, and each Borrower shall remain liable to the Agent and the Lenders for the full amount as to which such Borrower is obligated hereunder.
      Payments Not at End of Interest Period; Failure to Borrow. If for any reason any payment of principal with respect to any LIBOR Loan is made on any day prior to the last day of the Interest Period applicable to such LIBOR Loan or, after having given a Notice of Borrowing with respect to any LIBOR Revolving Credit Loan or a Notice of Conversion or Continuation with respect to any Loan to be continued as or converted into a LIBOR Loan, such Loan is not made or is not continued as or converted into a LIBOR Loan due to the Borrowers' failure to borrow or to fulfill the applicable conditions set forth in Article 5, the Borrowers shall pay to each Lender, in addition to any amounts that may be due under Section 4.10, an amount (if a positive number) computed pursuant to the following formula:

      L = (R - T) x P x D

      360

      L = amount payable

      R = interest rate applicable to LIBOR Loan unborrowed or prepaid

      T = effective interest rate per annum at which any readily marketable bonds or other obligations of the United States, selected at the Agent's sole discretion, maturing on or near the last day of the then applicable or requested Interest Period for such Loan and in approximately the same amount as such Loan, can be purchased by such Lender on the day of such payment of principal or failure to borrow

      P = the amount of principal paid or the amount of the requested Loan

      D = the number of days remaining in the Interest Period as of the date of such payment or the number of days in the requested Interest Period

      The Borrowers shall pay such amount upon presentation by the Agent of a statement setting forth the amount and the Agent's calculation thereof pursuant hereto, which statement shall be deemed true and correct absent manifest error.

      Assumptions Concerning Funding of LIBOR Loans. Calculation of all amounts payable to the Lenders under this Article 4 shall be made as though each Lender had actually funded or committed to fund its LIBOR Loans through the purchase of an underlying deposit in an amount equal to the amount of such ratable share and having a maturity comparable to the relevant Interest Period for such LIBOR Loan; provided, however, each Lender may fund its LIBOR Loans in any manner it deems fit and the foregoing assumption shall be utilized only for the calculation of amounts payable under this Article 4.
      Notice of Conversion or Continuation. Whenever the Borrowers desire, subject to the provisions of Section 4.7, to convert an outstanding Base Rate Loan into a LIBOR Loan or to continue all or a portion of an outstanding LIBOR Revolving Credit Loan or LIBOR Term Loan for a subsequent Interest Period, the Borrowers shall notify the Agent in writing (which notice shall be irrevocable) by telecopy not later than 11:30 a.m. on the date two Business Days before the day on which such proposed conversion or continuation is to be effective (and such effective date of any continuation shall be the last day of the Interest Period for such LIBOR Loan). Each such notice (a "Notice of Conversion or Continuation") shall (i) identify the Loan to be converted or continued, the aggregate outstanding principal balance thereof and, if a LIBOR Loan, the last day of the Interest Period applicable to such Loan, (ii) specify the effective date of such conversion or continuation, (iii) specify the principal amount of such Loan to be converted or continued, and (iv) the Interest Period to be applicable to LIBOR Loan as converted or continued, and shall be immediately followed by a written confirmation thereof by the Borrower in a form acceptable to the Agent, provided that if such written confirmation differs in any respect from the action taken by the Lenders, the records of the Agent shall control absent manifest error.
      Conversion or Continuation. Provided that no Event of Default shall have occurred and be continuing (but subject to the provisions of Section 4.19), the Borrowers may request that all or any part of any outstanding Base Rate Loan be converted into a LIBOR Loan or Loans or (b) LIBOR Loan be continued as a LIBOR Loan or Loans, in the same aggregate principal amount, on any Business Day (which, in the case of continuation of a LIBOR Loan, shall be the last day of the Interest Period applicable thereto), upon notice (which notice shall be irrevocable) given in accordance with Section 4.19, provided that nothing in this Article 4 shall be construed to permit the conversion of a Revolving Credit Loan to a Term Loan or vice versa.
      Duration of Interest Periods; Maximum Number of LIBOR Loans; Minimum Increments.
        Subject to the provisions of the definition "Interest Period", the duration of each Interest Period shall be as specified in the applicable Notice of Borrowing or Notice of Conversion or Continuation. The Borrowers may elect a subsequent Interest Period to be applicable to any LIBOR Loan by giving a Notice of Conversion or Continuation with respect to such Loan in accordance with Section 4.19.
        If the Agent does not receive a notice of election in accordance with Section 4.19 with respect to the continuation of a LIBOR Loan within the applicable time limits specified in said Section 4.19, or if, when such notice must be given, an Event of Default exists or LIBOR Loans are not available, the Borrowers shall be deemed to have elected to convert such LIBOR Loan in whole into a Base Rate Loan on the last day of the Interest Period therefor.
        Notwithstanding the foregoing, the Borrowers may not select an Interest Period that would end, but for the provisions of the definition "Interest Period," after the Termination Date.
        In no event shall there be more than five LIBOR Loans outstanding hereunder at any time. For the purpose of this subsection (d), each LIBOR Revolving Credit Loan and each LIBOR Term Loan having a distinct Interest Period shall be deemed to be a separate Loan hereunder.
        Each LIBOR Loan shall be in a minimum amount of $1,000,000.
      Changed Circumstances.
        If the introduction of or any change in or in the interpretation of (in each case, after the date hereof) any law or regulation makes it unlawful, or any Governmental Authority asserts, after the date hereof, that it is unlawful, for any Lender to perform its obligations hereunder to make LIBOR Loans or to fund or maintain LIBOR Loans hereunder, such Lender shall notify the Agent of such event and the Agent shall notify the Borrowers of such event, and the right of the Borrowers to select LIBOR Loans for any subsequent Interest Period or in connection with any subsequent conversion of any Loan shall be suspended until the Agent shall notify the Borrowers that the circumstances causing such suspension no longer exist, and the Borrowers shall forthwith prepay in full all LIBOR Revolving Credit Loans then outstanding and shall convert each LIBOR Term Loan into a Base Rate Term Loan, and shall pay all interest accrued thereon through the date of such prepayment or conversion, unless the Borrowers, within three Business Days after such notice from the Agent, requests the conversion of all LIBOR Loans then outstanding into Base Rate Loans; provided, that if the date of such repayment or proposed conversion is not the last day of the Interest Period applicable to such LIBOR Loans, the Borrower shall also pay any amount due pursuant to Section 4.17; provided, further, however, that if such Loan is converted to a Base Rate Loan and the Effective Interest Rate of such Base Rate Loan is equal to or greater than such LIBOR Loans for the duration of such Interest Period then no amount shall be due under Section 4.17.
        If the Agent shall, at least one Business Day before the date of any requested Revolving Credit Loan or the effective date of any conversion or continuation of an existing Loan to be made or continued as or converted into a LIBOR Loan (each such requested Revolving Credit Loan made and Loan to be converted or continued, a "Pending Loan"), notify the Borrower that LIBOR will not adequately reflect the cost to the Lenders of making or funding such Pending Loan as a LIBOR Loan or that LIBOR is not determinable, then the right of the Borrowers to select a LIBOR Loan for such Pending Loan, any subsequent Revolving Credit Loan or in connection with any subsequent conversion or continuation of any Loan shall be suspended until the Agent shall notify the Borrowers that the circumstances causing such suspension no longer exist, and each Loan comprising each Pending Loan and each such subsequent Loan requested to be made, continued or converted shall be made or continued as or converted into a Base Rate Loan.

  CONDITIONS PRECEDENT

      Conditions Precedent to Effective Date. Notwithstanding any other provision of this Agreement, the respective obligations of the Lenders to make or continue the Term Loans and the Revolving Credit Loans hereunder and of FCC to cause the issuance of any Letter of Credit are subject to the conditions precedent that (a) no action, proceeding, investigation, regulation or legislation, shall have been instituted, threatened or proposed before any court, governmental agency or legislative body to enjoin, restrain or prohibit, or to obtain substantial damages in respect of, or which is related to or arises out of, this Agreement, or the consummation of the transactions contemplated hereby, or which may have a Materially Adverse Effect on any Borrower, (b) there shall not have occurred any event or series of events or circumstances or group of circumstances which individually or in the aggregate, in the sole judgment of any Lender, would have a Materially Adverse Effect on any Borrower, (c) the Agent shall have received a Notice of Borrowing, and (d) the Agent shall have received on or before the Effective Date the following, each dated as of such day, in form and substance satisfactory to the Agent, its special counsel and the Lenders and (except for the Notes) in sufficient copies for each Lender
              Agreement. This Agreement, duly executed and delivered by each Borrower and each other party hereto.
              Notes. Each Revolving Credit Note, each Term Note A and each Term Note B, dated the Effective Date and duly executed and delivered by the Borrowers.
              Organizational Documents. Certified copies of the articles of incorporation and by-laws and shareholder agreements, if any, of each Borrower and Guarantor as in effect on the Effective Date.
              Resolutions. Certified copies of all corporate action, including shareholder approval, if necessary, taken by each Borrower and Guarantor to authorize the execution, delivery and performance of the Loan Documents to which each is a party and the borrowings under this Agreement.
              Incumbency Certificates. Certificates of incumbency and specimen signatures with respect to each of the officers of each Borrower and Guarantor authorized to execute and deliver the Loan Documents to which each is a party on behalf of each Borrower or Guarantor and any other document, certificate or instrument to be delivered in connection with the Loan Documents and to request borrowings under this Agreement.
              Good Standing Certificates. A certificate evidencing the good standing of each Borrower and each Guarantor in the jurisdiction of its organization and in each other jurisdiction in which it is required to be qualified as a foreign corporation to transact business as presently conducted.
              Mortgages. Copies of each of the Mortgages duly executed and delivered by the applicable Borrower party thereto and evidencing the recording of each such instrument in the appropriate jurisdiction for the recording thereof on the Real Estate subject thereto or, at the option of the Agent, in proper form for recording in such jurisdiction.
              Title Insurance. One or more fully paid mortgagee title insurance policies or, at the option of the Agent, unconditional commitments for the issuance thereof with all requirements and conditions to the issuance of the final policy deleted or marked satisfied, issued by a title insurance company satisfactory to the Agent, each in an amount equal to not less than the fair market value of the Real Estate subject to the Mortgage insured thereby, insuring that each Mortgage creates a valid first lien on, and security title to, all Real Estate described therein, with no survey exceptions and no other exceptions which the Agent shall not have approved in writing.
              Real Estate Surveys. Such materials and information concerning the Real Estate as the Agent may require, including, without limitation, (a) current and accurate surveys satisfactory to the Agent of all of the owned Real Estate, certified to the Agent and showing the location of any flood hazard area thereon, (b) zoning letters as to the zoning status of all of the owned Real Estate, (c) certificates of occupancy covering all of the Real Estate, and (d) owner's affidavits as to such matters relating to the Real Estate as the Agent or the issuer of any mortgagee title insurance commitment or policy may request.
              Landlord Waivers. Landlord's waiver and consent agreements duly executed on behalf of each landlord of Real Estate and any other real property on which any Collateral or Guarantor Collateral is located, except to the extent the Rent Reserve appropriate reflects the absence of such a waiver.
              Control Agreements. Control Agreements, each duly executed by the Borrower and the Clearing Bank party thereto.
              Financing Statements. The Financing Statements to be filed and evidence satisfactory to the Agent that the Financing Statements have been filed in each jurisdiction where such filing may be necessary or appropriate to perfect the Security Interest or, at the option of the Agent, in appropriate form for such filing.
              Schedules of Inventory and Accounts. A Schedule of Inventory and a Schedule of Accounts, each prepared as of the most recent month end.
              Insurance Coverage. Certificates or binders of insurance relating to each of the policies of insurance covering any of the Collateral together with loss payable clauses which comply with the terms of Sections 8.8 and 9.5 and the Security Documents.
              Borrowing Base Certificate. A Borrowing Base Certificate prepared as of a recent date, duly executed and delivered by the Financial Officer, demonstrating Availability of not less than $3,000,000, after giving effect to the Loans to be made on the Effective Date and any transactions contemplated by this Agreement to occur on or before the Effective Date.
              Guaranty Agreement. The Guaranty Agreement, duly executed and delivered by each Guarantor.
              Guarantor Security Agreement. The Guarantor Security Agreement, duly executed and delivered by each Guarantor.
              Intercreditor Agreements. Intercreditor Agreements, duly executed and delivered by the applicable Borrower and any holder of a security interest in any Eligible Chassis Inventory or Eligible Finished Goods Inventory, establishing the priority of the Security Interest in such Collateral to the satisfaction of the Agent and the Lenders.
              Notice of Borrowing. A letter, conforming to the requirements of Section 9.8, from the Borrowers' Representative to the Agent requesting the initial Revolving Credit Loans and the Term Loans to be made on the Effective Date and specifying the method of disbursement.
              Trust Agreement. The Trust Agreement, duly executed and delivered by the parties thereto.
              Financial Statements. Copies of all the financial statements referred to in Section 6.1(n) and meeting the requirements thereof.
              Officer's Certificate. A certificate of the President or a Vice President of Collins stating that, to the best of his or her knowledge and based on an examination sufficient to enable him or her to make an informed statement, (a) all of the representations and warranties made or deemed to be made under this Agreement are true and correct as of the Effective Date, both with and without giving effect to the Loans to be made on the Effective Date and the application of the proceeds thereof, and (b) as of the Effective Date, no Default or Event of Default exists.
              Payoff Letter. A payoff letter executed and delivered by Bank of America, N.A., which shall include such Person's authorization to file appropriate termination statements under the Uniform Commercial Code, together with mortgage releases and such other instruments and documents as may be necessary to give effect to the release of any Lien in favor of such Person affecting any property of a Borrower or a Guarantor.
              Trademark Security Agreement. Each Trademark Security Agreement, duly executed and delivered by the applicable Borrower.
              Patent Security Agreement. Each Patent Security Agreement, duly executed and delivered by the applicable Borrower.
              Legal Opinion. A signed opinion of Blackwell Sanders Peper Martin LLP, counsel for the Borrowers and the Guarantors, in form and substance satisfactory to the Agent and its counsel and of such local counsel for the Borrowers and the Guarantors as may be required, opining as to such matters in connection with the transactions contemplated by this Agreement as the Agent or its special counsel may reasonably request.

      (27) Fees. All of the fees payable on the Effective Date referred to in this Agreement.

      (28) Security Interests. The Agent shall have received satisfactory evidence that the Agent, for the benefit of the Lenders, has a valid and perfected, first priority security interest as of such date in all of the Collateral and Guarantor Collateral, subject only to Permitted Liens and Limited Chassis Liens.

      (29) Other Loan Documents. Copies of each of the other Loan Documents duly executed by the parties thereto with evidence satisfactory to the Agent and the Lenders and their respective counsel of the due authorization, binding effect and enforceability of each such Loan Document on each such party and such other documents and instruments as the Agent or any Lender may reasonably request.

      (30) No Injunctions, Etc. Evidence that no action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or legislative body to enjoin, restrain, or prohibit, or to obtain damages in respect of, or which is related to or arises out of this Agreement or the consummation of the transactions contemplated hereby or which, in the Lenders' absolute discretion, would make it inadvisable to consummate the transactions contemplated by this Agreement.

      (31) Material Adverse Change. Evidence that, as of the Effective Date, there shall not have occurred any change which is materially adverse, in the Lenders' sole discretion, to the assets, liabilities, businesses, operations, condition (financial or otherwise) or prospects of any Borrower from those presented by the unaudited financial statements of the Borrowers described in Section 6.1(n).

      All Loans; Letters of Credit. At the time of making of each Loan and the issuance of each Letter of Credit:
        all of the representations and warranties made or deemed to be made under this Agreement shall be true and correct in all material respects at such time both with and without giving effect to the Loan to be made at such time and the application of the proceeds thereof, the corporate actions of the Borrowers referred to in Section 5.1(4) above shall remain in full force and effect and the incumbency of officers shall be as stated in the certificates of incumbency delivered pursuant to Section 5.1(5) or as subsequently modified and reflected in a certificate of incumbency delivered to the Agent, and each request or deemed request for any borrowing hereunder shall be deemed to be a certification by the Borrowers to the Agent and the Lenders as to the matters set forth in Section 5.2(a) and (b) and the Agent may, without waiving either condition, consider the conditions specified in Sections 5.2(a) and (b) fulfilled and a representation by the Borrowers to such effect made, if no written notice to the contrary is received by the Agent prior to the making of the Loan then to be made.

  REPRESENTATIONS AND WARRANTIES OF BORROWERS

      Representations and Warranties. The Borrowers represent and warrant to the Agent and to the Lenders as follows:
        Organization; Power; Qualification. Each Borrower and each Subsidiary is a corporation, duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, having the power and authority to own its properties and to carry on its business as now being and hereafter proposed to be conducted and is duly qualified and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification or authorization. The jurisdictions in which each Borrower and each Subsidiary is qualified to do business as a foreign corporation are listed on Schedule 6.1(a).
        Capitalization. The outstanding capital stock of Collins has been duly and validly issued and is fully paid and nonassessable, and the name and percentage ownership of each owner of 5% or more of the shares of capital stock of Collins are set forth on Schedule 6.1(b). The issuance and sale of Collins' capital stock have been registered or qualified under applicable federal and state securities laws or are exempt therefrom.
        Subsidiaries. Schedule 6.1(c) correctly sets forth the name of each Subsidiary of each Borrower, its jurisdiction of incorporation, the name of its immediate parent or parents, and the percentage of its issued and outstanding securities owned by a Borrower or any other Subsidiary of a Borrower and indicating whether such Subsidiary is a Consolidated Subsidiary. Except as set forth on Schedule 6.1(c), no Subsidiary of a Borrower has issued any securities convertible into shares of such Subsidiary's capital stock or any options, warrants or other rights to acquire any shares or securities convertible into such shares, the outstanding stock and securities of each Subsidiary of Collins are owned by Collins or a Wholly Owned Subsidiary of Collins, or by Collins and one or more of its Wholly Owned Subsidiaries, free and clear of all Liens, warrants, options and rights of others of any kind whatsoever, and
          Collins has no Subsidiaries.

        The outstanding capital stock of each Subsidiary of Collins has been duly and validly issued and is fully paid and nonassessable by the issuer, and the number and owners of the shares of such capital stock are set forth on Schedule 6.1(c).

        Authorization of Agreement, Notes, Loan Documents and Borrowing. Each Borrower has the right and power, and has taken all necessary action to authorize it, to execute, deliver and perform this Agreement and each of the Loan Documents in accordance with their respective terms. This Agreement and each of the Loan Documents have been duly executed and delivered by the duly authorized officers of each Borrower and each is, or each when executed and delivered in accordance with this Agreement will be, a legal, valid and binding obligation of each Borrower, enforceable in accordance with its terms.
        Compliance of Agreement, Notes, Loan Documents and Borrowing with Laws, Etc. Except as set forth on Schedule 6.1(e), the execution, delivery and performance of this Agreement and each of the Loan Documents in accordance with their respective terms and the borrowings hereunder do not and will not, by the passage of time, the giving of notice or otherwise, require any Governmental Approval or violate any Applicable Law relating to the Borrowers or any Subsidiaries, conflict with, result in a breach of or constitute a default under the articles or certificate of incorporation or by-laws of a Borrower or any Subsidiary, conflict with, result in a breach of or constitute a default under any material provisions of any indenture, agreement or other instrument to which a Borrower or any Subsidiary is a party or by which a Borrower, any Subsidiary or any of such Borrower's or such Subsidiary's property may be bound or any Governmental Approval relating to such Borrower or any Subsidiary, or result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by a Borrower other than the Security Interest.
        Business. Each Borrower is engaged in the business described on Schedule 6.1(f).
        Compliance with Law; Governmental Approvals.
          Except as set forth in Schedule 6.1(g), or disclosed in any Phase I or Phase II testing reports provided to the Lenders, each Borrower and each Subsidiary has all Governmental Approvals, including permits relating to federal, state and local Environmental Laws, ordinances and regulations, required by any Applicable Law for it to conduct its business, each of which is in full force and effect, is final and not subject to review on appeal and is not the subject of any pending or, to the knowledge of any Borrower, threatened attack by direct or collateral proceeding, and to the best of the knowledge of the Borrowers, is in compliance with each Governmental Approval applicable to it and in compliance with all other Applicable Laws relating to it, including, without being limited to, all Environmental Laws and all occupational health and safety laws applicable to such Borrower, any Subsidiary or their respective properties, except for instances of noncompliance which would not, singly or in the aggregate, cause a Default or Event of Default or have a Materially Adverse Effect on the Borrowers taken as a whole and in respect of which reserves in respect of such Borrower's or such Subsidiary's reasonably anticipated liability therefor have been established on the books of the appropriate Borrower or Subsidiary, as applicable.

          Without limiting the generality of the above, except as disclosed in writing to the Lenders and the Agent prior to the Agreement Date, the operations of each Borrower and each Subsidiary comply in all material respects with all material applicable environmental, health and safety requirements of Applicable Law; and
            no Borrower or Subsidiary has received any notice or written claim to the effect that it is or may be liable to any Person as a result of the Release or threatened Release of a Contaminant into the environment.
          Each Borrower has notified the Agent and each Lender of the receipt by it or by any Subsidiary of any written notice of a material violation of any Environmental Laws or occupational health and safety laws applicable to such Borrower, any Subsidiary or any of their respective properties.
        Title to Properties. Except as set forth in Schedule 6.1(h), each Borrower and each Subsidiary has valid and legal title to or leasehold interest in all personal property, Real Estate and other assets used in its business.
        Liens. Except as set forth in Schedule 6.1(i), none of the properties and assets of any Borrower or any Subsidiary is subject to any Lien known to or created by any Borrower, except Permitted Liens. Other than the Financing Statements, no financing statement under the Uniform Commercial Code of any State or other instrument evidencing a Lien which names a Borrower or any Subsidiary as debtor has been filed (and has not been terminated) in any State or other jurisdiction, and no Borrower or any Subsidiary has signed any such financing statement or other instrument or any security agreement authorizing any secured party thereunder to file any such financing statement or instrument, except to perfect those Liens listed on Schedule 6.1(i).
        Indebtedness and Guaranties. Schedule 6.1(j) is a complete and correct listing of all (i) Indebtedness for Money Borrowed, and (ii) Guaranties of each Borrower and each Subsidiary. Each Borrower and Subsidiary has performed and is in compliance with all of the terms of such Indebtedness and Guaranties and all instruments and agreements relating thereto, and no default or event of default, or event or condition which with notice or lapse of time or both would constitute such a default or event of default, exists with respect to any such Indebtedness or Guaranty.
        Litigation. Except as set forth on Schedule 6.1(k), there are no actions, suits or proceedings pending (nor, to the knowledge of any Borrower, are there any actions, suits or proceedings threatened, or any reasonable basis therefor) against or in any other way relating to or affecting a Borrower or a Subsidiary or any of a Borrower's or any Subsidiary's properties in any court or before any arbitrator of any kind or before or by any governmental body, except actions, suits or proceedings of the character normally incident to the kind of business conducted by such Borrower or any Subsidiary which, if adversely determined, would not singly or in the aggregate have a Materially Adverse Effect on the Borrowers, and there are no strikes or walkouts in progress, pending or contemplated relating to any labor contracts to which a Borrower or any Subsidiary is a party, relating to any labor contracts being negotiated, or otherwise.
        Tax Returns and Payments. Except as set forth on Schedule 6.1(l), all United States federal, state and local as well as foreign national, provincial and local and other tax returns of each Borrower and each Subsidiary required by Applicable Law to be filed have been duly filed, and all United States federal, state and local and foreign national, provincial and local and other taxes, assessments and other governmental charges or levies upon any Borrower or any Subsidiary or any Borrower's or any Subsidiary's property, income, profits and assets which are due and payable have been paid, except any such nonpayment which is at the time permitted under Section 9.6. The charges, accruals and reserves on the books of each Borrower and each Subsidiary in respect of United States federal, state and local and foreign national, provincial and local taxes for all fiscal years and portions thereof since the organization of such Borrower or Subsidiary, as the case may be, are in the judgment of the Borrowers adequate, and no Borrower knows of any reason to anticipate any additional assessments for any of such years which, singly or in the aggregate, might have a Materially Adverse Effect on any Borrower.
        Burdensome Provisions. No Borrower nor any Subsidiary is a party to any indenture, agreement, lease or other instrument, or subject to any charter or corporate restriction, Governmental Approval or Applicable Law not disclosed to the Lenders in writing, compliance with the terms of which might have a Materially Adverse Effect on any Borrower.
        Financial Statements.
          The Borrowers have furnished to the Agent and the Lenders (A) copies of the audited consolidated balance sheet of Collins and its Consolidated Subsidiaries as of October 31, 2001 and of the related audited consolidated statements of income and cash flow for the fiscal year of the Borrowers ended on such date, (B) copies of the unaudited consolidated balance sheet of Collins and its Consolidated Subsidiaries as of December 31, 2001, and the related unaudited consolidated statements of income and cash flow for the two month period then ended and (C) draft copies of the unaudited consolidated balance sheet of Collins and its Consolidated Subsidiaries as of April 30, 2002, and the related unaudited consolidated statements of income and cash flow for such month and for the six month period then ended, all of which financial statements were prepared in accordance with GAAP (except for normal year-end audit adjustments and the absence of notes as to such unaudited statements) and present fairly and in all material respects in accordance with GAAP the consolidated financial position of the Borrowers as of their dates and the consolidated results of operations of the Borrowers for the periods then ended.
          Except as disclosed or reflected in the financial statements described in clause (i) above, no Borrower has any material liabilities, contingent or otherwise, and there were no material unrealized or anticipated losses of any Borrower.
        Adverse Change. Since the date of the audited financial statements of the Borrowers for the Fiscal Year ended October 31, 2001;
          no material adverse change has occurred in the business, assets, liabilities, financial condition, results of operations or business prospects of any Borrower, and no event has occurred or failed to occur which has had, or may have, singly or in the aggregate, a Materially Adverse Effect on any Borrower.
        ERISA.
          No Borrower nor any Related Company maintains or contributes to any Benefit Plan other than those listed on Schedule 6.1(p).
          The Borrowers and each other Related Company have fulfilled all obligations under the minimum funding standards of and are in compliance in all material respects with ERISA, and with the Code to the extent applicable to them and have not incurred any liability to the PBGC or a Benefit Plan under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA. The Borrowers have no contingent liabilities with respect to any post-retirement benefits under a Benefit Plan, other than liability for continuation coverage described in Article 6 of Title I of ERISA. No Borrower is a party to a Multiemployer Plan.
        Absence of Defaults. No Borrower nor any Subsidiary is in default under its articles or certificate of incorporation or by-laws and no event has occurred, which has not been remedied, cured or waived, which constitutes a Default or an Event of Default, or
          which constitutes, or which with the passage of time or giving of notice or both would constitute, a default or event of default by a Borrower or any Subsidiary under any material agreement (other than this Agreement) or judgment, decree or order to which such Borrower or any Subsidiary is a party or by which such Borrower, any Subsidiary or any of such Borrower's or Subsidiary's properties may be bound or which would require a Borrower or any Subsidiary to make any payment under any thereof prior to the scheduled maturity date therefor, except, in the case only of any such agreement, for alleged defaults which are being contested in good faith by appropriate proceedings and with respect to which reserves in respect of the appropriate Borrower's or Subsidiary's reasonably anticipated liability have been established on the books of such Borrower or Subsidiary.
        Accuracy and Completeness of Information.
          All written information, reports and other papers and data produced by or on behalf of any Borrower and furnished to the Agent or any Lender were, at the time the same were so furnished, complete and correct in all material respects, to the extent necessary to give the recipient a true and accurate knowledge of the subject matter. No fact is known to any Borrower which has had, or may in the future have (so far as such Borrower can foresee), a Materially Adverse Effect upon any Borrower which has not been set forth in the financial statements or disclosure delivered prior to the Agreement Date, in each case referred to in Section 6.1(n), or in such written information, reports or other papers or data or otherwise disclosed in writing to the Agent and the Lenders prior to the Agreement Date. No document furnished or written statement made to the Agent or any Lender by any Borrower in connection with the negotiation, preparation or execution of this Agreement or any of the Loan Documents contains or will contain any untrue statement of a fact material to the creditworthiness of any Borrower or omits or will omit to state a material fact necessary in order to make the statements contained therein not misleading.
          No Borrower has any reason to believe that any document furnished or written statement made to the Agent or any Lender by any Person other than a Borrower in connection with the negotiation, preparation or execution of this Agreement or any of the Loan Documents contained any incorrect statement of a material fact or omitted to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.
        Solvency. In each case after giving effect to the Indebtedness represented by the Loans to be incurred and, the transactions contemplated by this Agreement, each Borrower and each Subsidiary is solvent, having assets of a fair salable value which exceeds the amount required to pay its debts as they become absolute and matured (including contingent, subordinated, unmatured and unliquidated liabilities), and each Borrower and each Subsidiary is able to and anticipates that it will be able to meet its debts as they mature and has adequate capital to conduct the business in which it is or proposes to be engaged.
        Accounts.
          Status.
            Each Account reflected in the computations included in any Borrowing Base Certificate meets the criteria enumerated in clauses (a) through (t) of the definition of Eligible Accounts, except as disclosed in such Borrowing Base Certificate or as disclosed in a timely manner in a subsequent Borrowing Base Certificate or otherwise in writing to the Agent.
            No Borrower has any knowledge of any fact or circumstance not disclosed to the Agent in a Borrowing Base Certificate or otherwise in writing which would impair the validity or collectibility of any Account of $5,000 or more or of Accounts which (regardless of the individual amount thereof) aggregate $50,000 or more.
          Chief Executive Office. The chief executive office of each Borrower and the books and records relating to its Accounts are located at the address or addresses set forth on Schedule 6.1(t) and the Borrowers have not maintained their chief executive office or books and records relating to any Accounts at any other address at any time during the year immediately preceding the Agreement Date except as disclosed on Schedule 6.1(t).
        Inventory.
          Schedule of Inventory. All Inventory included in any Schedule of Inventory or Borrowing Base Certificate delivered to the Agent and the Lenders pursuant to Section 8.12 meets the criteria enumerated in clauses (a) through (h) of the definition of Eligible Inventory, except as disclosed in such Schedule of Inventory or Borrowing Base Certificate or in a subsequent Schedule of Inventory or Borrowing Base Certificate, or as otherwise specifically disclosed in writing to the Agent.
          Condition. All Inventory is in good condition, meets all standards imposed by any governmental agency, or department or division thereof, having regulatory authority over such goods, their use or sale, and is currently either usable or salable in the normal course of a Borrower's business, except to the extent reserved against in the financial statements referred to in Section 6.1(n) or delivered pursuant to Article 10 or as disclosed on a Schedule of Inventory delivered to the Agent pursuant to Section 8.12(b).
          Location. All Inventory is located on the premises set forth on Schedule 6.1(u) or is Inventory in transit to one of such locations, except as otherwise disclosed in writing to the Agent; no Borrower has, in the last year, located such Inventory at premises other than those set forth on Schedule 6.1(u).
        Equipment. All Equipment is in good order and repair in all material respects and is located on the premises set forth on Schedule 6.1(v) and has not been located at any other location during the last twelve (12) months.
        Real Property. No Borrower owns any Real Estate or leases any Real Estate other than that described on Schedule 6.1(w).
        Corporate and Fictitious Names; States of Organization; Organizational Identification Numbers. Except as otherwise disclosed on Schedule 6.1(x), during the five-year period preceding the Agreement Date, no Borrower nor any predecessor thereof has been known as or used any corporate or fictitious name other than the corporate name of such Borrower on the Effective Date. Set forth on Schedule 6.1(x) is the exact legal name of each Borrower, its state of organization, its type of organization and the organizational identification number issued by its state of organization, if any.
        Federal Reserve Regulations. No Borrower nor any of its Subsidiaries is engaged and none will engage, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" (as each of the quoted terms is defined or used in Regulation U of the Board of Governors of the Federal Reserve System). No part of the proceeds of any of the Loans will be used for so purchasing or carrying margin stock or, in any event, for any purpose which violates, or which would be inconsistent with, the provisions of Regulation T, U or X of such Board of Governors. If requested by the Agent or any Lender, each Borrower will furnish to the Agent and the Lenders a statement or statements in conformity with the requirements of said Regulation T, U or X to the foregoing effect.
        Investment Company Act. No Borrower is an "investment company" or a company "controlled" by an "investment company" (as each of the quoted terms is defined or used in the Investment Company Act of 1940, as amended).
        Employee Relations. Each Borrower and each Subsidiary has a stable work force in place and is not, except as set forth on Schedule 6.1(aa), party to any collective bargaining agreement nor has any labor union been recognized as the representative of a Borrower's or any Subsidiary's employees, and no Borrower knows of no pending, threatened or contemplated strikes, work stoppage or other labor disputes involving any Borrower's or Subsidiary's employees.
        Proprietary Rights. Schedule 6.1(bb) sets forth a correct and complete list of all of the Proprietary Rights. None of the Proprietary Rights is subject to any licensing agreement or similar arrangement except as set forth on Schedule 6.1(bb) or as entered into in the sale or distribution of a Borrower's Inventory in the ordinary course of business. To the best of each Borrower's knowledge, none of the Proprietary Rights infringes on or conflicts with any other Person's property, and no other Person's property infringes on or conflicts with the Proprietary Rights. The Proprietary Rights described on Schedule 6.1(bb) constitute all of the property of such type necessary to the current and anticipated future conduct of the Borrowers' businesses.
        Trade Names. All trade names or styles under which a Borrower sells Inventory or creates Accounts, or to which instruments in payment of Accounts are made payable, are listed on Schedule 6.1(cc).

      (dd) Chassis Purchases. Collins is not currently engaged in purchasing, and shall not purchase, without giving the Agent at least 30 days' written notice of its intention to do so, chassis or any other Collateral from General Motors Acceptance Corporation or Ford Motor Company or any Affiliate or Subsidiary thereof.

      Survival of Representations and Warranties, Etc. All representations and warranties set forth in this Article 6 and all statements contained in any certificate, financial statement, or other instrument, delivered by or on behalf of a Borrower pursuant to or in connection with this Agreement or any of the Loan Documents (including, but not limited to, any such representation, warranty or statement made in or in connection with any amendment thereto) shall constitute representations and warranties made under this Agreement. All representations and warranties made under this Agreement shall be made or deemed to be made at and as of the Agreement Date, at and as of the Effective Date and at and as of the date of each Loan, except that representations and warranties which, by their terms are applicable only to one such date, shall be deemed to be made only at and as of such date. All representations and warranties made or deemed to be made under this Agreement shall survive and not be waived by the execution and delivery of this Agreement, any investigation made by or on behalf of the Agent or any Lender or any borrowing hereunder.

  SECURITY INTEREST

      Security Interest.
        To secure the payment, observance and performance of the Secured Obligations, each Borrower hereby mortgages, pledges and assigns to the Agent, for the benefit of itself as Agent and the Lenders, all of the Collateral and grants to the Agent, for the benefit of itself as Agent and the Lenders, a continuing security interest in and a continuing Lien upon, all of the Collateral.
        As additional security for all of the Secured Obligations, each Borrower hereby grants to the Agent, for the benefit of itself as Agent and the Lenders, a security interest in, and assigns to the Agent, for the benefit of itself as Agent and the Lenders, all of such Borrower's right, title and interest in and to, any deposits or other sums at any time credited by or due from each Lender and each Affiliate of a Lender to such Borrower, or credited by or due from any participant of any Lender to such Borrower, with the same rights therein as if the deposits or other sums were credited by or due from such Lender. Each Borrower hereby authorizes each Lender and each Affiliate of such Lender and each participant to pay or deliver to the Agent, for the account of the Lenders, without any necessity on the Agent's or any Lender's part to resort to other security or sources of reimbursement for the Secured Obligations, at any time during the continuation of any Event of Default or in the event that the Agent, on behalf of the Lenders, should make demand for payment hereunder and without further notice to such Borrower (such notice being expressly waived), any of the aforesaid deposits (general or special, time or demand, provisional or final) or other sums for application to any Secured Obligation, irrespective of whether any demand has been made or whether such Secured Obligation is mature, and the rights given the Agent, the Lenders, their Affiliates and participants hereunder are cumulative with such Person's other rights and remedies, including other rights of set-off. The Agent will promptly notify the relevant Borrower of its receipt of any such funds for application to the Secured Obligations, but failure to do so will not affect the validity or enforceability thereof. The Agent may give notice of the above grant of a security interest in and assignment of the aforesaid deposits and other sums, and authorization, to, and make any suitable arrangements with, any Lender, any such Affiliate of any Lender or participant for effectuation thereof, and each Borrower hereby irrevocably appoints the Agent as its attorney to collect any and all such deposits or other sums to the extent any such payment is not made to the Agent or any Lender by such Lender, Affiliate or participant.
      Continued Priority of Security Interest.
        The Security Interest granted by each Borrower shall at all times be valid, perfected and enforceable against such Borrower and all third parties in accordance with the terms of this Agreement, as security for the Secured Obligations, and the Collateral shall not at any time be subject to any Liens that are prior to, on a parity with or junior to the Security Interest, other than Permitted Liens.
        Each Borrower shall, at its sole cost and expense, take all action that may be necessary or desirable, or that the Agent may reasonably request, so as at all times to maintain the validity, perfection, enforceability and rank of the Security Interest in the Collateral in conformity with the requirements of Section 7.2(a), or to enable the Agent and the Lenders to exercise or enforce their rights hereunder, including, but not limited to:
          paying all taxes, assessments and other claims lawfully levied or assessed on any of the Collateral, except to the extent that such taxes, assessments and other claims constitute Permitted Liens, obtaining, after the Agreement Date, landlords' and mortgagees' releases, subordinations or waivers (except as to premises reflected in the Rent Reserve), and using all reasonable efforts to obtain mechanics' releases, subordinations or waivers, delivering to the Agent, for the benefit of the Lenders, endorsed or accompanied by such instruments of assignment as the Agent may specify, and stamping or marking, in such manner as the Agent may specify, any and all chattel paper, instruments, letters and advices of guaranty and documents evidencing or forming a part of the Collateral, executing and delivering pledges, designations, hypothecations, notices, acknowledgments and assignments in each case in form and substance satisfactory to the Agent relating to the creation, validity, perfection, maintenance or continuation of the Security Interest under the Uniform Commercial Code or other Applicable Law, and executing and delivering, and causing each depository institution in which each Borrower maintains deposits of Collateral or proceeds thereof to execute and deliver, such Control Agreements, Lockbox Agreements and other instruments, documents and agreements as the Agent may in its discretion require to comply with the requirements of Sections 7.2(a) and 8.1(a).
        Each Borrower shall at its sole cost and expense comply with the terms and provisions of each Mortgage to which it is party and take all actions that may be necessary or desirable, or that the Agent may request, so as at all times to maintain the validity, perfection, enforceability and rank of the Security Interest in the Real Estate in conformity with the requirements of Section 7.2(a) and of the Mortgages or to enable the Agent to exercise or enforce its rights hereunder and under the Mortgages. Immediately upon acquiring, after the Effective Date, title to any Real Estate having a purchase price or market value in excess of $100,000, the applicable Borrower shall deliver to the Agent a mortgage substantially in the form of the Mortgage or Mortgages theretofore entered into by the Borrowers, together with, if requested by the Required Lenders, a title insurance policy insuring the Agent's interest in such Real Estate in an amount equal to not less than the purchase price thereof together with an environmental review of such Real Estate covering such matters as the Required Lenders may reasonably request, which review shall be satisfactory to the Required Lenders.
        The Agent is hereby authorized to file one or more financing or continuation statements or amendments thereto in the name of any Borrower for any purpose described in Section 7.2(b), including, without being limited to, financing statements that indicate the collateral (i) as "all assets" of the applicable debtor or words of similar effect or (ii) as being of equal or lesser scope, or with greater or lesser detail, than as set forth in this Agreement or any Security Document. Each Borrower also hereby ratifies its authorization for the Agent, for the benefit of the Lenders, to have filed in any jurisdiction any like financing statements or amendments thereto if filed prior to the Agreement Date. The Agent will give the relevant Borrower notice of the filing of any such statements or amendments, which notice shall specify the locations where such statements or amendments were filed.
        Each Borrower shall mark its books and records as directed by the Agent and as may be necessary or appropriate to evidence, protect and perfect the Security Interest and shall cause its financial statements to reflect the Security Interest.
        The Borrowers' Representative shall promptly notify the Agent in writing if at any time after the Effective Date any Borrower shall hold or acquire a commercial tort claim in an amount in excess of $500,000 against any third party and, upon the request of the Required Lenders, the applicable Borrower agrees to promptly enter into an amendment to this Agreement and do such other acts or things deemed appropriate by the Required Lenders in order to grant to the Agent, for the benefit of the Lenders, a security interest in such commercial tort claim and to ensure that such security interest is perfected and subject to no other Lien; provided, that so long as no Default or Event of Default exists, the Borrowers shall not be required to comply with the requirements of this subsection.

  COLLATERAL COVENANTS

  Until the Revolving Credit Facility has been terminated and all the Secured Obligations have been paid in full, unless the Required Lenders shall otherwise consent in the manner provided in Section 15.11:

      Collection of Accounts.
        Each Borrower will cause all monies, checks, notes, drafts and other payments relating to or constituting proceeds of Accounts and of any other Collateral to be forwarded to the Agent at the Agent's Office on a daily basis for application in accordance with Section 8.1(b) below. From and after the occurrence of a Default or Event of Default, at the request of the Required Lenders, each Borrower will promptly cause all monies, checks, notes, drafts and other payments relating to or constituting proceeds of Accounts and of any other Collateral to be forwarded to a Lockbox, for deposit in a Controlled Account in accordance with the procedures set out in the corresponding Control Agreement. In particular, each Borrower will in such a case:
          advise each Account Debtor on trade accounts receivable to address all remittances with respect to amounts payable on account thereof to a specified Lockbox, advise each other Account Debtor that makes payment to such Borrower by wire transfer, automated clearinghouse transfer or similar means to make payment directly to a Controlled Account, and stamp all invoices relating to trade accounts receivable with a legend satisfactory to the Agent indicating that payment is to be made to such Borrower via a specified Lockbox.
        Each Borrower and the Agent shall cause all receipts to be delivered daily and all collected balances in Controlled Accounts to be transmitted daily by wire transfer, depository transfer check or other means in accordance with the procedures set forth in the corresponding Control Agreement, to the Agent at the Agent's Office:
          for application, on account of the Secured Obligations, as provided in Sections 2.3(c), 12.2, and 12.3, such credits to be entered as of the day they are received if they are received prior to 1:30 p.m. and to be conditioned upon final payment in cash or solvent credits of the items giving rise to them, and provided that, notwithstanding the entry of such credits on the day they are received, interest on the Secured Obligations shall be calculated as if such credits had been received the Business Day next succeeding the Business Day on which such credits are actually received, and with respect to the balance, so long as no Default or Event of Default has occurred and is continuing, for transfer by wire transfer or depository transfer check to a Disbursement Account.
        Any monies, checks, notes, drafts or other payments referred to in subsection (a) of this Section 8.1 which are received by or on behalf of a Borrower will be held in trust for the Agent and will be delivered to the Agent or a Clearing Bank, as promptly as possible, in the exact form received, together with any necessary endorsements for application by the Agent directly to the Secured Obligations or, if applicable, for deposit in the Controlled Account maintained with a Clearing Bank and processing in accordance with the terms of the corresponding Control Agreement.
      Verification and Notification. The Agent shall have the right at any time and from time to time, in the name of the Agent, the Lenders, or a nominee thereof or in the name of the relevant Borrower, to verify the validity, amount or any other matter relating to any Accounts by mail, telephone, telegraph or otherwise, to review, audit and make extracts from all records and files related to any of the Accounts, and if an Event of Default shall have occurred and be continuing, to notify the Account Debtors or obligors under any Accounts of the assignment of such Accounts to the Agent, for the benefit of the Lenders, and to direct such Account Debtor or obligors to make payment of all amounts due or to become due thereunder directly to the Agent, for the account of the Lenders, and, upon such notification and at the expense of the Borrowers, to enforce collection of any such Accounts and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as the Borrowers might have done.
      Disputes, Returns and Adjustments.
        In the event any amounts due and owing under any Account for an amount in excess of $250,000 are in dispute between the Account Debtor and the relevant Borrower, such Borrower shall provide the Agent with prompt written notice thereof.
        Each Borrower shall notify the Agent promptly of all returns and credits in excess of $50,000 in respect of any Account, which notice shall specify the Account affected.
        Each Borrower may, in the ordinary course of business unless a Default or an Event of Default has occurred and is continuing, grant any extension of time for payment of any Account or compromise, compound or settle the same for less than the full amount thereof, or release wholly or partly any Person liable for the payment thereof, or allow any credit or discount whatsoever therein; provided that no such action results in the reduction of more than $50,000 in the amount payable with respect to any Account or of more than $250,000 with respect to all Accounts of the Borrowers in any Fiscal Year (in each case, excluding the allowance of credits or discounts generally available to Account Debtors in the ordinary course of each Borrower's business and appropriate adjustments to the accounts of Account Debtors in the ordinary course of business).
      Invoices.
        No Borrower will use any invoices other than invoices in the form delivered to the Agent prior to the Agreement Date without giving the Agent 30 days' prior notice of the intended use of a different form of invoice together with a copy of such different form.
        Upon the request of the Agent, each Borrower shall deliver to the Agent, at such Borrower's expense, copies of customers' invoices or the equivalent, original shipping and delivery receipts or other proof of delivery, customers' statements, customer address lists, the original copy of all documents, including, without limitation, repayment histories and present status reports, relating to Accounts and such other documents and information relating to the Accounts as the Agent shall specify.
      Delivery of Instruments. In the event any Account is at any time evidenced by a promissory note, trade acceptance or any other instrument for the payment of money, the relevant Borrower will immediately thereafter deliver such instrument to the Agent, appropriately endorsed to the Agent, for the benefit of the Lenders.
      Sales of Inventory. All sales of Inventory will be made in compliance with all requirements of Applicable Law.
      Ownership and Defense of Title.
        Except for Permitted Liens and Limited Chassis Liens, a Borrower shall at all times be the sole owner or lessee of each and every item of Collateral and shall not create any Lien on, or sell, lease, exchange, assign, transfer, pledge, hypothecate, grant a security interest or security title in or otherwise dispose of, any of the Collateral or any interest therein, except for sales of Inventory in the ordinary course of business, for cash or on open account or on terms of payment ordinarily extended to its customers, and except for dispositions that are otherwise expressly permitted under this Agreement. The inclusion of "proceeds" of the Collateral under the Security Interest shall not be deemed a consent by the Agent or the Lenders to any other sale or other disposition of any part or all of the Collateral.
        Each Borrower shall defend its title or leasehold interest in and to, and the Security Interest in, the Collateral against the claims and demands of all Persons.
      Insurance.
        The Borrowers shall at all times maintain insurance on the Inventory, Equipment and Real Estate against loss or damage by fire, theft (excluding theft by employees), burglary, pilferage, loss in transit and such other hazards as the Agent shall reasonably specify, in amounts not to exceed those obtainable at commercially reasonable rates and under policies issued by insurers acceptable to the Agent in the exercise of its reasonable judgment. All premiums on such insurance shall be paid by the Borrowers and copies of the policies delivered to the Agent. No Borrower will use or permit the Inventory, Equipment or Real Estate to be used in violation of Applicable Law or in any manner which might render inapplicable any insurance coverage.
        All insurance policies required under Section 8.8(a) shall name the Agent, for the benefit of the Lenders, as an additional insured and shall contain loss payable clauses in the form submitted to the Borrowers by the Agent, or otherwise in form and substance satisfactory to the Required Lenders, naming the Agent, for the benefit of the Lenders, as mortgagee and loss payee, as its interests may appear, and providing that all proceeds thereunder shall be payable to the Agent, for the benefit of the Lenders, no such insurance shall be affected by any act or neglect of the insurer or owner of the property described in such policy, and such policy and loss payable clauses may be canceled, amended or terminated only upon at least ten days' prior written notice given to the Agent.
        Any proceeds of insurance referred to in this Section 8.8 which are paid to the Agent, for the account of the Lenders, shall be, at the option of the Required Lenders in their sole discretion, either (i) applied to replace the damaged or destroyed property, or (ii) applied to the payment or prepayment of the Secured Obligations in such manner as the Required Lenders shall determine, provided that in the event that the proceeds from any single casualty do not exceed $100,000, then, upon the written request of the Borrowers' Representative to the Agent, provided that no Default or Event of Default shall have occurred and be continuing, such proceeds shall be disbursed by the Agent to the applicable Borrower or Borrowers pursuant to such procedures as the Agent shall reasonably establish for application to the replacement of the damaged or destroyed property.
      Location of Offices, Collateral and State of Organization.
        No Borrower will change the location of its chief executive office or the place where it keeps its books and records relating to the Collateral or change its name, its identity or corporate structure or complete any transaction that results in a change of such Borrower's jurisdiction of organization without giving the Agent 45 days' prior written notice thereof.
        All Inventory, other than Inventory in transit to any such location, will at all times be kept by each Borrower at the locations set forth under its name in Schedule 6.1(u), and shall not be removed therefrom except pursuant to sales of Inventory permitted under Section 8.7(a) without the prior written consent of the Agent, which consent shall not be unreasonably withheld if the location to which such Inventory is to be removed is within the continental United States and all actions required under Section 7.2(b) have been taken by the applicable Borrowers.
        If any Inventory is in the possession or control of any of a Borrower's agents or processors, such Borrower shall notify such agents or processors of the Security Interest (and shall promptly provide copies of any such notice to the Agent and the Lenders) and, upon the occurrence of an Event of Default, shall instruct them (and cause them to acknowledge such instruction) to hold all such Inventory for the account of the Lenders, subject to the instructions of the Agent.
      Records Relating to Collateral.
        Each Borrower will at all times
          keep complete and accurate records of Inventory on a basis consistent with past practices of each Borrower so as to permit comparison of Inventory records relating to different time periods, itemizing and describing the kind, type and quantity of Inventory and such Borrower's cost therefor and a current price list for such Inventory, and keep complete and accurate records of all other Collateral.
        Each Borrower will prepare a physical listing of all Inventory, wherever located, at least annually.
      Inspection. The Agent and each Lender (by any of their officers, employees or agents) shall have the right, to the extent that the exercise of such right shall be within the control of a Borrower, at any time or times to visit the properties of such Borrower and its Subsidiaries, inspect the Collateral and the other assets of such Borrower and its Subsidiaries and inspect and make extracts from the books and records of such Borrower and its Subsidiaries, including but not limited to management letters prepared by independent accountants, all during customary business hours at such premises;
        discuss such Borrower's and its Subsidiaries' business, assets, liabilities, financial condition, results of operations and business prospects, insofar as the same are reasonably related to the rights of the Agent or the Lenders hereunder or under any of the Loan Documents, with such Borrower's and its Subsidiaries' (i) principal officers, (ii) independent accountants, and (iii) any other Person (except that any such discussion with any third parties shall be conducted only in accordance with the Agent's or such Lender's standard operating procedures relating to the maintenance of the confidentiality of confidential information of borrowers);
        verify the amount, quantity, value and condition of, or any other matter relating to, any of the Collateral (other than Accounts) and in this connection to review, audit and make extracts from all records and files related to any of the Collateral.

      Each Borrower will deliver to the Agent, for the benefit of the Lenders, any instrument necessary for it to obtain records from any service bureau maintaining records on behalf of such Borrower.

      Information and Reports.
        Schedule of Accounts. The Borrowers shall deliver to the Agent on or before the Effective Date and not later than the 20th day of each calendar month thereafter a Schedule of Accounts which shall be as of the last Business Day of the immediately preceding month, shall be reconciled to the Borrowing Base Certificate as of such last Business Day, and shall set forth a detailed aged trial balance of all its then existing Accounts, specifying the names and balance due for each Account Debtor obligated on a Account so listed.
        Schedule of Inventory. The Borrowers shall deliver to the Agent on or before the Effective Date and not later than the 20th day of each calendar month thereafter a Schedule of Inventory as of the last Business Day of the immediately preceding calendar month, itemizing and describing the kind, type and quantity of Inventory, the relevant Borrower's cost thereof and the location thereof.
        Chassis Status Report. The Borrowers shall cooperate with the Trustee and shall assure that the Trustee is able to provide to the Agent, in accordance with the Trust Agreement, not later than the third day of each calendar week a report, accompanied by copies of the underlying documents to the extent requested by the Agent, of all manufacturers' certificates or statements of origin and other title documents relating to motor vehicle chassis and motor vehicles held by such Trustee as of the close of business on the last Business Day of the immediately preceding calendar week.
        Borrowing Base Certificate. The Borrowers shall deliver to the Agent on the third day of each calendar week prepared as of the close of business on the last Business Day of the immediately preceding calendar week, (i) a Borrowing Base Certificate for each Borrower and (ii) a consolidated Borrowing Base Certificate for all Borrowers; provided, however, that so long as Availability is $2,500,000 or more such Borrowing Base Certificate shall be delivered to the Agent on or before the 20th day of each month and be prepared as of the close of business on the last day of the immediately preceding calendar month.
        Notice of Diminution of Value. Each Borrower shall give prompt notice to the Agent of any matter or event which has resulted in, or may result in, the diminution in excess of $150,000 in the value of any of its Collateral, except for any such diminution in the value of any Accounts or Inventory in the ordinary course of business which has been appropriately reserved against, as reflected in financial statements previously delivered to the Agent and the Lenders pursuant to Article 10.
        Additional Information. The Agent may in its discretion from time to time request that the Borrowers deliver the schedules and certificates described in Sections 8.12(a), (b), (c) and (d) more or less often and on different schedules and in greater or lesser detail than specified in such Sections and the Borrowers will comply with such requests. The Borrowers will also furnish to the Agent and each Lender such other information with respect to the Collateral as the Agent or such Lender may from time to time reasonably request.
      Power of Attorney. Each Borrower hereby appoints the Agent as its attorney, with power to endorse the name of such Borrower on any checks, notes, acceptances, money orders, drafts or other forms of payment or security that may come into the Agent's or any Lender's possession, and to sign the name of such Borrower on any invoice or bill of lading relating to any Account, Inventory or other Collateral, on any drafts against customers related to letters of credit, on schedules and assignments of Accounts furnished to the Agent or any Lender by such Borrower, on notices of assignment, Financing Statements and other public records relating to the perfection or priority of the Security Interest, and verifications of account and notices to or from customers.
      Assignment of Claims Act. Upon the request of the Agent, a Borrower shall execute any documents or instruments and shall take such steps or actions reasonably required by the Agent so that all monies due or to become due under any contract with the United States of America, the District of Columbia or any state, county, municipality or other domestic or foreign governmental entity, or any department, agency or instrumentality thereof, will be assigned to the Agent, for the benefit of itself and the Lenders, and notice given thereof in accordance with the requirements of the Assignment of Claims Act of 1940, as amended, or any other laws, rules or regulations relating to the assignment of any such contract and monies due or to become due to any Borrower.
      Equipment. The Borrowers shall keep and maintain the Equipment in good operating condition and repair. The Borrowers shall not permit any of the Equipment to become a fixture to any Real Estate unless subordination agreements or waivers satisfactory to the Agent are obtained from any owner or mortgagee of such Real Estate. Immediately on demand therefor by the Agent, the Borrowers shall deliver to the Agent any and all evidence of ownership of any of the Equipment. If any Equipment is subject to a certificate of title at any time, the Borrowers shall deliver such certificate of title to the Agent, together with such documents as are necessary to cause the Security Interest to be noted thereon. None of the Equipment shall be sold, transferred, leased or otherwise disposed of without the prior written consent of the Agent, except for (a) sales or dispositions of obsolete Equipment, and (b) sales or dispositions of Equipment that is contemporaneously replaced with Equipment of comparable value and utility; provided, however, that the Borrowers shall not sell or dispose of any Equipment specifically financed by the Lenders unless the Borrowers repay the outstanding balance of the extension of credit relating to such Equipment.

  AFFIRMATIVE COVENANTS

  The Borrowers jointly and severally covenant and agree that the Borrowers will duly and punctually pay the principal of, and interest on, the Notes and all other Secured Obligations in accordance with the terms of the Loan Documents and that until the Revolving Credit Facility has been terminated and all the Secured Obligations have been paid in full, unless the Required Lenders shall otherwise consent in the manner provided for in Section 15.11, each Borrower will, and will cause each Subsidiary to:

      Preservation of Corporate Existence and Similar Matters. Preserve and maintain its corporate existence, rights, franchises, licenses and privileges in the jurisdiction of its incorporation and qualify and remain qualified as a foreign corporation and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification or authorization.
      Compliance with Applicable Law. Comply in all material respects with all Applicable Law relating to such Borrower or such Subsidiary.
      Maintenance of Property. In addition to, and not in derogation of, any requirements contained elsewhere in the Loan Documents, protect and preserve all properties material to its business, including copyrights, patents, trade names and trademarks, and maintain in good repair, working order and condition in all material respects, with reasonable allowance for wear and tear, all tangible properties, and from time to time make or cause to be made all needed and appropriate repairs, renewals, replacements and additions to such properties necessary for the conduct of its business, so that the business carried on in connection therewith may be properly and advantageously conducted at all times.
      Conduct of Business. At all times carry on its business in an efficient manner and engage only the business applicable to it described in Section 6.1(f).
      Insurance. Maintain, in addition to the coverage required by Section 8.8 and the Security Documents, insurance with responsible insurance companies against such risks and in such amounts as is customarily maintained by similar businesses or as may be required by Applicable Law, and from time to time deliver to the Agent or any Lender upon its request, a detailed list of the insurance then in effect, stating the names of the insurance companies, the amounts and rates of the insurance, the dates of the expiration thereof and the properties and risks covered thereby.
      Payment of Taxes and Claims. Pay or discharge when due
        all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or upon any properties belonging to it, except that real property ad valorem taxes shall be deemed to have been so paid or discharged if the same are paid before they become delinquent, and all lawful claims of materialmen, mechanics, carriers, warehousemen and landlords for labor, materials, supplies and rentals which, if unpaid, might become a Lien on any properties of a Borrower;

      except that this Section 9.6 shall not require the payment or discharge of any such tax, assessment, charge, levy or claim which is being contested in good faith by appropriate proceedings and for which reserves in respect of the reasonably anticipated liability therefor, if any, have been appropriately established to the extent required by GAAP.

      Accounting Methods and Financial Records. Maintain a system of accounting, and keep such books, records and accounts (which shall be true and complete), as may be required or as may be necessary to permit the preparation of financial statements in accordance with GAAP.
      Use of Proceeds.
        Use the proceeds of
          the initial Revolving Credit Loan and Term Loan A to pay amounts indicated on Schedule 9.8 to the Persons indicated thereon, all Term Loan B Advances solely to pay or reimburse the cost of Equipment in accordance with the provisions of Section 3.2, and all subsequent Revolving Credit Loans only for working capital and general business purposes, and not use any part of such proceeds to purchase or, to carry or reduce or retire or refinance any credit incurred to purchase or carry, any margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System) or, in any event, for any purpose which would involve a violation of such Regulation U or of Regulation T or X of such Board of Governors, or for any purpose prohibited by law or by the terms and conditions of this Agreement.
      Hazardous Waste and Substances; Environmental Requirements.
        In addition to, and not in derogation of, the requirements of Section 9.2 and of the Security Documents, comply with all Environmental Laws and all Applicable Laws relating to occupational health and safety (except for instances of noncompliance that are being contested in good faith by appropriate proceedings if reserves in respect of such Borrower's or such Subsidiary's reasonably anticipated liability therefor have been appropriately established), promptly notify the Agent of its receipt of any written notice of a material violation of any such Environmental Laws or other such Applicable Laws, and indemnify and hold the Agent and the Lenders harmless from all loss, cost, damage, liability, claim and expense incurred by or imposed upon the Agent or any Lender on account of any Borrower's failure to perform its obligations under this Section 9.9.
        Whenever such Borrower gives notice to the Agent pursuant to this Section 9.9 with respect to a matter that reasonably could be expected to result in liability to a Borrower in excess of $50,000 in the aggregate, such Borrower shall, at the Agent's request and such Borrower's expense (i) cause an independent environmental engineer acceptable to the Agent to conduct an assessment, including tests where necessary, of the site where the noncompliance or alleged noncompliance with Environmental Laws has occurred and prepare and deliver to the Agent a report setting forth the results of such assessment, a proposed plan to bring such Borrower into compliance with such Environmental Laws (if such assessment indicates noncompliance) and an estimate of the costs thereof, and (ii) provide to the Agent a supplemental report of such engineer whenever the scope of the noncompliance, or the response thereto or the estimated costs thereof, shall materially adversely change.
      Execution of Subsidiary Guaranties. The Borrowers, upon the request of the Agent or any Lender, shall cause any Subsidiary which has not entered into a Guaranty Agreement or a Guarantor Security Agreement to execute and deliver to the Agent such a Guaranty Agreement and a Guarantor Security Agreement and appropriate Financing Statements all in form and substance satisfactory to the Agent and the Required Lenders.

  INFORMATION

  Until the Revolving Credit Facility has been terminated and all the Secured Obligations have been paid in full, unless the Required Lenders shall otherwise consent in the manner set forth in Section 15.11, the Borrowers will furnish to the Agent and to each Lender at the offices then designated for such notices pursuant to Section 15.1:

      Financial Statements; Projections.
        Audited Year-End Statements. As soon as available, but in any event within 90 days after the end of each Fiscal Year, copies of the consolidating and consolidated balance sheets of Collins and its Consolidated Subsidiaries as at the end of such Fiscal Year and the related statements of consolidated income, shareholders' equity and cash flows for such Fiscal Year, in each case setting forth in comparative form the figures for the previous Fiscal Year, reported on, as to such consolidated statements, without qualification as to the scope of the audit or the status of any Borrower as a "going concern," by independent certified public accountants of nationally recognized standing;
        Monthly Financial Statements. As soon as available after the end of each calendar month, but in any event within 30 days after the end of each calendar month, unless such month is the last month of a fiscal quarter of the Borrowers, and then within 45 days after the end of such calendar month, copies of the unaudited consolidated balance sheet of Collins and its Consolidated Subsidiaries as at the end of such month and the related unaudited consolidated statements of income and cash flows for Collins and its Consolidated Subsidiaries for such month and for the portion of the Fiscal Year through such month, certified by the Financial Officer as presenting fairly the financial condition and results of operations of Collins and its Consolidated Subsidiaries (subject to normal year-end audit adjustments); and

      (c) Annual Projections. As soon as available, but in any event not later than October 31 of each Fiscal Year, commencing October 31, 2002, the forecasted (a) consolidated balance sheets, (b) consolidated income statements and (c) consolidated cash flow statements of Collins and its Consolidated Subsidiaries for the next Fiscal Year, prepared on a monthly basis, together with appropriate supporting detail and a statement of underlying assumptions.

      all such financial statements to be complete and correct in all material respects and prepared in accordance with GAAP (except, with respect to interim financial statements, for the omission of notes and for the effect of normal year-end audit adjustments) applied consistently throughout the periods reflected therein.

      Accountants' Certificate. Together with the financial statements referred to in Section 10.1(a), the Borrowers shall deliver a certificate of such accountants addressed to the Borrowers, which restricts the use of the certificate to the Borrowers and the Agent and the Lenders as parties to this Agreement, together with an attachment setting forth the calculations required by Sections 11.1, 11.2, 11.6, 11.11 and 11.12, as at the date of such financial statements, prepared by Collins, stating that in connection with their audit, nothing came to their attention that caused them to believe that (i) the Borrowers were not in compliance with any of the terms, covenants, provisions or conditions of Articles 10 and 11 (except Sections 10.5(a), 10.5(c), 10.5(d), 10.6(d), 11.3 and 11.14), or (ii) that the information contained in the attachment is not fairly stated in all material respects, in relation to the financial statements from which it has been derived.
      Officer's Certificate. At the time that the Borrowers furnish the financial statements pursuant to Section 10.1(b) for any month that is the last month of a fiscal quarter of the Borrowers, the Borrowers shall also furnish a Quarterly Compliance Certificate of the Financial Officer
        setting forth as at the end of such fiscal quarter or Fiscal Year, as the case may be, the calculations required to establish whether or not the Borrowers were in compliance with the requirements of Sections 11.1, 11.2, 11.6, 11.11 and 11.12, as at the end of each respective period, stating that the information on the schedules to this Agreement are complete and accurate as of the date of such certificate or, if such is not the case, attaching to such certificate updated schedules, and stating that, based on a reasonably diligent examination, no Default or Event of Default exists, or, if such is not the case, specifying such Default or Event of Default and its nature, when it occurred, whether it is continuing and the steps being taken by the Borrowers with respect to such Default or Event of Default.
      Copies of Other Reports.
        Promptly upon receipt thereof, copies of all reports, if any, submitted to a Borrower or its Board of Directors by its independent public accountants, including, without limitation, any management report.
        As soon as practicable, copies of all financial statements and reports that Collins shall send to its shareholders generally and of all registration statements and all regular or periodic reports which Collins or any other Borrower shall file with the Securities and Exchange Commission or any successor commission.
        From time to time and as soon as reasonably practicable following each request, such forecasts, data, certificates, reports, statements, opinions of counsel, documents or further information regarding the business, assets, liabilities, financial condition, results of operations or business prospects of the Borrowers, the Guarantors or any Subsidiary as the Agent or any Lender may reasonably request and that the Borrowers have or (except in the case of legal opinions relating to the perfection or priority of the Security Interest) without unreasonable expense can obtain; provided, however, that the Lenders shall, to the extent reasonably practicable, coordinate examinations of the Borrowers' records by their respective internal auditors. The rights of the Agent and the Lenders under this Section 10.4 are in addition to and not in derogation of their rights under any other provision of this Agreement or of any other Loan Document.
        If requested by the Agent or any Lender, the Borrowers will furnish to the Agent and the Lenders statements in conformity with the requirements of Federal Reserve Form U-1 referred to in Regulation U of the Board of Governors of the Federal Reserve System.
      Notice of Litigation and Other Matters. Prompt notice of:
        the commencement, to the extent any Borrower is aware of the same, of all proceedings and investigations by or before any governmental or nongovernmental body and all actions and proceedings in any court or before any arbitrator against or in any other way relating to or affecting any Borrower, any Subsidiary or any Borrower's or Subsidiary's properties, assets or businesses, which is reasonably likely to, singly or in the aggregate, result in the occurrence of a Default or an Event of Default, or have a Materially Adverse Effect on the Borrowers, taken as a whole, any amendment of the articles of incorporation or by-laws of a Borrower or any of Subsidiary, any change in the business, assets, liabilities, financial condition, results of operations or business prospects of any Borrower or any Subsidiary which has had or may have, singly or in the aggregate, a Materially Adverse Effect on the Borrowers taken as a whole and any change in the executive officers of any Borrower, and any Default or Event of Default or any event which constitutes or which with the passage of time or giving of notice or both would constitute a default or event of default by a Borrower or any Subsidiary under any material agreement (other than this Agreement) to which any Borrower or any Subsidiary is a party or by which any Borrower, any Subsidiary or any Borrower's or Subsidiary's properties may be bound and is reasonably likely to result in an event described in subsection (c) hereof.
      ERISA. Promptly notify the Agent of
        the occurrence of any Reportable Event with respect to a Benefit Plan, other than any such event as to which the PBGC has waived notice by regulation, receipt of any notice from the PBGC of its intention to seek termination of any Benefit Plan or appointment of a trustee therefor, any Borrower's intention to terminate or withdraw from any Benefit Plan, and the occurrence of any event with respect to any Benefit Plan which could result in the incurrence by any Borrower of any material liability, fine or penalty, or any material increase in the contingent liability of any Borrower with respect to any post-retirement Benefit Plan benefit.
      Accuracy of Information. All written information, reports, statements and other papers and data furnished to the Agent or any Lender by or on behalf of any Borrower, whether pursuant to this Article 10 or any other provision of this Agreement or of any other Loan Document, shall be, at the time the same is so furnished, to the best knowledge of the Borrowers, complete and correct in all material respects to the extent necessary to give the Agent and the Lenders true and accurate knowledge of the subject matter thereof.
      Revisions or Updates to Schedules. Should any of the information or disclosures provided on any of the Schedules originally attached hereto become outdated or incorrect in any material respect, the Borrowers shall deliver to the Agent and the Lenders as part of the officer's certificate required pursuant to Section 10.3 such revisions or updates to such Schedule(s) as may be necessary or appropriate to update or correct such Schedule(s), provided that no such revisions or updates to any Schedule(s) shall be deemed to have amended, modified or superseded such Schedule(s) as originally attached hereto, or to have cured any breach of warranty or representation resulting from the inaccuracy or incompleteness of any such Schedule(s), unless and until the Required Lenders in their sole and absolute discretion, shall have accepted in writing such revisions or updates to such Schedule(s).

  NEGATIVE COVENANTS

  Until the Revolving Credit Facility has been terminated and all the Secured Obligations have been paid in full, unless the Required Lenders shall otherwise consent in the manner set forth in Section 15.11, the Borrowers will not directly or indirectly and, in the case of Sections 11.2 through 11.16, will not permit their respective Subsidiaries to:

      Financial Ratios. Permit:
        Leverage Ratio. The Leverage Ratio at any time to be more than 4.0 to 1.0.
        Fixed Charge Coverage Ratio. The Fixed Charge Coverage Ratio to be less than 1.10 to 1.0 as of the end of (1) the period of six consecutive months ending July 31, 2002, (2) the period of nine consecutive months ending October 31, 2002, and (3) each period of twelve consecutive months ending on or after January 31, 2003.
      Indebtedness for Money Borrowed. Create, assume, or otherwise become or remain obligated in respect of, or permit or suffer to exist or to be created, assumed or incurred or to be outstanding any Indebtedness for Money Borrowed, except that this Section 11.2 shall not apply to:
        Indebtedness of the Borrowers for Money Borrowed represented by the Loans and the Notes,
        Indebtedness for Money Borrowed reflected on Schedule 6.1(j), excluding any such Indebtedness that is to be paid in full on the Effective Date,
        Permitted Purchase Money Indebtedness,
        Indebtedness of the Borrowers for Money Borrowed owed to another Borrower,
        Indebtedness of one or more Guarantors to one or more Borrowers, not exceeding $10,000 in the aggregate at any one time outstanding,
        IRB Letter of Credit Obligations,
        IRB Obligations outstanding on the Effective Date and described on Schedule 6.1(j), provided that no Default or Event of Default exists on the date of incurrence or would exist after giving effect thereto, IRB Obligations incurred by one or more Borrowers after the Effective Date with respect to IRB Projects in Orlando, Florida and South Hutchinson, Kansas in an aggregate principal amount not to exceed $4,000,000,
        Indebtedness for Money Borrowed under the Guaranty Agreements; and
        other Indebtedness for Money Borrowed not to exceed $250,000 in outstanding principal amount as to all Borrowers and their Subsidiaries.
      Guaranties. Become or remain liable with respect to any Guaranty of any obligation of any other Person, other than (i) Indebtedness of other Borrowers or Subsidiaries permitted under this Agreement, and (ii) Guaranties of residual values of Inventory sold to third party lessors for lease to customers of a Borrower.
      Investments. After the Agreement Date, acquire or maintain any Investment other than Permitted Investments.
      Acquisitions. Acquire any Business Unit engaged in any business other than those described on Schedule 6.1(f), or acquire any other Business Unit except by the purchase of assets thereof in an aggregate amount not to exceed $500,000 at any time for all Borrowers.
      Capital Expenditures. Make or incur any Capital Expenditures in excess of $2,500,000 in the aggregate for all Borrowers in any Fiscal Year; provided, however, that expenditures in connection with any IRB Project shall not constitute Capital Expenditures for purposes of this Section 11.6.
      Restricted Payments; Purchases, Etc. Declare or make any Restricted Payment or Restricted Purchase, except, provided that both at the time of the declaration and at the time of the payment thereof, and after giving effect thereto, no Default or Event of Default shall or would exist, Collins may (i) pay dividends on its common stock during any Fiscal Year and (ii) repurchase shares of its outstanding common stock during any Fiscal Year.
      Merger, Consolidation and Sale of Assets. Merge or consolidate with any other Person or sell, lease or transfer or otherwise dispose of all or a substantial portion of its assets to any Person other than sales of Inventory in the ordinary course of business and dispositions that are otherwise expressly permitted under this Agreement.
      Transactions with Affiliates. Effect any transaction with any Affiliate on a basis less favorable to such Borrower or Subsidiary than would be the case if such transaction had been effected with a Person not an Affiliate.
      Liens. Create, assume or permit or suffer to exist or to be created or assumed any Lien on any of the Collateral or its other assets, other than Permitted Liens and Limited Chassis Liens.
      Capitalized Lease Obligations. Without the consent of the Required Lenders, which consent shall not be unreasonably withheld, incur or permit to exist any Capitalized Lease Obligations if such Capitalized Lease Obligation when added to existing Capitalized Lease Obligations and Permitted Purchase Money Indebtedness (excluding IRB Obligations) of the Borrowers would exceed $250,000 in the aggregate.
      Operating Leases. Without the consent of the Required Lenders, enter into any Operating Lease (other than an Operating Lease of real property) if the aggregate annual rental payable under all such Operating Leases of the Borrowers would exceed $500,000 at any time after the Effective Date.
      Real Estate Leases. After the Effective Date, enter into any real property lease (other than an IRB Lease), including any renewal or modification of a lease relating to the Real Estate occupied by the Borrowers on the Effective Date, if the aggregate annual rental under all such leases of the Borrowers would exceed $460,000, without the prior written consent of the Agent, on behalf of the Lenders, which consent shall not be unreasonably withheld.
      Plans. Permit any condition to exist in connection with any Plan which might constitute grounds for the PBGC to institute proceedings to have such Plan terminated or a trustee appointed to administer such Plan, and any other condition, event or transaction with respect to any Plan which could result in the incurrence by any Borrower of any material liability, fine or penalty.
      Sales and Leasebacks. Enter into any arrangement with any Person providing for a Borrower's leasing from such Person any real or personal property which has been or is to be sold or transferred, directly or indirectly, by such Borrower to such Person.
      Amendments of Other Agreements. Amend in any way the IRB Documents.

  DEFAULT

      Events of Default. Each of the following shall constitute an Event of Default, whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment or order of any court or any order, rule or regulation of any governmental or nongovernmental body:
        Default in Payment. The Borrowers shall default in the payment, as and when due, of principal of or interest on any Secured Obligations (other than any Secured Obligations described in clause (e) of the definition thereof) (whether at maturity, by reason of acceleration or otherwise).
        Misrepresentation. Any representation or warranty made or deemed to be made by any Borrower under this Agreement or any Loan Document, or any amendment hereto or thereto, shall at any time prove to have been incorrect or misleading in any material respect when made.
        Default in Performance. Any Borrower shall default in the performance or observance of any term, covenant, condition or agreement to be performed by it, contained in
          Articles 7, 8, 10 or 11, Sections 9.1 (insofar as it requires the preservation of the corporate existence of such Borrower), or 9.8, and the Agent shall have delivered to the Borrowers written notice of such default, or this Agreement (other than as specifically provided for otherwise in this Section 12.1) and such default shall continue for a period of 30 days after written notice thereof has been given to the Borrowers by the Agent.
        Indebtedness Cross-Default.
          Any Borrower or any Subsidiary shall fail to pay when due and payable the principal of or interest on any Indebtedness for Money Borrowed (other than the Loans) in an amount in excess of $300,000, or the maturity of any such Indebtedness shall have (A) been accelerated in accordance with the provisions of any indenture, contract or instrument providing for the creation of or concerning such Indebtedness, or (B) been required to be prepaid prior to the stated maturity thereof, or any event shall have occurred and be continuing which would permit any holder or holders of such Indebtedness, any trustee or agent acting on behalf of such holder or holders or any other Person so to accelerate such maturity, and the Borrowers shall have failed to cure such default prior to the expiration of any applicable cure or grace period.
        Other Cross-Defaults. Any Borrower or any of its Subsidiaries shall default in the payment when due, or in the performance or observance, of any obligation or condition of any agreement, contract or lease (other than this Agreement, the Security Documents or any such agreement, contract or lease relating to Indebtedness for Money Borrowed) if the existence of any such defaults, singly or in the aggregate, could in the reasonable judgment of the Agent have a Materially Adverse Effect on any Borrower.
        Voluntary Bankruptcy Proceeding. Any Borrower or any Subsidiary shall commence a voluntary case under the federal bankruptcy laws (as now or hereafter in effect), file a petition seeking to take advantage of any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or composition for adjustment of debts, consent to or fail to contest in a timely and appropriate manner any petition filed against it in an involuntary case under such bankruptcy laws or other laws, apply for or consent to, or fail to contest in a timely and appropriate manner, the appointment of, or the taking of possession by, a receiver, custodian, trustee, or liquidator of itself or of a substantial part of its property, domestic or foreign, admit in writing its inability to pay its debts as they become due, make a general assignment for the benefit of creditors, or take any corporate action for the purpose of authorizing any of the foregoing.
        Involuntary Bankruptcy Proceeding. A case or other proceeding shall be commenced against any Borrower or any Subsidiary in any court of competent jurisdiction seeking relief under the federal bankruptcy laws (as now or hereafter in effect) or under any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or adjustment of debts, or the appointment of a trustee, receiver, custodian, liquidator or the like of such Borrower or Subsidiary or of all or any substantial part of the assets, domestic or foreign, of such Borrower or Subsidiary, and such case or proceeding shall continue undismissed or unstayed for a period of 60 consecutive calendar days, or an order granting the relief requested in such case or proceeding against such Borrower or Subsidiary (including, but not limited to, an order for relief under such federal bankruptcy laws) shall be entered.

        Failure of Agreements. Any Loan Document, after delivery thereof hereunder, shall for any reason (except to the extent permitted by the terms thereof) cease to create a valid and perfected first priority Lien (except for Permitted Liens) on, or Security Interest in, any of the Collateral or Guarantor Collateral purported to be covered thereby (other than by reason of any act or omission of the Agent or any Lender).
        Judgment. Final, unappealable judgments or orders for the payment of money not covered by insurance and in an aggregate amount greater than $300,000 for all Borrowers shall be entered against any Borrower by any court and such judgment or order shall continue undischarged or unstayed for 10 days.
        Attachment. A warrant or writ of attachment or execution or similar process which exceeds $50,000 in value shall be issued against any property of any Borrower and such warrant or process shall continue undischarged or unstayed for 10 days.
        Loan Documents. Any event of default under any other Loan Document shall occur or any Borrower shall default in the performance or observance of any term, covenant, condition or agreement contained in, or the payment of any other sum covenanted to be paid by such Borrower under, any Loan Document; provided, however that no event of default under any Loan Document shall be deemed to have occurred until any notice required under such Loan Document has been given and any grace period granted under such Loan Document has expired.
        ERISA. The Borrowers shall fail to pay when due an amount or amounts aggregating in excess of $300,000 which they shall have become liable to pay to the PBGC or to a Benefit Plan under Title IV of ERISA; or notice of intent to terminate a Benefit Plan or Benefit Plans having aggregate unfunded vested liabilities in excess of $300,000 shall be filed under Title IV of ERISA by the Borrowers, or any plan administrator; or the PBGC shall institute proceedings under Title IV of ERISA to terminate any Benefit Plan or to cause a trustee to be appointed to administer any Benefit Plan or to enforce Section 515 or 4219(c)(5) of ERISA and such proceeding shall not have been dismissed within thirty (3) days thereafter; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Benefit Plan must be terminated.
        Management. Donald L. Collins, Jr. shall cease to be actively involved in the management and operations of the Borrowers in substantially the same capacity in which he served on the Agreement Date and his successor(s) or replacement(s) in such capacity are not executives experienced in managing operations such as those of the Borrowers, with the demonstrated ability to manage such operations successfully, who are otherwise acceptable to the Required Lenders in the exercise of their reasonable judgment.

      (n) IRB Letter of Credit Substitution Date. The IRB Letter of Credit Substitution Date shall not have occurred on or before September 14, 2002.

      Remedies.
        Automatic Acceleration and Termination of Facilities. Upon the occurrence of an Event of Default specified in Section 12.1(f) or (g), (i) the principal of and the interest on the Loans and Notes at the time outstanding, and all other amounts owed to the Agent or the Lenders under this Agreement or any of the Loan Documents and all other Secured Obligations, shall thereupon become due and payable without presentment, demand, protest, or other notice of any kind, all of which are expressly waived, anything in this Agreement or any of the Loan Documents to the contrary notwithstanding, and (ii) the Revolving Credit Facility and the right of the Borrowers to request borrowings under this Agreement shall immediately terminate.
        Other Remedies. If any Event of Default shall have occurred, and during the continuance of any such Event of Default, the Agent may, and at the direction of the Required Lenders in their sole and absolute discretion shall, do any of the following:
          declare the principal of and interest on the Loans and any Notes at the time outstanding, and all other amounts owed to the Agent or the Lenders under this Agreement or any of the Loan Documents and all other Secured Obligations, to be forthwith due and payable, whereupon the same shall immediately become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived, anything in this Agreement or the Loan Documents to the contrary notwithstanding;
          terminate the Revolving Credit Facility and any other right of the Borrowers to request borrowings hereunder;
          notify, or request the Borrowers to notify, in writing or otherwise, any Account Debtor or obligor with respect to any one or more of the Accounts to make payment to the Agent, for the benefit of the Lenders, or any agent or designee of the Agent, at such address as may be specified by the Agent and if, notwithstanding the giving of any notice, any Account Debtor or other such obligor shall make payments to the Borrowers, each Borrower shall hold all such payments it receives in trust for the Agent, for the account of the Lenders, without commingling the same with other funds or property of, or held by, such Borrower, and shall deliver the same to the Agent or any such agent or designee of the Agent immediately upon receipt by such Borrower in the identical form received, together with any necessary endorsements;
          settle or adjust disputes and claims directly with Account Debtors and other obligors on Accounts for amounts and on terms which the Agent considers advisable and in all such cases only the net amounts received by the Agent, for the account of the Lenders, in payment of such amounts, after deductions of costs and attorneys' fees, shall constitute Collateral and no Borrower shall have any further right to make any such settlements or adjustments or to accept any returns of merchandise;
          enter upon any premises in which Inventory or Equipment may be located and, without resistance or interference by any Borrower, take physical possession of any or all thereof and maintain such possession on such premises or move the same or any part thereof to such other place or places as the Agent shall choose, without being liable to the Borrowers on account of any loss, damage or depreciation that may occur as a result thereof, so long as the Agent shall act reasonably and in good faith;
          require the Borrowers to, and the Borrowers shall, without charge to the Agent or any Lender, assemble the Inventory and Equipment and maintain or deliver it into the possession of the Agent or any agent or representative of the Agent at such place or places as the Agent may designate and as are reasonably convenient to both the Agent and the Borrowers;
          at the expense of the Borrowers, cause any of the Inventory to be placed in a public or field warehouse, and the Agent shall not be liable to the Borrowers on account of any loss, damage or depreciation that may occur as a result thereof, so long as the Agent shall act reasonably and in good faith;
          without notice, demand or other process, and without payment of any rent or any other charge, enter any of the Borrowers' premises and, without breach of the peace, until the Agent, on behalf of the Lenders, completes the enforcement of its rights in the Collateral, take possession of such premises or place custodians in exclusive control thereof, remain on such premises and use the same and any of the Borrower's Equipment, for the purpose of (A) completing any work in process, preparing any Inventory for disposition and disposing thereof, and (B) collecting any Account, and the Agent for the benefit of the Lenders is hereby granted a license or sublicense and all other rights as may be necessary, appropriate or desirable to use the Proprietary Rights in connection with the foregoing, and the rights of the Borrowers (or any of them) under all licenses, sublicenses and franchise agreements shall inure to the Agent for the benefit of the Lenders (provided, however, that any use of any federally registered trademarks as to any goods shall be subject to the control as to the quality of such goods of the owner of such trademarks and the goodwill of the business symbolized thereby);
          exercise any and all of its rights under any and all of the Security Documents;
          apply any Collateral or Guarantor Collateral consisting of cash to the payment of the Secured Obligations in any order in which the Agent, on behalf of the Lenders, may elect or use such cash in connection with the exercise of any of its other rights hereunder or under any of the Security Documents;
          establish or cause to be established one or more Lockboxes or other arrangements for the deposit of proceeds of Accounts and other Collateral, and, in such case, each Borrower shall cause to be forwarded to the Agent at the Agent's Office, on a daily basis, copies of all checks and other items of payment and deposit slips related thereto deposited in such Lockboxes, together with collection reports in form and substance satisfactory to the Agent; and
          exercise all of the rights and remedies of a secured party under the Uniform Commercial Code and under any other Applicable Law, including, without limitation, the right, without notice except as specified below and with or without taking the possession thereof, to sell the Collateral or any part thereof in one or more parcels at public or private sale, at any location chosen by the Agent, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as the Agent may deem commercially reasonable. Each Borrower agrees that, to the extent notice of sale shall be required by law, at least ten days' notice to such Borrower of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification, but notice given in any other reasonable manner or at any other reasonable time shall constitute reasonable notification. The Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.
          obtain at the expense of the Borrower such appraisals of Collateral as the Agent or the Lenders in their sole discretion shall require.
      Application of Proceeds. All proceeds from each sale of, or other realization upon, all or any part of the Collateral following an Event of Default shall be applied or paid over as follows:
        First: to the payment of all costs and expenses incurred in connection with such sale or other realization, including reasonable attorneys' fees,
        Second: to the payment of the Secured Obligations (with the Borrowers remaining liable, jointly and severally, for any deficiency) as the Agent may elect,
        Third: the balance (if any) of such proceeds shall be paid to the appropriate Borrower, subject to any duty imposed by law, or otherwise to whomsoever shall be entitled thereto.

      The Borrowers shall remain liable, jointly and severally, for and will pay, on demand, any deficiency remaining in respect of the Secured Obligations, together with interest thereon at a rate per annum equal to the highest rate then payable hereunder on such Secured Obligations (whether or not such amount is allowed as a claim in any bankruptcy or insolvency proceeding), which interest shall constitute part of the Secured Obligations.

      Power of Attorney. In addition to the authorizations granted to the Agent under Section 8.13 or under any other provision of this Agreement or of any other Loan Document, during the continuance of an Event of Default, each Borrower hereby irrevocably designates, makes, constitutes and appoints the Agent (and all Persons designated by the Agent from time to time) as such Borrower's true and lawful attorney, and agent in fact, and the Agent, or any agent of the Agent, may, without notice to such Borrower, and at such time or times as the Agent or any such agent in its sole discretion may determine, in the name of such Borrower, the Agent or the Lenders, demand payment of the Accounts,
          enforce payment of the Accounts by legal proceedings or otherwise, exercise all of such Borrower's rights and remedies with respect to the collection of Accounts, settle, adjust, compromise, extend or renew any or all of the Accounts, settle, adjust or compromise any legal proceedings brought to collect the Accounts, discharge and release the Accounts or any of them,
          prepare, file and sign the name of such Borrower on any proof of claim in bankruptcy or any similar document against any Account Debtor, prepare, file and sign the name of such Borrower on any notice of Lien, assignment or satisfaction of Lien, or similar document in connection with any of the Collateral, endorse the name of such Borrower upon any chattel paper, document, instrument, notice, freight bill, bill of lading or similar document or agreement relating to the Accounts, the Inventory or any other Collateral, use the stationery of such Borrower and sign the name of such Borrower to verifications of the Accounts and on any notice to the Account Debtors, open such Borrower's mail,
          notify the post office authorities to change the address for delivery of such Borrower's mail to an address designated by the Agent, and use the information recorded on or contained in any data processing equipment and computer hardware and software relating to the Accounts, Inventory or other Collateral to which such Borrower has access.
      Miscellaneous Provisions Concerning Remedies.
        Rights Cumulative. The rights and remedies of the Agent and the Lenders under this Agreement, the Notes and each of the Loan Documents shall be cumulative and not exclusive of any rights or remedies which it or they would otherwise have. In exercising such rights and remedies the Agent and the Lenders may be selective and no failure or delay by the Agent or any Lender in exercising any right shall operate as a waiver of it, nor shall any single or partial exercise of any power or right preclude its other or further exercise or the exercise of any other power or right.
        Waiver of Marshalling. Each Borrower hereby waives any right to require any marshalling of assets and any similar right.
        Limitation of Liability. Nothing contained in this Article 12 or elsewhere in this Agreement or in any of the Loan Documents shall be construed as requiring or obligating the Agent, any Lender or any agent or designee of the Agent or any Lender to make any demand, or to make any inquiry as to the nature or sufficiency of any payment received by it, or to present or file any claim or notice or take any action, with respect to any Account or any other Collateral or Guarantor Collateral, or the monies due or to become due thereunder or in connection therewith, or to take any steps necessary to preserve any rights against prior parties, and the Agent, the Lenders and their agents or designees shall have no liability to the Borrowers for actions taken pursuant to this Article 12, any other provision of this Agreement or any of the Loan Documents so long as the Agent or such Lender shall act reasonably and in good faith.
        Appointment of Receiver. In any action under this Article 12, the Agent shall be entitled during the continuance of an Event of Default to the appointment of a receiver, without notice of any kind whatsoever, to take possession of all or any portion of the Collateral and to exercise such power as the court shall confer upon such receiver.
      Trademark License. Each Borrower hereby grants to the Agent for its benefit as Agent and for the benefit of the Lenders, the nonexclusive right and license to use the trademarks described in the Trademark Assignments for the purposes set forth in Section 12.2(b)(viii) and for the purpose of enabling the Agent to realize on the Collateral and to permit any purchaser of any portion of the Collateral through a foreclosure sale or any other exercise of the Agent's rights and remedies under this Agreement and the other Security Documents to use, sell or otherwise dispose of the Collateral bearing any such trademark. Such right and license is granted free of charge, without the requirement that any monetary payment whatsoever be made to the Borrowers or any other Person by the Lenders or the Agent or any purchaser or purchasers of the Collateral. Each Borrower hereby represents, warrants, covenants and agrees that it presently has, and shall continue to have, the right, without the approval or consent of others, to grant the license set forth in this Section 12.6; and each Borrower hereby consents to the granting of such license by the other Borrowers.

  ASSIGNMENTS

      Successors and Assigns; Participations.
        This Agreement shall be binding upon and inure to the benefit of each Borrower, the Lenders, the Agent, all future holders of the Notes, and their respective successors and assigns, except that no Borrower may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender.
        Each Lender may assign to one or more Eligible Assignees all or a portion of its interests, rights and obligations under this Agreement (including, without limitation, all or a portion of the Loans at the time owing to it and the Notes held by it); provided, however, that (i) each such assignment shall be of a constant, and not a varying, percentage of all the assigning Lender's rights and obligations under this Agreement, (ii) the amount of the Commitment of the assigning Lender that is subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Agent) shall in no event be less than $5,000,000, (iii) in the case of a partial assignment, the amount of the Commitment that is retained by the assigning Lender (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Agent) shall in no event be less than $5,000,000, (iv) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording in the Register an Assignment and Acceptance, together with the Notes subject to such assignment, (v) such assignment shall not, without the consent of the Borrowers, require the Borrowers or any of them to file a registration statement with the Securities and Exchange Commission or apply to or qualify the Loans or the Notes under the blue sky laws of any state, and (vi) the representation contained in Section 13.2 hereof shall be true with respect to any such proposed assignee. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five Business Days after the execution thereof, (x) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder, and (y) the Lender assignor thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement.
        By executing and delivering an Assignment and Acceptance, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, such Lender assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; (ii) such Lender assignor makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrowers or the performance or observance by the Borrowers of any of their obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 6.1(n) and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Agent, such Lender assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.
        The Agent shall maintain a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders and the Commitment Percentage of, and principal amount of the Loans and Letter of Credit Obligations owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive, in the absence of manifest error, and each Borrower, the Agent and the Lenders may treat each person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by any Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.
        Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an Eligible Assignee together with the Notes subject to such assignment, the Agent shall, if such Assignment and Acceptance has been completed and is in the form of Exhibit D, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register, (iii) give prompt notice thereof to the Lenders and the Borrowers, and (iv) promptly deliver a copy of such Acceptance and Assignment to the Borrowers. Within five Business Days after receipt of notice, the Borrowers shall execute and deliver to the Agent in exchange for the surrendered Notes new Notes to the order of such Eligible Assignee in amounts equal to the Commitment Percentage assumed by such Eligible Assignee pursuant to such Assignment and Acceptance and new Notes to the order of the assigning Lender in an amount equal to the Commitment retained by it hereunder. Such new Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of the assigned Notes originally delivered to the assignor Lender. Each surrendered Note or Notes shall be canceled and returned to the Borrowers.
        Each Lender may, without the consent of the Borrowers, sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its commitments hereunder and the Loans owing to it and the Notes held by it); provided, however, that (i) each such participation shall be in an amount not less than $5,000,000, (ii) such Lender's obligations under this Agreement (including, without limitation, its commitments hereunder) shall remain unchanged, (iii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iv) such Lender shall remain the holder of the Notes held by it for all purposes of this Agreement, (v) each Borrower, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement; provided, that such Lender may agree with any participant that such Lender will not, without such participant's consent, agree to or approve any waivers or amendments which would reduce the principal of or the interest rate on any Loans, extend the term or increase the amount of the commitments of such participant, reduce the amount of any fees to which such participant is entitled, extend any scheduled payment date for principal or release Collateral or Guarantor Collateral securing the Loans (other than Collateral or Guarantor Collateral disposed of in accordance with the terms of this Agreement or the Security Documents), and (vi) any such disposition shall not, without the consent of the Borrowers, require any Borrower to file a registration statement with the Securities and Exchange Commission to apply to qualify the Loans or the Notes under the blue sky law of any state. The Lender selling a participation to any bank or other entity that is not an Affiliate of such Lender shall give prompt notice thereof to the Borrowers and the Agent.
        Any Lender may, in connection with any assignment, proposed assignment, participation or proposed participation pursuant to this Section 13.1, disclose to the assignee, participant, proposed assignee or proposed participant, any information relating to the Borrowers furnished to such Lender by or on behalf of the Borrowers (or any of them); provided that, prior to any such disclosure, each such assignee, proposed assignee, participant or proposed participant shall agree with the Borrowers or such Lender (which in the case of an agreement with only such Lender, the Borrowers shall be recognized as third party beneficiaries thereof) to preserve the confidentiality of any confidential information relating to the Borrowers received from such Lender.
      Representation of Lenders. Each Lender hereby represents that it will make each Loan hereunder as a commercial loan for its own account in the ordinary course of its business; provided, however, that subject to Section 13.1 hereof, the disposition of the Notes or other evidence of the Secured Obligations held by any Lender shall at all times be within its exclusive control.

  AGENT

      Appointment of Agent. Each of the Lenders hereby irrevocably designates and appoints FCC as the Agent of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes the Agent, as the agent for such Lender, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Agent by the terms of this Agreement and such other Loan Documents, including, without limitation, to make determinations as to the eligibility of Inventory and Accounts and to adjust the Applicable Percentages (so long as such Applicable Percentages, as adjusted, do not exceed those set forth in the definition thereof), together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement or such other Loan Documents, the Agent shall not have any duties or responsibilities, except those expressly set forth herein and therein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or the other Loan Documents or otherwise exist against the Agent.
      Delegation of Duties. The Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.
      Exculpatory Provisions. Neither the Agent nor any of its trustees, officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (i) liable to any Lender (or any Lender's participants) for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or the other Loan Documents (except for its or such Person's own gross negligence or willful misconduct), or (ii) responsible in any manner to any Lender (or any Lender's participants) for any recitals, statements, representations or warranties made by any Borrower or any officer thereof contained in this Agreement or the other Loan Documents or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or the other Loan Documents or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or the other Loan Documents or for any failure of the Borrowers (or any of them) to perform their respective obligations hereunder or thereunder. The Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement, or to inspect the properties, books or records of any Borrower.
      Reliance by Agent. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrowers), independent accountants and other experts selected by the Agent. The Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless such Note shall have been transferred in accordance with Section 13.1. The Agent shall be fully justified in failing or refusing to take any action under this Agreement and the other Loan Documents unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the Notes in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Notes.
      Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Agent has received notice from a Lender or the Borrowers referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." In the event that the Agent receives such a notice, the Agent shall promptly give notice thereof to the Lenders. The Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided that unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) continue making Revolving Credit Loans to the Borrowers on behalf of the Lenders in reliance on the provisions of Section 4.7 and take such other action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.
      Non-Reliance on Agent and Other Lenders. Each Lender expressly acknowledges that neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Agent hereinafter taken, including any review of the affairs of the Borrowers, shall be deemed to constitute any representation or warranty by the Agent to any Lender. Each Lender represents to the Agent that it has, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrowers and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrowers. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Agent hereunder or by the other Loan Documents, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, financial and other condition or creditworthiness of the Borrowers which may come into the possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.
      Indemnification. The Lenders agree to indemnify the Agent in its capacity as such (to the extent not reimbursed by the Borrowers and without limiting the obligation of the Borrowers to do so), ratably according to their respective Commitment Percentages, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Notes) be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement or the other Loan Documents, or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Agent's gross negligence or willful misconduct or resulting solely from transactions or occurrences that occur at a time after such Lender has assigned all of its interests, rights and obligations under this Agreement pursuant to Section 13.1 or, in the case of a Lender to which an assignment is made hereunder pursuant to Section 13.1, at a time before such assignment. The agreements in this subsection shall survive the payment of the Notes, the Secured Obligations and all other amounts payable hereunder and the termination of this Agreement.
      Agent in Its Individual Capacity. The Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrowers (or any of them) and their respective Subsidiaries as if the Agent were not the Agent hereunder. With respect to its Commitment, the Loans made by it and any Note issued to it, the Agent shall have and may exercise the same rights and powers under this Agreement and the other Loan Documents and is subject to the same obligations and liabilities as and to the extent set forth herein and in the other Loan Documents for any other Lender. The terms "Lenders" or "Required Lenders" or any other term shall, unless the context clearly otherwise indicates, include the Agent in its individual capacity as a Lender or one of the Required Lenders.
      Successor Agent. The Agent may resign as Agent upon ten days' notice to the Lenders. If the Agent shall resign as Agent under this Agreement, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders which successor agent shall be approved by the Borrowers (which approval shall not be unreasonably withheld), whereupon such successor agent shall succeed to the rights, powers and duties of the Agent, and the term "Agent" shall mean such successor agent effective upon its appointment, and the former Agent's rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement or any holders of the Notes. After any retiring Agent's resignation hereunder as Agent, the provisions of Sections 14.7 and 15.14 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.
      Notices from Agent to Lenders. The Agent shall, promptly upon receipt thereof, forward to each Lender copies of any written notices, reports or other information supplied to it by any Borrower (but which the Borrowers are not required to supply directly to the Lenders).

  MISCELLANEOUS

      Notices.
        Method of Communication. Except as specifically otherwise provided in this Agreement or in any of the Loan Documents, all notices and the communications hereunder and thereunder shall be in writing or by telephone, subsequently confirmed in writing. Notices in writing shall be delivered personally or sent by certified or registered mail, postage pre-paid, return receipt requested, or by reputable overnight courier, telex or facsimile transmission and shall be deemed received in the case of personal delivery, when delivered against a receipt therefor, in the case of mailing, when receipted for, in the case of overnight delivery, on the next Business Day after delivery to the courier, and in the case of telex and facsimile transmission, upon transmittal, provided that in the case of notices to the Agent, notice shall be deemed to have been given only when such notice is actually received by the Agent. The Agent may agree to accept, but is not obligated so to agree, notice by electronic mail. A telephonic notice to the Agent, as understood by the Agent, will be deemed to be the controlling and proper notice in the event of a discrepancy with or failure to receive a confirming written notice.
        Addresses for Notices. Notices to any party shall be sent to it at the following addresses, or any other address of which all the other parties are notified in writing:

        If to the Borrowers or the Guarantors: Collins Industries, Inc.
        15 Compound Drive
        Hutchinson, Kansas 67502
        Attn: Chief Financial Officer
        Facsimile No.: (620) 663-1630

        with a copy to:
        (which shall not constitute notice) Blackwell Sanders Peper Martin LLP

        Two Pershing Square
        2300 Main Street
        Suite 1000
        Kansas City, Missouri 64108
        Attn: John Brungardt
        Facsimile No.: (816) 983-9127

        If to the Agent: Fleet Capital Corporation
        300 Galleria Parkway
        Suite 800
        Atlanta, Georgia 30339
        Attn: Loan Administration Manager
        Facsimile No.: (770) 859-2483

        If to a Lender: At the address of such Lender set forth on the signature pages hereof.

        Agent's Office. The Agent hereby designates its office located at 300 Galleria Parkway, Suite 800, Atlanta, Georgia 30339, or any subsequent office which shall have been specified for such purpose by written notice to the Borrowers, as the office to which payments due are to be made and at which Loans will be disbursed.
      Expenses. The Borrowers agree to pay or reimburse on demand all costs and expenses incurred by the Agent or any Lender, including, without limitation, the reasonable fees and disbursements of counsel, in connection with so long as no Default or Event of Default exists and Availability equals or exceeds $3,000,000, one or more field exams during each 12 month period following the Effective Date at the rate of $750 per person per day up to an aggregate amount in any such 12 month period not to exceed $15,000 and at any other times all inspections, verifications, field exams, site visits and other activities associated with monitoring the Collateral or otherwise administering this Agreement, and in either case including, without limitation, travel, meals and lodging expenses of employees of the Agent and any agent of the Agent;
        the negotiation, preparation, execution, delivery, administration, enforcement and termination of this Agreement and each of the other Loan Documents, whenever the same shall be executed and delivered, including, without limitation the out-of-pocket costs and expenses incurred in connection with the administration and interpretation of this Agreement and the other Loan Documents;
          the costs and expenses of appraisals of the Collateral;
          the costs and expenses of lien and title searches and title insurance;
          the costs and expenses of any environmental reports with respect to the Real Estate; and
          taxes, fees and other charges for filing the Financing Statements and continuations and the costs and expenses of taking other actions to perfect, protect, and continue the Security Interests;

        provided, however, that the Borrowers shall not be required to pay the expenses of any Person which becomes a Lender after the Effective Date incurred in connection with such Person's so becoming a Lender;

        the preparation, execution and delivery of any waiver, amendment, supplement or consent by the Agent and the Lenders relating to this Agreement or any of the Loan Documents;
        sums paid or incurred to pay any amount or take any action required of the Borrowers (or any of them) under the Loan Documents that the Borrowers fail to pay or take;
        costs and expenses of forwarding Loan proceeds, collecting checks and other items of payment, and establishing and maintaining each Disbursement Account, Controlled Account and Lockbox;
        costs and expenses of preserving and protecting the Collateral;
        consulting, after the occurrence of a Default, with one or more Persons, including appraisers, accountants, lawyers, environmental and business consultants and other experts, concerning the value of any collateral for the Secured Obligations, the operation of the business of any Borrower or related to the nature, scope or value of any right or remedy of the Agent or any Lender hereunder or under any of the Loan Documents, including any review of factual matters in connection therewith, which expenses shall include the fees and disbursements of such Persons; and
        reasonable costs and expenses paid or incurred to obtain payment of the Secured Obligations, enforce the Security Interests, sell or otherwise realize upon the Collateral, and otherwise enforce the provisions of the Loan Documents, or to prosecute or defend any claim in any way arising out of, related to or connected with, this Agreement or any of the Loan Documents, which expenses shall include the reasonable fees and disbursements of counsel and of experts and other consultants retained by the Agent or any Lender.

      The foregoing shall not be construed to limit any other provisions of the Loan Documents regarding costs and expenses to be paid by the Borrowers. The Borrowers hereby authorize the Agent and the Lenders to debit the Borrowers' Loan Accounts (by increasing the principal amount of the Revolving Credit Loans) in the amount of any such costs and expenses owed by the Borrowers when due.

      Stamp and Other Taxes. The Borrowers will pay, jointly and severally, any and all stamp, registration, recordation and similar taxes, fees or charges and shall indemnify the Agent and the Lenders against any and all liabilities with respect to or resulting from any delay in the payment or omission to pay any such taxes, fees or charges, which may be payable or determined to be payable in connection with the execution, delivery, performance or enforcement of this Agreement and any of the Loan Documents or the perfection of any rights or security interests thereunder, including, without limitation, the Security Interest.
      Setoff. In addition to any rights now or hereafter granted under Applicable Law and not by way of limitation of any such rights, during the continuance of any Event of Default, each Lender, any participant with such Lender in the Loans and each Affiliate of each Lender are hereby authorized by each Borrower at any time or from time to time, without notice to such Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other indebtedness at any time held or owing by any Lender or any Affiliate of any Lender or any participant to or for the credit or the account of such Borrower against and on account of the Secured Obligations irrespective or whether or not the Agent or such Lender shall have made any demand under this Agreement or any of the Loan Documents.
      Litigation. Each Borrower, the Agent and each Lender hereby knowingly, intentionally and voluntarily waive trial by jury in any action or proceeding of any kind or nature in any court in which an action may be commenced by or against any Borrower, the Agent and any such Lender arising out of this Agreement, the Collateral or any assignment thereof or by reason of any other cause or dispute whatsoever between any Borrower and the Agent or any Lender of any kind or nature. Each Borrower, the Agent and the Lenders hereby agree that the federal court of the northern district of Georgia or, at the option of the Agent or any Lender, any court in which the Agent or such Lender shall initiate legal or equitable proceedings and which has subject matter jurisdiction over the matter in controversy, shall have nonexclusive jurisdiction to hear and determine any claims or disputes between such Borrower and the Agent or such Lender, pertaining directly or indirectly to this Agreement or the Loan Documents or to any matter arising therefrom. Each Borrower expressly submits and consents in advance to such jurisdiction in any action or proceeding commenced in such courts, hereby waiving personal service of the summons and complaint, or other process or papers issued therein and agreeing that service of such summons and complaint or other process or papers may be made by registered or certified mail addressed to such Borrower at the address of such Borrower set forth in Section 15.1. Should such Borrower fail to appear or answer any summons, complaint, process or papers so served within thirty (30) days after the mailing thereof, it shall be deemed in default and an order and/or judgment may be entered against it as demanded or prayed for in such summons, complaint, process or papers. The nonexclusive choice of forum set forth in this Section shall not be deemed to preclude the enforcement of any judgment obtained in such forum or the taking of any action under this Agreement to enforce same in any appropriate jurisdiction.
      Waiver of Rights. Each Borrower hereby knowingly, intentionally and voluntarily waives all rights which such Borrower has under Chapter 14 of Title 44 of the Official Code of Georgia or under any similar provision of Applicable Law to notice and to a judicial hearing prior to the issuance of a writ of possession entitling the Agent or any Lender, or the successors and assigns of the Agent or such Lender to possession of the Collateral upon an Event of Default. Without limiting the generality of the foregoing and without limiting any other right which the Agent or the Lenders may have, each Borrower consents that if the Agent or any Lender files a petition for an immediate writ of possession in compliance with Sections 44-14-261 and 44-14-262 of the Official Code of Georgia or under any similar provision of Applicable Law, and this waiver or a copy hereof is alleged in such petition and attached thereto, the court before which such petition is filed may dispense with all rights and procedures herein waived and may issue forthwith an immediate writ of possession in accordance with Chapter 14 of Title 44 of the Official Code of Georgia or in accordance with any similar provision of Applicable Law, without the necessity of an accompanying bond as otherwise required by Section 44-14-263 of the Official Code of Georgia or by any similar provision under Applicable Law. Each Borrower hereby acknowledges that it has read and fully understands the terms of this waiver and the effect hereof. Such waiver shall not in any way effect each Borrower's right to challenge the Agent's or Lenders' right to such possession under this Agreement or waive any claims of a Borrower for wrongful seizure or damages therefor.
      Consent to Advertising and Publicity. With the prior written consent of the Borrowers, which consent shall not be unreasonably withheld, the Agent, on behalf of the Lenders, may issue and disseminate to the public information describing the credit accommodation entered into pursuant to this Agreement, including the names and addresses of the Borrowers, the amount, interest rate, maturity, collateral and a general description of the Borrowers' business(es).
      Reversal of Payments. The Agent and each Lender shall have the continuing and exclusive right to apply, reverse and re-apply any and all payments to any portion of the Secured Obligations in a manner consistent with the terms of this Agreement. To the extent any Borrower makes a payment or payments to the Agent, for the account of the Lenders, or any Lender receives any payment or proceeds of the Collateral or Guarantor Collateral for any Borrower's benefit, which payment(s) or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the Secured Obligations or part thereof intended to be satisfied shall be revived and continued in full force and effect, as if such payment or proceeds had not been received by the Agent or such Lender.
      Injunctive Relief. Each Borrower recognizes that, in the event such Borrower fails to perform, observe or discharge any of its obligations or liabilities under this Agreement, any remedy at law may prove to be inadequate relief to the Agent and the Lenders; therefore, each Borrower agrees that if any Event of Default shall have occurred and be continuing, the Agent and the Lenders, if the Agent or any Lender so requests, shall be entitled to temporary and permanent injunctive relief without the necessity of proving actual damages.
      Accounting Matters. All financial and accounting calculations, measurements and computations made for any purpose relating to this Agreement, including, without limitation, all computations utilized by any Borrower to determine whether it is in compliance with any covenant contained herein, shall, unless this Agreement otherwise provides or unless the Required Lenders shall otherwise consent in writing, be performed in accordance with GAAP.
      Amendments.
        Except as set forth in subsection (b) below, any term, covenant, agreement or condition of this Agreement or any of the Loan Documents may be amended or waived, and any departure therefrom may be consented to by the Required Lenders, if, but only if, such amendment, waiver or consent is in writing signed by the Required Lenders and, in the case of an amendment (other than an amendment described in Section 15.11(d)), by the Borrowers, and in any such event, the failure to observe, perform or discharge any such term, covenant, agreement or condition (whether such amendment is executed or such waiver or consent is given before or after such failure) shall not be construed as a breach of such term, covenant, agreement or condition or as a Default or an Event of Default. Unless otherwise specified in such waiver or consent, a waiver or consent given hereunder shall be effective only in the specific instance and for the specific purpose for which given. In the event that any such waiver or amendment is requested by a Borrower, the Agent and the Lenders may require and charge a fee in connection therewith and consideration thereof in such amount as shall be determined by the Agent and the Required Lenders in their discretion.
        Except as otherwise set forth in this Agreement, without the prior unanimous written consent of the Lenders, no amendment, consent or waiver shall affect the amount or extend the time of the obligation of the Lenders to make Loans or extend the originally scheduled time or times of payment of the principal of any Loans or alter the time or times of payment of interest on any Loans or the amount of the principal thereof or the rate of interest thereon or the amount of any commitment fee payable hereunder or permit any subordination of the principal or interest on such Loan, permit the subordination of the Security Interests in any material Collateral or Guarantor Collateral or amend the provisions of Article 12 or of this Section 15.11(b), no material Collateral or Guarantor Collateral shall be released by the Agent other than as specifically permitted in this Agreement, and except to the extent expressly provided herein, the definitions "Borrowing Base" and "Required Lenders" shall not be amended;

        provided, however, that anything herein to the contrary notwithstanding, the Required Lenders shall have the right to waive any Default or Event of Default and the consequences hereunder of such Default or Event of Default and shall have the right to enter into an agreement with the Borrowers providing for the forbearance from the exercise of any remedies provided hereunder or under the other Loan Documents without waiving any Default or Event of Default, and no Lender shall be excused from its obligations to make Loans hereunder in the event of any such waiver or forbearance.

        The making of Loans hereunder by the Lenders during the existence of a Default or Event of Default shall not be deemed to constitute a waiver of such Default or Event of Default.
        Notwithstanding any provision of this Agreement or the other Loan Documents to the contrary, no consent, written or otherwise, of the Borrowers shall be necessary or required in connection with any amendment to Article 14 or Section 4.7, and any amendment to such provisions shall be effected solely by and among the Agent and the Lenders, provided that no such amendment shall impose any obligation on any Borrower.
      Assignment. All the provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrowers may not assign or transfer any of their rights under this Agreement.
      Performance of Borrowers' Duties.
        The Borrowers' obligations under this Agreement and each of the Loan Documents shall be performed by the Borrowers at their sole cost and expense.
        If a Borrower shall fail to do any act or thing which it has covenanted to do under this Agreement or any of the Loan Documents, the Agent, on behalf of the Lenders, may (but shall not be obligated to) do the same or cause it to be done either in the name of the Agent or the Lenders or in the name and on behalf of such Borrower, and each Borrower hereby irrevocably authorizes the Agent so to act.
      Indemnification. Each Borrower agrees to reimburse the Agent and the Lenders for all costs and expenses, including reasonable counsel fees and disbursements, incurred, and to indemnify, defend and hold the Agent and the Lenders harmless from and against all losses suffered, by the Agent or any Lender in connection with the exercise by the Agent or any Lender of any right or remedy granted to it under this Agreement or any of the Loan Documents, any claim, and the prosecution or defense thereof, arising out of or in any way connected with this Agreement or any of the Loan Documents, and the collection or enforcement of the Secured Obligations or any of them,

      other than such costs, expenses and liabilities arising out of the Agent's or any Lender's gross negligence or willful misconduct.

      All Powers Coupled with Interest. All powers of attorney and other authorizations granted to the Agent and the Lenders and any Persons designated by the Agent or the Lenders pursuant to any provisions of this Agreement or any of the Loan Documents shall be deemed coupled with an interest and shall be irrevocable so long as any of the Secured Obligations remain unpaid or unsatisfied.
      Survival. Notwithstanding any termination of this Agreement, until all Secured Obligations have been irrevocably paid in full or otherwise satisfied, the Agent, for the benefit of the Lenders, shall retain its Security Interest and shall retain all rights under this Agreement and each of the Security Documents with respect to such Collateral as fully as though this Agreement had not been terminated, the indemnities to which the Agent and the Lenders are entitled under the provisions of this Article 15 and any other provision of this Agreement and the Loan Documents shall continue in full force and effect and shall protect the Agent and the Lenders against events arising after such termination as well as before, and in connection with the termination of this Agreement and the release and termination of the Security Interest, the Agent, on behalf of itself as agent and the Lenders, may require such assurances and indemnities as it shall reasonably deem necessary or appropriate to protect the Agent and the Lenders against loss on account of such release and termination, including, without limitation, with respect to credits previously applied to the Secured Obligations that may subsequently be reversed or revoked.
      Titles and Captions. Titles and captions of Articles, Sections and subsections in this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement.
      Severability of Provisions. Any provision of this Agreement or any Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.
      Governing Law. This Agreement, the Notes and the other Loan Documents (subject to express provisions to the contrary contained therein) shall be construed in accordance with and governed by the law (other than the conflict of laws provisions thereof) of the State of Georgia, except that the provisions of the first sentence of Section 15.5 shall be governed by the laws of the forum state.
      Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and shall be binding upon all parties, their successors and assigns, and all of which taken together shall constitute one and the same agreement.
      Reproduction of Documents. This Agreement, each of the Loan Documents and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by the Agent or any Lender, and (c) financial statements, certificates and other information previously or hereafter furnished to the Agent or any Lender, may be reproduced by the Agent or such Lender by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and such Person may destroy any original document so produced. Each party hereto stipulates that, to the extent permitted by Applicable Law, any such reproduction shall be as admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original shall be in existence and whether or not such reproduction was made by the Agent or such Lender in the regular course of business), and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.
      Term of Agreement. This Agreement shall remain in effect from the Agreement Date through the Termination Date and thereafter until all Secured Obligations shall have been irrevocably paid and satisfied in full. No termination of this Agreement shall affect the rights and obligations of the parties hereto arising prior to such termination.
      Increased Capital. If any Lender shall have determined that the adoption of any applicable law, rule, regulation, guideline, directive or request (whether or not having force of law) regarding capital requirements for banks or bank holding companies, or any change therein or in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by such Lender with any of the foregoing, imposes or increases a requirement by such Lender to allocate capital resources to such Lender's Commitment to make Loans hereunder which has or would have the effect of reducing the return on such Lender's capital to a level below that which such Lender could have achieved (taking into consideration such Lender's then-existing policies with respect to capital adequacy and assuming full utilization of such Lender's capital) but for such adoption, change or compliance by any amount deemed by such Lender to be material: (i) such Lender shall promptly after its determination of such occurrence give notice thereof to the Borrowers and the Agent; and (ii) the Borrowers shall pay, jointly and severally, to such Lender as an additional fee from time to time on demand such amount as such Lender certifies to be the amount that will compensate it for such reduction. A certificate of such Lender claiming compensation under this Section 15.23 shall be conclusive in the absence of manifest error. Such certificate shall set forth the nature of the occurrence giving rise to such compensation, the additional amount or amounts to be paid to it hereunder and the method by which such amounts were determined. In determining such amount, such Lender may use any reasonable averaging and attribution methods.
      Pro-Rata Participation.
        Each Lender agrees that
          if it or any of its Affiliates shall exercise any right of counterclaim, set-off, banker's lien or similar right, or if under any applicable bankruptcy, insolvency or other similar law it receives a secured claim the security for which is a debt owed by it to any Borrower, it shall apportion the amount thereof, on a pro rata basis, between (A) amounts at the time owed to it by the Borrowers under this Agreement, and (B) amounts otherwise owed to it by such Borrower, and if, as a result of the exercise of a right or the receipt of a secured claim and the apportionment thereof described in clause (i) of this Section 15.24(a) or otherwise, it shall receive payment of a proportion of the aggregate amount of principal and interest due with respect to the Secured Obligations owed to it under this Agreement greater than the proportion of such amounts then received by any other Lender, such Lender shall purchase a participation (which it shall be deemed to have purchased simultaneously upon the receipt of such payment) in the Secured Obligations then held by the other Lenders so that all such recoveries of principal and interest with respect to all Secured Obligations owed to each Lender shall be pro rata on the basis of its respective amount of the Secured Obligations owed to all Lenders, provided that if all or part of such proportionately greater payment received by such purchasing Lender is thereafter recovered by or on behalf of such Borrower from such Lender, such purchase shall be rescinded and the purchase price paid for such participation shall be returned to such Lender to the extent of such recovery, but without interest.
        Each Lender that receives such a secured claim shall exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this Section 15.24 to share in the benefits of any recovery on such secured claim.
        Each Borrower expressly consents to the foregoing arrangements and agrees that any holder of a participation in any Secured Obligation so purchased or otherwise acquired may exercise any and all rights of banker's lien, set-off or counterclaim with respect to any and all monies owing by such Borrower to such holder as fully as if such holder were a holder of such Secured Obligation in the amount of the participation held by such holder.
      Final Agreement. THIS AGREEMENT, TOGETHER WITH ALL OTHER WRITTEN AGREEMENTS BETWEEN THE BORROWERS, THE LENDERS AND THE AGENT IS THE FINAL EXPRESSION OF THE LOAN AGREEMENT BETWEEN THE BORROWERS, THE LENDERS AND THE AGENT, AND SUCH WRITTEN LOAN AGREEMENT MAY NOT BE CONTRADICTED BY EVIDENCE OF ANY PRIOR ORAL LOAN AGREEMENT OR OF A CONTEMPORANEOUS ORAL LOAN AGREEMENT BETWEEN THE BORROWERS, THE LENDERS AND THE AGENT.

NON-STANDARD TERMS; NO UNWRITTEN ORAL AGREEMENTS. ANY ADDITIONAL NON-STANDARD TERMS OF THE LOAN AGREEMENT BETWEEN THE BORROWERS, THE LENDERS AND THE AGENT, INCLUDING REDUCTION TO WRITING OF A PREVIOUS ORAL LOAN AGREEMENT BETWEEN THE BORROWERS, THE LENDERS AND THE AGENT, ARE SET FORTH IN THE SPACE BELOW (IF NONE, WRITE "NONE"):

NONE

NO UNWRITTEN LOAN AGREEMENT BETWEEN THE BORROWERS, THE LENDERS AND THE AGENT EXISTS.

Acknowledgment by the Borrowers (Initials):

Collins Industries, Inc. _____

Collins Bus Corporation _____

Wheeled Coach Industries, Inc. _____

Capacity of Texas, Inc. _____

Mobile-Tech Corporation _____

World Trans, Inc. _____

Brutzer Corporation _____

Mid Bus, Inc. _____

Mobile Products, Inc. _____

Acknowledgment by the Lenders (Initials):

Fleet Capital Corporation _____

Acknowledgment by the Agent (Initials):

Fleet Capital Corporation _____

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers in several counterparts all as of the day and year first written above.

BORROWERS: COLLINS INDUSTRIES, INC. By: /s/ Larry W. Sayre Larry W. Sayre Vice President of Finance and Chief Financial Officer

COLLINS BUS CORPORATION By: /s/ Larry W. Sayre Larry W. Sayre Vice President of Finance and Chief Financial Officer

WHEELED COACH INDUSTRIES, INC. By: /s/ Larry W. Sayre Larry W. Sayre Vice President of Finance and Chief Financial Officer

CAPACITY OF TEXAS, INC. By: /s/ Larry W. Sayre Larry W. Sayre Vice President of Finance and Chief Financial Officer

MOBILE-TECH CORPORATION By: /s/ Larry W. Sayre Larry W. Sayre Vice President of Finance and Chief Financial Officer

WORLD TRANS, INC. By: /s/ Larry W. Sayre Larry W. Sayre Vice President of Finance and Chief Financial Officer

BRUTZER CORPORATION By: /s/ Larry W. Sayre Larry W. Sayre Vice President of Finance and Chief Financial Officer

MID BUS, INC. By: /s/ Larry W. Sayre Larry W. Sayre Vice President of Finance and Chief Financial Officer

MOBILE PRODUCTS, INC. By: /s/ Larry W. Sayre Larry W. Sayre Vice President of Finance and Chief Financial Officer

AGENT: FLEET CAPITAL CORPORATION, as Agent By: Name: Title: Address: 300 Galleria Parkway Suite 800 Atlanta, Georgia 30339 Attn: Loan Administrator Manager Facsimile No.: (770) 859-2483

LENDERS: FLEET CAPITAL CORPORATION By: Name: Title: Address: 300 Galleria Parkway Suite 800 Atlanta, Georgia 30339 Attn: Loan Administrator Manager Facsimile No.: (770) 859-2483